Exhibit 10.1

Execution Copy

AMENDMENT NO. 2
TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of December 19, 2014 (this “Amendment”), to the Credit Agreement, dated as of September 28, 2011 (as amended by Amendment No. 1 to Credit Agreement, dated as of August 15, 2013, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among INGRAM MICRO INC., a Delaware corporation (“Micro”), INGRAM MICRO COORDINATION CENTER BVBA, a company organized under the laws of The Kingdom of Belgium (“Coordination Center”) and INGRAM MICRO LUXEMBOURG S.à r.l, a private limited liability company organized and existing under the laws of the Grand-Duchy of Luxembourg (“Ingram Lux”, and together with Micro and Coordination Center, the “Borrowers”), the various financial institutions parties thereto (the “Lenders”), The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and certain other financial institutions party thereto and hereto.

WITNESSETH :

WHEREAS, the Borrowers have requested that certain terms of the Existing Credit Agreement be amended as set forth below (the Existing Credit Agreement, after giving effect to the terms of this Amendment, being referred to as the “Credit Agreement”) and, in connection therewith, have requested that certain new Lenders (each, an “Additional Lender”) join the Credit Agreement as Lenders party thereto; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders constituting 100% of the Lenders under the Existing Credit Agreement have agreed to amend the Existing Credit Agreement as set forth herein and each Additional Lender has agreed to become a Lender from and after the Second Amendment Effective Date by its execution and delivery of this Amendment;

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

PART I
DEFINITIONS

SUBPART 1.1. Definitions.  Unless defined herein or the context otherwise requires, terms used in this Amendment, including the preamble and recitals, have the meanings ascribed thereto in the Existing Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

SUBPART 2.1. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:

double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto.

PART III
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1. Closing Date.  This Amendment (but for the avoidance of doubt, not the amendment to the Existing Credit Agreement pursuant to Subpart 2.1 hereof) shall become effective on the date (the “Second Amendment Closing Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrowers, 100% of the Lenders under the Existing Credit Agreement, each Additional Lender and itself, or such condition shall have been waived.

SUBPART 3.2. Effective Date.  The amendment to the Existing Credit Agreement pursuant to Subpart 2.1 hereof shall become effective on the date (the “Second Amendment Effective Date”) when: (i) the Second Amendment Closing Date shall have occurred, (ii) January 5, 2015 shall have occurred and (iii) the Administrative Agent shall have received the following:

(a) written consents in form satisfactory to the Administrative Agent duly executed and delivered by each of the Guarantors, reaffirming the Guaranties;

(b) such certificates and resolutions of each Initial Borrower and each Additional Guarantor evidencing such Initial Borrower’s and such Additional Guarantor’s, as applicable, approval of or consent to this Amendment (or, in the case of the Additional Guarantors party to the Credit Agreement prior to the date hereof, a certificate certifying that there have been no changes to such documents since the previous versions delivered), in each case as the Administrative Agent may reasonably require;

(c) a certificate of a responsible officer of Micro stating that both before and after giving effect to the terms hereof, the following statements shall be true and correct:  (A) the representations and warranties contained in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.8) and in the other Loan Documents shall be true and correct with the same effect as if made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule: (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor, or any of its Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document; and (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect; (C) no Default shall have occurred and be continuing, and no Obligor, nor any of its Subsidiaries, shall be in

2

violation of any law or governmental regulation or court order or decree which, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect; and (D) no Change in Control shall have occurred;

(d) opinions of counsel consistent with the opinions delivered on the Effective Date and the First Amendment Effective Date, dated as of the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, from:

i.	Lily Hughes, Vice President & Associate General Counsel – Corporate of Micro;

ii.	Davis Polk & Wardwell LLP, special New York counsel to Micro; and

iii.	Baker & McKenzie LLC, special Luxembourg counsel to Ingram Lux;

(e) all fees required to be paid to the Administrative Agent and all expenses, including all reasonable fees and expenses of Mayer Brown LLP, counsel to the Administrative Agent, for which reasonably detailed invoices have been presented on or before the Second Amendment Effective Date;

(f) to the extent reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Second Amendment Effective Date, documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Act; and

(g) written notice from Micro specifying the withdrawal of Coordination Center as a Borrower under and for all purposes of the Credit Agreement and confirming that there are no outstanding Loans or Letters of Credit (in the case of Letters of Credit that have not been Cash Collateralized) to Coordination Center as of the date of such notice.

SUBPART 3.2.2. Satisfactory Legal Form.  All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel.  The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request.

The Administrative Agent shall promptly notify the Borrowers and the Lenders when the foregoing conditions have been satisfied and when each of the Second Amendment Closing Date and the Second Amendment Effective Date, as applicable, has occurred, and such notice shall be conclusive and binding on all parties to the Credit Agreement.

3

PART IV
MISCELLANEOUS PROVISIONS

SUBPART 4.1. Loan Document pursuant to Existing Credit Agreement.  This Amendment is a Loan Document pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.  Upon and after the Second Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as modified by this Amendment.

SUBPART 4.2. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.3. Limited Amendments.  The foregoing amendments shall be limited precisely as written and in no event shall be deemed to constitute an amendment of any other term, provision or condition of the Existing Credit Agreement or any other Loan Document or prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.  In furtherance of the foregoing, except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement shall remain unchanged and shall continue to be in full force and effect in accordance with their respective terms.

SUBPART 4.4. Governing Law; Entire Agreement.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

SUBPART 4.5. Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SUBPART 4.6. Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereunder.

4

EXECUTED as of the date first stated in this Amendment to Credit Agreement.

INGRAM MICRO INC., as a Borrower and a Guarantor

By:	/s/ William D. Humes
	Name:	William D. Humes
	Title:	Chief Financial Officer

Address:
1600 E. St. Andrew Place
Santa Ana, CA 92705

Facsimile No.: 714.566.7873

Attention: Erik Smolders

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

INGRAM MICRO COORDINATION CENTER, BVBA, as exiting Borrower

By:	/s/ Karel Everaet
	Name:	Karel Everaet
	Title:	Manager

Address:
Luchthavenlaan 25A
Vilvoorde, Belgium 1800

Facsimile No.: 011.32.2.254.9612

Attention: Karel Everaet

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

INGRAM MICRO LUXEMBOURG S.À R.L., as a Borrower

By:	/s/ Erik Smolders
	Name:	Erik Smolders
	Title:	Manager

Address:
20, rue Eugène Ruppert
L-2453 Luxembourg

Facsimile No.:

Attention: Erik Smolders

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

THE BANK OF NOVA SCOTIA, as the Administrative Agent and a Lender

By:	/s/ Eugene Dempsey
	Name:	Eugene Dempsey
	Title:	Director Corporate Banking

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeannette T. Lu
	Name:	Jeannette T. Lu
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Lillian Kim
	Name:	Lillian Kim
	Title:	Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Patricia Boussaroque
	Name:	Patricia Boussaroque
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

BNP PARIBAS, as a Lender

By:	/s/ Nicole Rodriguez
	Name:	Nicole Rodriguez
	Title:	Vice President

By:	/s/ Nicolas Rabier
	Name:	NICOLAS RABIER
	Title:	Managing Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul L. Hatton
	Name:	Paul L. Hatton
	Title:	Managing Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

WESTPAC BANKING CORPORATION, as a Lender

By:	/s/ Richard Yarnold		12/19/2014
	Name:	Richard Yarnold
	Title:	Senior Relationship Manager Corporate & Institutional Banking

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matt Scullin
	Name:	Matt Scullin
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Deborah Lee
	Name:	Deborah Lee
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

SCOTIABANK EUROPE plc, as a Lender

By:	/s/ John O’Connor
	Name:	/s/ John O’Connor
	Title:	Head of Credit Risk Control

By:	/s/ Steve Caller
	Name:	Steve Caller
	Title:	Manager, Credit Risk Control

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

DBS BANK LTD., LOS ANGELES AGENCY, as an Additional Lender

By:	/s/ Thomas McCabe
	Name:	Thomas McCabe
	Title:	Country Head

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

STANDARD CHARTERED BANK, as an Additional Lender

By:	/s/ Felipe Macia
	Name:	FELIPE MACIA A2789
	Title:	MANAGING DIRECTOR SYNDICATIONS, AMERICAS

By:	/s/ Hsing H. Huang
	Name:	HSING H. HUANG
	Title:	ASSOCIATE DIRECTOR STANDARD CHARTERED BANK NY

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as an Additional Lender

By:	/s/ Nurys Maleki
	Name:	NURYS MALEKI
	Title:	Director

By:	/s/ Mauricio Benitez
	Name:	Mauricio Benitez
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as an Additional Lender

By:	/s/ Rolf Siebert
	Name:	Rolf Siebert
	Title:	Executive Director

By:	/s/ Matthew DeCarlo
	Name:	Matthew DeCarlo
	Title:	Senior Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

DANSKE BANK A/S, as an Additional Lender

By:	/s/ Merete Ryvald-Christensen
	Name:	Merete Ryvald-Christensen
	Title:	Chief Loan Manager

/s/ Christian Roed Christensen
Christian Roed Christensen
Senior Loan Manager

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

ING BANK N.V. – DUBLIN BRANCH, as an Additional Lender

By:	/s/ Pádraig Matthews
	Name:	Pádraig Matthews
	Title:	Vice President

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

SUNTRUST BANK, as an Additional Lender

By:	/s/ Min Park
	Name:	Min Park
	Title:	Vice President

One of Several Signature Pages to
Amendment to Credit Agreement
Ingram Micro/Amendment to Credit
Agreement

Exhibit A

Credit Agreement Conformed to Include Amendment No. 1 dated as of August 15, 2013 and Amendment No. 2 dated as of December 19, 2014

US $~~940,000,000~~1,500,000,000

CREDIT AGREEMENT1

dated as of September 28, 2011,

among

INGRAM MICRO INC.,
as an Initial Borrower and Guarantor,

~~INGRAM MICRO COORDINATION CENTER BVBA,~~
~~as an Initial Borrower,~~

INGRAM MICRO LUXEMBOURG S.à r.l,
as an Initial Borrower,

CERTAIN FINANCIAL INSTITUTIONS,
as the Lenders,

BANK OF AMERICA, N.A.,
BNP PARIBAS,
THE ROYAL BANK OF SCOTLAND ~~plc~~PLC,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., and
~~UNION~~
HSBC BANK~~, N.A.,~~ USA, NATIONAL ASSOCIATION
as the Co-Syndication Agents for the Lenders

and

THE BANK OF NOVA SCOTIA,
as the Administrative Agent for the Lenders

As arranged by

THE BANK OF NOVA SCOTIA,
BNP PARIBAS SECURITIES CORP.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
RBS SECURITIES INC. ~~and~~
~~UNION BANK, N.A~~,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and
HSBC SECURITIES (USA) INC.
as the Joint Lead Arrangers and
Co-Bookrunners

1 As amended by Amendment No. 1 dated as of August 15, ~~2013.~~2013 and Amendment No. 2 dated as of December 19, 2014.

Ingram Micro/Credit Agreement

Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS

ARTICLE II	COMMITMENTS, ETC

SECTION 2.1	Commitments	33
SECTION 2.2	Reductions of the Commitment Amounts	34
SECTION 2.3	Ineligible Currencies	35
SECTION 2.4	Designated Additional Loans	35

ARTICLE III	PROCEDURES FOR CREDIT EXTENSIONS

SECTION 3.1	Borrowing Procedures	36
SECTION 3.2	Letter of Credit Issuance Procedures	38
SECTION 3.3	Amendment and Extension	42

ARTICLE IV	PRINCIPAL, INTEREST, AND FEE PAYMENTS

SECTION 4.1	Loan Accounts, Notes, Payments, and Prepayments	43
SECTION 4.2	Interest Provisions	45
SECTION 4.3	Fees	47
SECTION 4.4	Rate and Fee Determinations	49

ARTICLE V	CERTAIN PAYMENT PROVISIONS

i

(continued)

Page

SECTION 5.17	Termination of Defaulting Lender	64

ARTICLE VI	CONDITIONS TO MAKING CREDIT EXTENSIONS AND ACCESSION OF ACCEDING BORROWERS AND WITHDRAWAL OF BORROWERS

SECTION 6.1	Initial Credit Extension	64
SECTION 6.2	All Credit Extensions	66
SECTION 6.3	Acceding Borrowers	67
SECTION 6.4	Withdrawing Borrowers	69

ARTICLE VII	REPRESENTATIONS AND WARRANTIES

ARTICLE VIII	COVENANTS

SECTION 8.1	Affirmative Covenants	74
SECTION 8.2	Negative Covenants	79

ARTICLE IX	EVENTS OF DEFAULT

SECTION 9.1	Listing of Events of Default	85
SECTION 9.2	Action if Bankruptcy	88
SECTION 9.3	Action if Other Event of Default	88
SECTION 9.4	Cash Collateral	88

ARTICLE X	AGENTS

SECTION 10.1	Authorization and Actions	88
SECTION 10.2	Funding Reliance, etc	89

(continued)

Page

ARTICLE XI	MISCELLANEOUS PROVISIONS

SCHEDULES AND EXHIBITS

Schedule IA	-	Lender Commitment Schedule
Schedule I	-	Disclosure Schedule
	-	Item 7.8
	-	Item 7.9
	-	Item 7.11
	-	Item 7.12
	-	Item 8.2.1(a)(ii)
	-	Item 8.2.2(a)
Schedule II	-	Existing Letters of Credit

Exhibit A-1	-	Revolving Note
Exhibit A-2	-	Swing Line Note
Exhibit B	-	Borrowing Request
Exhibit C	-	Issuance Request
Exhibit D	-	Continuation Notice
Exhibit E	-	Compliance Certificate
Exhibit F	-	Effective Date Certificate
Exhibit G	-	Intra-Group Agreement
Exhibit H	-	Micro Guaranty
Exhibit I	-	Additional Guaranty
Exhibit J	-	Lender Assignment Agreement
Exhibit K	-	Opinion of the Senior Corporate Counsel of Micro
Exhibit L	-	Opinion of Special New York counsel to Micro
Exhibit M	-	Opinion of Special Belgian counsel to Coordination Center
Exhibit N	-	Accession Request and Acknowledgment

 Ingram Micro/Credit Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is among:

•	INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States of America (“Micro”);

~~•~~	~~INGRAM MICRO COORDINATION CENTER BVBA, a company organized and existing under the laws of The Kingdom of Belgium (“~~Coordination Center~~”);~~

•
INGRAM MICRO LUXEMBOURG S.à r.l, a private limited liability company organized and existing under the laws of the Grand-Duchy of Luxembourg (“Ingram Lux”, and together with Micro ~~and Coordination Center~~, the “Initial Borrowers”);

•
THE BANK OF NOVA SCOTIA (“Scotiabank”), BANK OF AMERICA, N.A. (“BOA”), BNP PARIBAS (“BNP”), THE ROYAL BANK OF SCOTLAND plc (“RBS”), ~~UNION BANK, N.A. (“~~UnionTHE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”), HSBC Bank USA, National Association (“HSBC”) and all other financial institutions party hereto (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Revolving Loan as permitted by Section 5.6 as a signatory or otherwise, collectively, the “Lenders”); and

•
SCOTIABANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and BOA, BNP, RBS, BTMU and ~~Union~~HSBC, as co-syndication agents for the Lenders (in such capacity, the “Syndication Agents” and, collectively with the Administrative Agent, the “Agents”).

WHEREAS, Micro and its Subsidiaries (such capitalized term and all other capitalized terms used herein having the meanings provided in Section 1.1) are engaged primarily in the business of the wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling, distribution and service activities; and

WHEREAS, Micro wishes to obtain for itself~~, Coordination Center~~ and Ingram Lux, as Initial Borrowers, Commitments from all the Lenders for Credit Extensions to be made prior to the Commitment Termination Date in an aggregate amount in any Available Currency, not to exceed the Total Commitment Amount at any one time outstanding, such Credit Extensions being available in accordance with the term of this Agreement as Revolving Loans, Swing Line Loans and Letters of Credit; and

WHEREAS, Micro is willing to guarantee all Obligations of each other Obligor; and

WHEREAS, each Initial Additional Guarantor is, as of the Effective Date, a Material Subsidiary and, consistent with Section 8.1.8(b), is required to, and is willing to, guarantee all Obligations of each other Obligor; and

WHEREAS, the Lenders are willing, pursuant to and in accordance with the terms of this Agreement, to extend severally Commitments to make, from time to time prior to the Commitment

Ingram Micro/Credit Agreement

Termination Date, Credit Extensions in an aggregate amount at any time outstanding not to exceed the excess of the Total Commitment Amount over the then Outstanding Credit Extensions; and

WHEREAS, the proceeds of the Credit Extensions will be used to refinance Indebtedness outstanding under the Predecessor Credit Agreements and for general corporate purposes (including, working capital and, so long as the relevant Borrower has complied with Section 8.2.7, Acquisitions) of each Borrower and its Subsidiaries;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency, of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1  Defined Terms.  The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acceding Borrower” is defined in Section 6.3.

“Acceding Borrower Effective Date” is defined in Section 6.3.

“Acceding Borrower Sub-Facility” is defined in Section 6.3.

“Acceding Borrower Sub-Facility Reallocation” is defined in Section 6.3.

“Accession Request and Acknowledgment” means a request for accession duly completed and executed by an Authorized Person of the applicable Acceding Borrower and acknowledged by an Authorized Person of each Guarantor, substantially in the form of Exhibit N attached hereto.

“Acquired Existing Debt and Liens” means, for a period of 180 days following the acquisition or merger of a Person by or into Micro or any of its Subsidiaries or the acquisition of a business unit of a Person or the assets of a Person or business unit of a Person by Micro or any of its Subsidiaries, the Indebtedness and Liens of that Person or business unit that (a) were not incurred in connection with that acquisition or merger and do not constitute any refinancing of Indebtedness so incurred and (b) were in existence at the time of that acquisition or merger.

“Acquisition” means any transaction, or any series of related transactions, by which Micro and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors of such Person or (c) otherwise acquires control of a more than 50% ownership interest in any Person.

“Act” is defined in Section 11.18.

Ingram Micro/Credit Agreement

“Additional Commitment Date” is defined in Section 2.4.

“Additional Commitment Lender” is defined in Section 2.4.

“Additional Guarantor” means each Initial Additional Guarantor and each other Subsidiary of Micro as shall from time to time become a Guarantor in accordance with Section 8.1.8.

“Additional Guaranty” means a guaranty, substantially in the form of the Exhibit I attached hereto, duly executed and delivered by an Authorized Person of each Additional Guarantor, as amended, supplemented, restated, or otherwise modified from time to time.

“Additional Permitted Liens” means, as of any date (a) Liens securing Indebtedness and not described in clauses (a) through (m) of Section 8.2.2, but only to the extent that (i) the sum of the Amount of Additional Liens on that date plus the amount of cash and cash equivalents or investments subject to Liens permitted by clause (c) of this definition on that date does not exceed 10% of Consolidated Tangible Assets on that date and, (ii) the Borrowers are otherwise in compliance with Section 8.2.1(b)(i), (b) Liens constituting Acquired Existing Debt and Liens on that date and (c) Liens on cash and cash equivalents or investments (and the deposit or other accounts to which such cash and cash equivalents and investments are credited) securing obligations under any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging agreement but only to the extent that the sum of the Amount of Additional Liens on that date plus the amount of such cash and cash equivalents or investments on that date does not exceed 10% of Consolidated Tangible Assets on that date.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote, in the case of any Lender Party, 10% or more or, in the case of any other Person, 35% or more, of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) in the case of any Lender Party or any other Person, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Transaction” is defined in Section 8.2.6.

“Agents” is defined in the preamble.

“Agreement”  means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to (i) in the case of Loans denominated in Dollars, the highest of:  (a)  the Base Rate in effect on such day; (b)  the Federal

Ingram Micro/Credit Agreement

Funds Rate in effect on such day plus ½ of 1%; and (c) the one-month LIBO Rate; (ii) in the case of Loans denominated in Sterling, the Sterling Base Rate; (iii) in the case of Loans denominated in Euro, the Euro Base Rate; and (iv) in the case of Loans denominated in a currency other than Dollars, Sterling or Euro, the comparable rate for such currency, as reasonably determined by the Administrative Agent.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.  The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that, the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

“Amount of Additional Liens” means, at any date, the aggregate principal amount of Indebtedness secured by Additional Permitted Liens on such date.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act 2010, as amended.

“Applicable Margin” means, for any Loan or Letter of Credit, the rate per annum determined in accordance with the following procedure; provided that for any day during the period from and including the ~~First~~Second Amendment Effective Date, through and including the six month anniversary of the ~~First~~Second Amendment Effective Date, the Applicable Margin shall be not lower than Pricing Level III:

(1)           If the Pricing Level set forth opposite the Leverage Ratio is the same as the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin for that Pricing Level shall be the Applicable Margin.

(2)           If the Pricing Level set forth opposite the Leverage Ratio differs by one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin for the lower numbered Pricing Level of the two shall be the Applicable Margin.

(3)           If the Pricing Level set forth opposite the Leverage Ratio differs by more than one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Applicable Margin shall be determined by reference to the Pricing Level that is numerically one Pricing Level below the higher numbered of the two applicable Pricing Levels.

Ingram Micro/Credit Agreement

Pricing Level	Credit Rating	Leverage Ratio	Applicable Margin for Libo Rate Loans	Applicable Margin for Base Rate Loans
Level I	Higher than or equal to BBB+ or Baa1	Less than .50	1.125%	0.125%
Level II	BBB or Baa2	Greater than or equal to .50, but less than 1.00	1.25%	0.25%
Level III	BBB- or Baa3	Greater than or equal to 1.00, but less than 2.00	1.50%	0.50%
Level IV	BB+ or Ba1	Greater than or equal to 2.00, but less than 3.00	~~1.75~~1.625%	~~0.75~~0.625%
Level V	Lower than or equal to BB or Ba2	Greater than or equal to ~~3.00, but less than 3.50~~3.00	2.00%	1.00%
~~Level VI~~	~~Lower than or equal to BB- or Ba3~~	~~Greater than or equal to 3.50~~	~~2.25%~~	~~1.25%~~

Any change in the Applicable Margin as a result in a change in the Credit Rating assigned by either S&P or Moody’s will be effective as of the day subsequent to the date on which S&P or Moody’s, as the case may be, releases the applicable change in its Credit Rating.

If the Credit Ratings assigned by S&P and Moody’s fall into different Pricing Levels, then the applicable Pricing Level shall be determined by reference to the lower of the two Credit Ratings.

Subject to Section 4.4, the applicable Leverage Ratio shall be the Leverage Ratio for the Fiscal Period most recently ended prior to such day for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1.1(a) or (b), as set forth in (and effective upon delivery by Micro to the Administrative Agent of) the related new Compliance Certificate pursuant to Section 8.1.1(d).

Notwithstanding the foregoing, (i) for so long as an Event of Default has occurred and is continuing the applicable Pricing Level shall be Level ~~VI~~V and (ii) if Micro shall fail to deliver a Compliance Certificate required to be delivered pursuant to Section 8.1.1(d) within 60 days after the end of any of its fiscal quarters (or within 90 days, in the case of the last fiscal quarter of its Fiscal Year), the applicable Pricing Level from and including the 61st (or 91st, as the case may be) day after the end of such fiscal quarter (or Fiscal Year, as the case may be) to but not including the date Micro delivers to the Administrative Agent a quarterly Compliance Certificate shall be Level ~~VI~~V.

“Applicable Time” means, except as provided in clause (ii), (i) New York City time and (ii) in the case of notices, payments, requests or other actions relating to any Loan or Letter of Credit denominated in any Available Currency other than Dollars, the local time in the Principal Financial Center of the Available Currency in which such Loan or Letter of Credit is denominated.

“Authorized Person” means those officers or employees of each Obligor whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 6.1.1 or 6.3.1.

Ingram Micro/Credit Agreement

“Available Credit Commitment” means, for any Lender and at any time, the amount (not less than zero) equal to the remainder of (a) its Credit Commitment Amount at that time minus (b) its Outstanding Credit Extensions at that time.

“Available Currency” means Dollars, Sterling and Euro, and any other currency approved in writing by all of the Lenders.

~~“~~BAS~~” means Banc of America Securities LLC.~~

“Base Rate” means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States.  The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“BNP” is defined in the preamble.

“BOA” is defined in the preamble.

“Board Representation Agreement” means the Board Representation Agreement dated as of November 6, 1996 and amended as of June 1, 2001, March 12, 2002 and May 30, 2002, among Micro and the “Family Stockholders” (as defined therein) listed on the signature pages thereof, as it was in effect on May 30, 2002 (it being understood that such Agreement is no longer in effect and is being identified solely for purposes of identifying those Persons who constitute the “Family Stockholders” for purposes of the definition of “Change in Control”).

“Borrowers” means, collectively, the Initial Borrowers and the Acceding Borrowers party to this Agreement from time to time, together with their respective successors and assigns; provided that, upon the effectiveness of the withdrawal of a Borrower in accordance with Section 6.4, such Person shall cease to be a Borrower.

“Borrowing” means the Loans having the same Interest Period, made by all Lenders on the same Business Day, and made pursuant to the same Borrowing Request in accordance with Section 3.1.

“Borrowing Request” means a Loan and certificate duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit B attached hereto.

“BTMU” is defined in the preamble.

“Brazilian/ISS Judgment” means the commercial service tax assessed by the Sao Paulo municipal tax authorities against Ingram Micro Brazil Ltda. in December 2007 in an initial amount of 55.1 million Brazilian real, as such assessment was upheld by the Sao Paulo municipal taxpayer council May 26, 2009.

Ingram Micro/Credit Agreement

“Business Day” means

(a)           any day which (i) is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in London or in Brussels and (ii) relative to the making, continuing, prepaying of Loans denominated in an Available Currency, is also a day on which dealings in such Available Currency are carried on in the interbank eurodollar market in London or New York City; and

(b)           relative to the making of any payment in respect of any Credit Extension denominated in an Available Currency other than Sterling, any day on which dealings in such Available Currency are carried on in the London interbank eurodollar market and in the relevant local money market.

“Capitalized Lease Liabilities” of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or the Lenders, as collateral for Letter of Credit Outstandings or obligations of Lenders to fund participations in respect of Letter of Credit Outstandings, cash or deposit account balances or, if the Administrative Agent and each applicable Issuer shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means the occurrence of either (a) any Person or two or more Persons (excluding the Family Stockholders (as defined in the Board Representation Agreement)) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor regulation)) of capital stock of Micro having more than 30% of the ordinary voting power of all capital stock of Micro then outstanding; or (b) at any time during any period of 25 consecutive calendar months commencing on or after the date of this Agreement, a majority of Board of Directors of Micro shall no longer be composed of individuals (i) who were members of such Board of Directors on the first day of such period, (ii) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (iii) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (b)(i) or (b)(ii) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

“Change in Control Notice” is defined in Section 4.1.2.

Ingram Micro/Credit Agreement

“Code” means the U.S. Internal Revenue Code of 1986, as amended and as in effect from time to time, and any rules and regulations promulgated thereunder.

“Commitment” means, (a) relative to each Lender, its obligation under Section 2.1(a) to make Revolving Loans, under Section 3.1.2(b) to make Refunded Swing Line Loans and under Section 3.2 to participate in Letters of Credit and drawings thereunder, and (b) relative to the Swing Line Lender, its obligation under Section 2.1(b) to make Swing Line Loans.

“Commitment Fee” is defined in Section 4.3.2.

“Commitment Termination Date” means ~~September 28, 2018,~~January 5, 2020, or the earlier date of termination in whole of the Commitments pursuant to Section 2.2, 9.2 or 9.3.

“Compliance Certificate” means a report duly completed, with substantially the same information as set forth in Exhibit E attached hereto, as such Exhibit E may be amended, supplemented, restated or otherwise modified from time to time.

“consolidated” and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the consolidated financial statements of Micro referred to in Section 7.6.

“Consolidated Assets” means, at any date, the total assets of Micro and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Income (or Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) without duplication, the amount of Restructuring Charges recorded in accordance with GAAP during such period; provided that the amount of Restructuring Charges added pursuant to clause (b) may not exceed $50,000,000 in any four consecutive Fiscal Periods.

“Consolidated Funded Debt” means, as at any date, the total of all Funded Debt of Micro and its Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Micro and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Consolidated Subsidiaries in accordance with GAAP.

“Consolidated Income (or Loss) from Operations” means, for any period, the amount of “income or loss from operations” (or any substituted or replacement line item) reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Micro and its

Ingram Micro/Credit Agreement

Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Micro and its Consolidated Subsidiaries in accordance with GAAP):

(a)           aggregate Net Interest Expense for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period; plus

(b)           all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period; plus

(c)           all attributable interest, fees in lieu of interest and “losses on sales of receivables” (or any substituted or replacement line item) reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period, in each case associated with any securitization program by Micro or any of its Consolidated Subsidiaries.

“Consolidated Liabilities” means, at any date, the sum of all obligations of Micro and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income of Micro and its Consolidated Subsidiaries as reflected on a consolidated statement of income of Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

“Consolidated Stockholders’ Equity” means, at any date, the remainder of (a) Consolidated Assets as at such date, minus (b) Consolidated Liabilities as at such date.

“Consolidated Subsidiary” means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by Micro from time to time in accordance with Section 8.1.1.

“Consolidated Tangible Assets” means, at any date, the remainder of (a) the Consolidated Assets as at the end of the most recently ended Fiscal Period for which financial statements have been delivered pursuant to Section 8.1.1, minus (b) the Intangible Assets of Micro and its Consolidated Subsidiaries as of such last day.

“Consolidated Tangible Net Worth” means, at any date, the remainder of (a) Consolidated Stockholders’ Equity as at the end of the most recently ended Fiscal Period for which financial statements have been delivered pursuant to Section 8.1.1 plus the accumulated after-tax amount of non-cash charges and adjustments to income and Consolidated Stockholders’ Equity attributable to employee stock options and stock purchases through the last day of such Fiscal Period, minus (b) goodwill and other Intangible Assets of Micro and its Consolidated Subsidiaries as at such last day.

“Contingent Liability” means any agreement, undertaking or arrangement (including any partnership, joint venture or similar arrangement) by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or

Ingram Micro/Credit Agreement

otherwise) to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person, if the primary purpose or intent thereof by the Person incurring the Contingent Liability is to provide assurance to the obligee of such obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof.  The amount of any Person’s obligation under any Contingent Liability shall be deemed to be the lower of (a) the outstanding principal or face amount of the debt, obligation or other liability guaranteed thereby and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Liability, unless such obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Liability shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by Micro in good faith.

“Continuation Notice” means a notice of continuation and certificate duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit D attached hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Micro, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Coordination Center” ~~is defined in the preamble~~means Ingram Micro Coordination Center BVBA, a company organized and existing under the laws of The Kingdom of Belgium.

“Cost of Funds” means, for the Administrative Agent or any Lender, as the case may be, its cost, from whatever source it reasonably selects, of funds in respect of any expenditure or funding by it or in respect of maintaining any Loan, as the case may be.

“Cost of Funds Rate Loan” means, for any Lender, any Loan bearing interest at an annual rate equal to the sum of (a) the Applicable Margin for that Loan plus (b) such Lender’s Cost of Funds.

“Credit Commitment Amount” means, relative to any Lender at any time, such Lender’s Percentage multiplied by the then Total Commitment Amount as in effect at such time.

“Credit Extension” means, collectively, (a) the making of Loans by the Lenders and (b) the issuance by any Issuer of a Letter of Credit.

“Credit Extension Request” means, as the context may require, a Borrowing Request, a Continuation Notice or an Issuance Request.

“Credit Rating” means a statistical rating assigned by S&P and Moody’s to Micro’s long-term senior unsecured debt and either published or otherwise evidenced in writing by the

Ingram Micro/Credit Agreement

applicable rating agency and made available to the Administrative Agent, including both “express” and “indicative” or “implied” (or equivalent) ratings.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”  means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrowers, each Issuer, the Swing Line Lender and each Lender.

Ingram Micro/Credit Agreement

“Designated Additional Commitments” is defined in Section 2.4.

“Designated Person” means a person or entity: (a) listed in the annex to, or otherwise the subject of the provisions of, any applicable Executive Order (as defined in the definition of Sanctions Laws and Regulations); (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; (c) is otherwise the subject of any applicable Sanctions Laws and Regulations; or (d) in which an entity or person on the SDN list has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Disbursement Date” is defined in Section 3.2.2.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as the same may be amended, supplemented or otherwise modified from time to time by Micro with the consent of the Administrative Agent and the Required Lenders.

“Dollar” and the sign “$” each means the lawful currency of the United States.

“Dollar Amount” at any date, means (a) with respect to an amount denominated in Dollars, such amount as at such date, and (b) with respect to an amount denominated in any other Available Currency, the amount of Dollars into which such Available Currency is convertible into Dollars as at such date and on the terms herein provided.

“Effective Date” means September 28, 2011.

“Effective Date Certificate” means a certificate duly completed and executed by an Authorized Person of Micro, substantially in the form of Exhibit F attached hereto.

“Eligible Assignee” means any Person that, on the date that it is to become a Lender under this Agreement, is (i) a Lender or (ii) any one of the following (in each case, with the prior written consent of the Administrative Agent, the Issuer and (so long as no Event of Default exists at that time) Micro, in each case such consent not to be unreasonably withheld or delayed (it being understood that (1) if an assignment or transfer to a Person described below results in a reduced rate of return to the Issuer or requires the Issuer to set aside capital in an amount greater than that which is required to be set aside for other Lenders participating in the Letter of Credit or the Issuer has a reasonable concern about the creditworthiness or reputation of the proposed assignee, then the failure to consent to such transfer by the Issuer shall be deemed reasonable and (2) in the case of an assignment or transfer to a bank or financial institution pursuant to clause (a) below to which Micro must consent, Micro may take into account, among other things, the creditworthiness of that bank or financial institution and the holding company, if any, by which it is owned):

(a)           a bank or financial institution that at that time has (or is owned by a holding company that on a consolidated basis has) combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

Ingram Micro/Credit Agreement

(b)           a commercial bank that at that time (i) is organized under the laws of the United States or any State thereof, (ii) has outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody’s (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

(c)           a commercial bank that at that time (i) is organized under the laws of (A) any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or any country that is a member of the European Community, or (B) political subdivision of any such country, (ii) has (unless Micro otherwise agrees) outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody’s (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency);

(d)           the central bank of any country that at that time (i) is a member of the Organization for Economic Cooperation and Development, (ii) has (unless Micro otherwise agrees) outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody’s (or an equivalent rating by another nationally recognized statistical rating agency of similar standing if such corporations are no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (iii) has combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency); or

(e)           solely during the occurrence and continuance of an Event of Default, a finance company, insurance company, or other financial institution or fund (whether a corporation, partnership, or other entity) that at that time is engaged generally in making, purchasing, and otherwise investing in commercial loans in the ordinary course of its business;

so long as, in the case of any Person described in clauses (a) through (e) above, it must also at that time be (A) in respect of payments by Micro, entitled to receive payments hereunder free and clear of and without deduction for or on account of any United States federal income taxes, ~~(B) in respect of payments by Coordination Center, (I) credit institutions established in countries within the European Economic Area or with which Belgium has entered into a treaty for the avoidance of double taxation and (II) entitled to receive payments hereunder free and clear of and without any deduction for or on account of any income taxes imposed by The Kingdom of Belgium and (C~~and (B) in respect of payments by Ingram Lux, (I) credit institutions established in countries within the European Economic Area or with which Luxembourg has entered into a treaty for the avoidance of

Ingram Micro/Credit Agreement

double taxation and (II) entitled to receive payments hereunder free and clear of and without any deduction for or on account of any income taxes imposed by the Grand-Duchy of Luxembourg.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” means any and all applicable statutes, laws, ordinances, codes, rules, regulations and binding and enforceable guidelines (including consent decrees and administrative orders binding on any Obligor or any of their respective Subsidiaries), in each case as now or hereafter in effect, relating to human health and safety, or the regulation or protection of the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes issued (presently or in the future) by any national, federal, state, provincial, territorial, or local authority in any jurisdiction in which any Obligor or any of their respective Subsidiaries is conducting its business.

“Equity Issuance” means (a) any issuance or sale by Micro or any of its Consolidated Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of Micro or any of its Consolidated Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of Micro issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Micro or any of its Subsidiaries or (b) the receipt by Micro any of its Subsidiaries after the Effective Date of any capital contribution; provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of Micro to Micro or any wholly owned Subsidiary of Micro or (y) any capital contribution by Micro or any wholly owned Subsidiary of Micro to any Subsidiary of Micro.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules and regulations promulgated thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the F.R.S. Board, as in effect from time to time.

“Euro” means the single currency of Participating Member States of the European Union.

“Euro Base Rate” means, for any day, a rate per annum equal to the main refinancing rate as set by the European Central Bank plus ½ of 1%.

“Euro Unit” means a currency unit of the Euro.

Ingram Micro/Credit Agreement

“Event of Default” is defined in Section 9.1.

“Executive Order” is defined in the definition of Sanctions Laws and Regulations.

“Existing Letters of Credit” means each of the Letters of Credit set forth on Schedule II hereto ~~and outstanding under the Predecessor Revolving Credit Agreement~~.

“Extension” is defined in Section 3.3.

“Extension Offer” is defined in Section 3.3.

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Fee Letters” means (a) prior to the First Amendment Effective Date, the letter agreements dated on or about September 6, 2011, between Micro and ~~Coordination Center~~certain of its affiliates, on the one hand, and each of Scotiabank, BOA and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP and BNP Paribas Securities Corp., RBS and RBS Securities Inc., and Union Bank, N.A., on the other, relating to certain fees to be paid in connection with this Agreement ~~and~~, (b) on and after the First Amendment Effective Date, the letter agreement dated as of July 24, 2013, between Micro and Scotiabank~~,~~ relating to certain fees to be paid in connection with the First Amendment and (c) on and after the Second Amendment Effective Date, the letter agreements dated as of December 5, 2014, between Micro and each of the Joint Lead Arrangers relating to certain fees to be paid in connection with the Second Amendment.

“First Amendment” means Amendment No. 1 to Credit Agreement, dated as of August 15, 2013, among the Borrowers, the other Obligors party thereto, Scotiabank, as administrative agent, and the other ~~lenders~~Lenders party thereto.

“First Amendment Effective Date” means the date on which the First Amendment becomes effective in accordance with its terms.

“Fiscal Period” means a fiscal period of Micro or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three consecutive periods of four weeks and five weeks (or, on occasion, six weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

“Fiscal Year” means, with respect to any Person, the fiscal year of such Person.  The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of Micro, which currently ends on the Saturday nearest December 31.

“Floor Plan Obligation” means, with respect to any Person, an obligation owed by such Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of Trade Payables of such Person.

Ingram Micro/Credit Agreement

“Floor Plan Support Obligation” means any obligation, contingent or otherwise, of any Person (the “Obligor”) in favor of another Person in respect of Floor Plan Obligations held by the other Person that arise in connection with sales of goods or services by the Obligor or its Affiliates.

“Foreign Borrowers” means, collectively, (a) ~~Coordination Center, (b)~~ Ingram Lux and (~~c~~b) any Acceding Borrower that is not domiciled in the United States.

“Foreign Excluded Subsidiary” is defined in Section 8.1.8.

“Foreign Subsidiary” means any Subsidiary of Micro that is not domiciled in the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, an amount equal to such Defaulting Lender’s Percentage of the outstanding Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuer other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, an amount equal to such Defaulting Lender’s Percentage of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“F.R.S. Board” is defined in Section 7.17.

“Funded Debt” means, with respect to any Person, the sum (without duplication) of (i) all Indebtedness of such Person, (ii) the Securitization Financing Amount and (iii) the aggregate amount of Total Reimbursement Obligations that are more than 3 days past due; provided that, for purposes of determining the “Applicable Margin” and the amount of the Commitment Fee pursuant to Section 4.3.2, the definition of Funded Debt used to determine the Leverage Ratio shall include, in lieu of clause (iii) above, all Letter of Credit Outstandings.

“GAAP” is defined in Section 1.4.

“Guaranties” means, collectively, (a) the Micro Guaranty and (b) each Additional Guaranty.

“Guarantors” means, collectively, Micro and each Additional Guarantor.

“Hazardous Material” means (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance that is presently or hereafter becomes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” or terms of similar import within the meaning of any Environmental Law, or (b) any other chemical or other material or substance, exposure to which is presently or hereafter prohibited, limited or regulated under any Environmental Law.

“herein,” “hereof,” “hereto,” “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may

Ingram Micro/Credit Agreement

be, as a whole and not to any particular Article, Section, clause, paragraph or provision of this Agreement or such other Loan Document.

“HSBC” is defined in the preamble.

“Impermissible Qualifications” means, relative to the opinion of certification of any independent public accountant engaged by Micro as to any financial statement of Micro and its Consolidated Subsidiaries, any qualification or exception to such opinion or certification:

(a)           which is of a “going concern” or similar nature;

(b)           which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)           which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Micro to be in default of any of its obligations under Section 8.2.3 or 8.2.8;

provided that (i) qualifications relating to pre-acquisition balance sheet accounts of Person(s) acquired by Micro or any of its Subsidiaries and (ii) statements of reliance in the auditor’s opinion on another accounting firm (so long as such other accounting firm has a national reputation in the applicable country and such reliance does not pertain to any Borrower) shall not be deemed an Impermissible Qualification.

“including” and “include” mean including without limiting the generality of any description preceding such term.

“Indebtedness” of any Person means and includes the sum of the following (without duplication):

(a)           all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent;

(b)           all obligations of such Person pursuant to revolving credit agreements or similar arrangements to the extent then outstanding;

(c)           all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable arising in the ordinary course of business, (ii) other accounts payable arising in the ordinary course of business in respect of such obligations the payment of which has been deferred for a period of 270 days or less, (iii) other accounts payable arising in the ordinary course of business none of which shall be, individually, in excess of $200,000, and (iv) a lessee’s obligations under leases of real or personal property not required to be capitalized under FASB Statement 13;

Ingram Micro/Credit Agreement

(d)           all obligations of such Person as lessee under Capitalized Lease Liabilities or Synthetic Leases;

(e)           all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property excluding any such sales or exchanges for a period of less than 45 days;

(f)           all obligations, contingent or otherwise, with respect to the stated amount of letters of credit, whether or not drawn, issued for the account of such Person to support the Indebtedness of any Person other than Micro or a Subsidiary of Micro, and bankers’ acceptances issued for the account of such Person;

(g)           all Indebtedness of others secured by a Lien of any kind on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of any Indebtedness attributed to any Person pursuant to this clause (g) shall be limited, in each case, to the lesser of (i) the fair market value of the assets of such Person subject to such Lien and (ii) the amount of the other Person’s Indebtedness secured by such Lien; and

(h)           all guarantees, endorsements and other Contingent Liabilities of such Person in respect of any of the foregoing;

provided that it is understood and agreed that the following are not “Indebtedness”:

(i)           obligations to pay the deferred purchase price for the acquisition of any business (whether by way of merger, sale of stock or assets or otherwise), to the extent that such obligations are contingent upon attaining performance criteria such as earnings and such criteria shall not have been achieved;

(ii)          obligations to repurchase securities issued to employees pursuant to any Plan or other contract or arrangement relating to employment upon the termination of their employment or other events;

(iii)         obligations to match contributions of employees under any Plan;

(iv)        guarantees of any Obligor or any of their respective Subsidiaries that are guarantees of performance, reclamation or similar bonds or, in lieu of such bonds, letters of credit used for such purposes issued in the ordinary course of business for the benefit of any Subsidiary of Micro, which would not be included on the consolidated financial statements of any Obligor; and

(v)         Trade Payables.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

Ingram Micro/Credit Agreement

“Ineligible Currency” means, with respect to any Available Currency (other than Dollars), a determination by the Administrative Agent that such currency has ceased to be (a) freely convertible into Dollars or (b) a currency for which there is an active foreign exchange and deposit market in London or New York City.

“Ingram Lux” is defined in the preamble.

“Initial Additional Guarantors” means Ingram Micro Management Company, a California corporation, Ingram Micro Asia Holdings Inc. (now known as Ingram Micro Americas Inc.), a California corporation, and Ingram Micro SB Inc., a California corporation, each of which shall execute and deliver an Additional Guaranty on or prior to the Effective Date as required by Section 6.1.3.

“Initial Borrowers” is defined in the preamble.

“Intangible Assets” means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

“Intercompany Transfer” means the purchase or acquisition by Micro or any Subsidiary of Micro of property or assets of Micro or any Subsidiary of Micro, provided that (i) such purchase or acquisition satisfies the requirements of Section 8.2.6 and (ii) no Event of Default has occurred and is continuing at the time of such purchase or acquisition or would occur after giving effect thereto.

“Interest Period” means, for any LIBO Rate Loan, the period beginning on (and including) the date on which such Loan is made, continued or converted and ending on (but excluding) the last day of the period selected by the relevant Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one week (it being understood that such one-week Interest Period may not be selected by the Borrowers collectively more than ~~twice~~five times in any calendar month) or one, three, or six months from (and including) the date of such Loan, ending on (but excluding), in the case of a one-week Interest Period, the corresponding day of the following week and, in each other case, the day which numerically corresponds to such date (or, if such month has no numerically corresponding day on the last Business Day of such month), as the relevant Borrower may select in its relevant notice pursuant to Section 3.1 or 4.2.3; provided that:

(a)           the Borrowers shall not be permitted to select Interest Periods for Loans to be in effect at any one time which have expiration dates occurring on more than 10 different dates in the aggregate;

(b)           Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

(c)           if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless (except in the case of a one-week Interest Period), if such Interest Period applies to a Loan, such next following Business Day is the first Business Day of a calendar month, in which case such

Ingram Micro/Credit Agreement

Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(d)           no Interest Period for any Loan may end later than the Commitment Termination Date.

 “Intra-Group Agreement” means, collectively, any Intra-Group Agreement, substantially in the form of Exhibit G attached hereto (i) duly executed and delivered on or prior to the Effective Date by Authorized Persons of each Borrower and each Initial Additional Guarantor and (ii) executed and delivered if and when required by Section 8.1.9, in each case as amended, supplemented, restated or otherwise modified from time to time.

“Issuance Request” means an issuance request for Letters of Credit duly completed and executed by an Authorized Person of the relevant Borrower, substantially in the form of Exhibit C attached hereto.

“Issuer” means Scotiabank, in its capacity as issuer of the Letters of Credit.  At the request of the Agents, another Lender or an Affiliate of Scotiabank may (but is not otherwise obligated to) issue one or more Letters of Credit hereunder.

“Joint Lead Arrangers” means Scotiabank, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., BTMU and ~~Union~~HSBC Securities (USA) Inc.

“Lenders” is defined in the preamble and also includes Additional Commitment Lenders pursuant to Section 2.4.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit J attached hereto.

“Lender Party” means any of the Lenders, the Agents, the Issuers, and (for purposes only of Section 11.4) the Joint Lead Arrangers.

“Lending Office” means, for any Lender (a) for Loans to Micro, its Lending Office for Loans to Micro designated beside its signature below, designated in a Lender Assignment Agreement to which it is a party, or designated in a notice to the Administrative Agent and Micro from time to time and at any time and (b) for other Loans, its Lending Office for “Other Loans” designated beside its signature below, designated in a Lender Assignment Agreement to which it is a party, or designated in a notice to the Administrative Agent and Micro from time to time and at any time.

“Letter of Credit Commitment” means, with respect to any Issuer of Letters of Credit, such Issuer’s obligations to issue Letters of Credit pursuant to Section 3.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in Letters of Credit pursuant to such Section 3.2.

“Letter of Credit Fees” is defined in Section 4.3.3.

Ingram Micro/Credit Agreement

“Letter of Credit Limit” means, on any date, a maximum amount (as such amount may be reduced from time to time pursuant to Section 2.2) equal to $275,000,000.  The Letter of Credit Limit is part of, and not in addition to, the Commitments.

“Letter of Credit Outstandings” means, on any date, the sum (without duplication) of the Dollar Amounts of (a) the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding (assuming that all conditions for drawing have been satisfied), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Letters of Credit” means all letters of credit issued and outstanding under this Agreement.

“Leverage Ratio” means the ratio of (a) Consolidated Funded Debt on the last day of any Fiscal Period to (b) Consolidated EBITDA for the period of four Fiscal Periods ending on the last day of such Fiscal Period.

“LIBO Rate” means, for any Interest Period for a Borrowing, an annual interest rate (rounded upward to four decimal places) determined by the Administrative Agent to be either:

(a)           the London interbank offered rate for deposits, in the currency in which that Borrowing is denominated under this Agreement, at approximately 11:00 a.m., London time, two Business Days before the first day (or, solely in the case of Borrowings denominated in Sterling, on the first day) of that Interest Period for a term comparable to that Interest Period, determined by the ~~British Bankers Association~~ICE Benchmark Administration (or the successor thereto) as the London Interbank Offered Rate for deposits in the currency in which the Borrowing is denominated under this Agreement and published at Reuters Screen LIBOR01 Page or any successor publication, agreed upon by the parties hereto, that reports interest rates determined by the ~~British Bankers Association~~ICE Benchmark Administration (or the successor thereto); or

(b)           if no such display rate is then available, the average of the rates at which deposits of the currency of the relevant Borrowing in immediately available funds are offered to each Reference Lender’s principal office in the London interbank market at or about 11:00 a.m., London time, two Business Days prior to (or the Business Day that, for Borrowings denominated in Sterling, is) the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender’s Loan that is part of that Borrowing and for a period approximately equal to such Interest Period;

provided that if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

 “LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBO Rate.

“LIBOR Reserve Percentage” means, for any Lender, relative to any Interest Period for Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplement, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements)

Ingram Micro/Credit Agreement

specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including Eurocurrency Liabilities having a term approximately equal or comparable to such Interest Period.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against, valid claim on or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) the lien or retained security title of a conditional vendor and (b) under any agreement for the sale of Trade Accounts Receivable (or an undivided interest in a specified amount of such Trade Accounts Receivable), the interest of the purchaser (or any assignee of such purchaser which has financed the relevant purchase) in a percentage of receivables of the seller not so sold, held by the purchaser (or such assignee) as a reserve for (i) interest rate protection in the event of a liquidation of the receivables sold, (ii) expenses that would be incurred upon a liquidation of the receivables sold, (iii) losses that might be incurred in the event the amount actually collected from the receivables sold is less than the amount represented in the relevant receivables purchase agreement as collectible, or (iv) any similar purpose (but excluding the interest of a trust in such receivables to the extent that the beneficiary of such trust is Micro or a Subsidiary of Micro).

“Loan Document” means this Agreement, each Note (if any), each Credit Extension Request, each Letter of Credit, the Intra-Group Agreement, each Guaranty, the First Amendment, the Second Amendment, the most recently delivered Compliance Certificate (specifically excluding any other Compliance Certificate previously delivered), any Accession Request and Acknowledgment, and any other agreement, document, or instrument (excluding any documents delivered solely for the purpose of satisfaction disclosure requirements or requests for information) required in connection with this Agreement or the making or maintaining of any Credit Extension and delivered by an Authorized Person.

“Loan Parties” means, collectively, Micro and its Subsidiaries.

“Loans” means, as the context may require, (i) either a Revolving Loan or a Swing Line Loan or (ii) a Base Rate Loan or a LIBO Rate Loan of any type.

~~“~~Mandatory Costs~~” means, with respect to any Lender whose applicable lending office is in the United Kingdom or a participating member state of the European Union that has adopted (and has not ceased to adopt) the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union, such compensation for costs or loss of the type that was historically contemplated by the mandatory cost schedule published by the Loan Market Association relating to liquid asset, special or other deposit and other regulatory, prudential and cash ratio requirements, as may be required on and after the First Amendment Effective Date pursuant to requests (whether or not having the force of law) from the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank;~~ provided ~~that (i) such compensation shall be consistent with amounts such Lender is generally charging other borrowers similarly situated to the Borrowers and (ii) upon reasonable request by the Borrowers, such Lender shall provide the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such compensation to the extent that the basis for such compensation does not contain proprietary information of the Lender.~~

Ingram Micro/Credit Agreement

“Margin Stock” means “margin stock,” as such term is defined and used in Regulation U.

“Material Adverse Effect” means a material adverse effect on the ability (whether financial, legal or otherwise) of the Obligors to comply with their obligations (future or otherwise) under this Agreement.

“Material Asset Acquisition” (a) means the purchase or other acquisition (in one transaction or a series of related transactions) from any Person of property or assets, the aggregate purchase price of which (calculated in Dollars) paid in cash or property (other than property consisting of equity shares or interests or other equivalents of corporate stock of, or partnership or other ownership interests in, any Obligor), equals or exceeds 25% of the sum (calculated without giving effect to such purchase or acquisition) of (i) Consolidated Funded Debt (determined as at the end of the then most recently ended Fiscal Period), plus (ii) Consolidated Stockholders’ Equity (determined as at the end of the then most recently ended Fiscal Period), plus (iii) any increase thereof attributable to any equity offerings or issuances of capital stock occurring subsequent to the end of such Fiscal Period and before any such purchase or acquisition, but (b) does not mean an Intercompany Transfer.

“Material Subsidiary” means:

(a)           with respect to any Subsidiary of Micro (other than any Foreign Excluded Subsidiary) as of the date of this Agreement, a Subsidiary of Micro that, as of any date of determination, either (i) on an average over the three most recently preceding Fiscal Years contributed at least 5% to Consolidated Net Income or (ii) on an average at the end of the three most recently preceding Fiscal Years owned assets constituting at least 5% of Consolidated Assets; and

(b)           with respect to any Subsidiary of Micro (other than any Foreign Excluded Subsidiary) organized or acquired subsequent to the date of this Agreement, a Subsidiary of Micro that as of:

(i)           the date it becomes a Subsidiary of Micro, would have owned (on a pro forma basis if such Subsidiary had been a Subsidiary of Micro at the end of the preceding Fiscal Year) assets constituting at least 5% of Consolidated Assets at the end of the Fiscal Year immediately prior to the Fiscal Year in which it is organized or acquired; or

(ii)          any date of determination thereafter, either (A) on an average over the three most recently preceding Fiscal Years (or, if less, since the date such Person became a Subsidiary of Micro) contributed at least 5% to Consolidated Net Income or (B) on an average at the end of the three (or, if less, such number of Fiscal Year-ends as have occurred since such Person became a Subsidiary of Micro) most recently preceding Fiscal Years owned assets constituting at least 5% of Consolidated Assets;

provided that Ingram Funding Inc. and any other special purpose financing vehicle shall not be Material Subsidiaries.

Ingram Micro/Credit Agreement

“Maturity” of any of the Obligations means the earliest to occur of:

(a)           the date on which such Obligations expressly become due and payable pursuant hereto or any other Loan Document but in no event beyond the Commitment Termination Date (or, with respect to any Swing Line Loan, if earlier, 30 days after the making thereof); and

(b)           the date on which such Obligations become due and payable pursuant to Section 9.2, 9.3, or 9.4.

 “Maximum Brazilian/ISS Judgment Amount” means the lesser of (i) $200,000,000 or (ii) 250,000,000 Brazilian real.

“Micro” is defined in the preamble.

“Micro Guaranty” means a guaranty, substantially in the form of Exhibit H attached hereto, duly executed and delivered by an Authorized Person of Micro, as amended, supplemented, restated or otherwise modified from time to time.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the aggregate Percentages of any Defaulting Lenders at such time times the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“National Currency Unit” means a unit of currency (other than a Euro Unit) of a Participating Member State.

“Net Interest Expense” means, for any applicable period, the aggregate interest expense of Micro and its Consolidated Subsidiaries (including imputed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period, net of interest income of Micro and its Consolidated Subsidiaries included in determining Consolidated Net Income for such applicable period.

“Non-Compliance Period” is defined in Section 8.2.4(b).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, as applicable, in accordance with the terms of Section 11.1 and (b) has been approved by the Required Lenders or a majority of affected Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Exempt U.S. Person” means any Lender Party who is a “United States person” within the meaning of Section 7701(a)(30) of the Code other than a Lender Party who is an exempt recipient (including a corporation or a financial institution) as determined under the provisions of

Ingram Micro/Credit Agreement

Treas. Reg. § 1.6049-4(c)(1)(ii) unless the communications with such Lender Party are mailed by Micro or the Administrative Agent to an address in a foreign country.

“Non-Recourse Financing Transaction” means any transaction that constitutes a sale or transfer of Trade Accounts Receivable by Micro or any of its Subsidiaries to a Person other than Micro or a Subsidiary of Micro so long as pursuant to the terms of such transaction, such Person does not have recourse to Micro or its Consolidated Subsidiaries with respect to the uncollectibility of such Trade Accounts Receivable (it being understood that such transactions may include customary seller’s obligations to repurchase receivables arising as a result of a breach of representations, warranties, covenants or indemnities).

“Note” means, as the context may require, a Revolving Note or a Swing Line Note.

“Obligations” means, individually and collectively (a) the Revolving Loans, (b) Swing Line Loans, (c) all Letter of Credit Outstandings, and (d) all other indebtedness, liabilities, obligations, covenants and duties of any Borrower owing to the Agents or the Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents including, without limitation, any fees, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“Obligors” means, collectively, the Borrowers and the Guarantors.

“OFAC” is defined in the definition of Designated Person.

“Organic Documents” means, relative to any Obligor, any governmental filing or proclamation pursuant to which such Person shall have been created and shall continue in existence (including a charter or certificate or articles of incorporation or organization) and its by-laws (or, if applicable, partnership or operating agreement) and all material shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party that are applicable to the voting of any of its authorized shares of capital stock (or, if applicable, other ownership interests therein).

“Outstanding Credit Extensions” means, relative to any Lender at any date and without duplication, the sum of the Dollar Amounts of (a) the aggregate principal amount of all outstanding Loans of such Lender at such date, plus (b) such Lender’s Percentage of the Letter of Credit Outstandings.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.2.

“Participating Member State” means each such state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Ingram Micro/Credit Agreement

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(3) of ERISA), and to which any Obligor or any corporation, trade or business that is, along with Obligor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor within the meaning of Section 4069 of ERISA.

“Percentage” of any Lender means in the case of (a) each Lender which is a signatory to ~~this Agreement~~the Second Amendment, the percentage set forth opposite such Lender’s ~~signature~~name on Schedule IA attached hereto under the caption “Percentage,” subject to any modification necessary to give effect to (i) any sale, assignment or transfer made pursuant to Section 11.11.1 or (ii) any Designated Additional Commitments made pursuant to Section 2.4 which take the form of an increase to the then-existing Commitments or (b) any Transferee Lender, effective upon the occurrence of the relevant purchase by, or assignment to, such Transferee Lender, the portion of the Percentage of the selling, assigning or transferring Lender allocated to such Transferee Lender.

“Person” means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, government agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Pooling Arrangement” means any cash pooling arrangement in connection with any cash management system entered into by Micro or any Consolidated Subsidiaries in the ordinary course of business.

“Predecessor Credit Agreements” means, collectively, the Predecessor Revolving Credit Agreement and the Predecessor Term Credit Agreement.

“Predecessor Revolving Credit Agreement” means the certain Credit Agreement dated as of August 23, 2007 by and among, inter alia, Scotiabank, as administrative agent, Micro, Coordination Center, Ingram Micro Europe Treasury LLC and the financial institutions party thereto, as amended by Amendment No. 1 dated as of July 17, 2008.

“Predecessor Term Credit Agreement” means the certain Credit Agreement dated as of July 17, 2008 by and among, inter alia, Scotiabank, as administrative agent, Micro, Coordination Center, Ingram Micro Europe Treasury LLC and the financial institutions party thereto.

“Principal Financial Center” means, in the case of any Available Currency, the principal financial center where such Available Currency is cleared and settled, as determined by the Administrative Agent.

“Quarterly Payment Date” means the last day of March, June, September and December of each calendar year or, if any such day is not a Business Day, the next succeeding Business Day.

“RBS” is defined in the preamble.

Ingram Micro/Credit Agreement

“Reference Lenders” means Scotiabank and one or more other Lenders as agreed to by ~~Scotiabank and Micro to serve in such capacity;~~ provided ~~that, in relation to Mandatory Costs, “~~Reference Lenders~~” shall refer to the principal London office of Scotiabank and each other Lender agreed herein~~the Administrative Agent, any such Lender and Micro to serve in such capacity.

“Reference Rate” means, at any time, an annual interest rate equal to the sum of (a) the Applicable Margin for Loans at that time (unless already included in the rate determined under clause (b) following) plus (b) the rate determined by the Administrative Agent to be the higher of either:

(i)           the rate on the relevant base amount or overdue amount (before the date due, if principal), as the case may be and to the extent applicable (the “relevant amount”); or

(ii)          the rate that would have been payable if the relevant amount constituted a Loan in the currency of the relevant amount for successive interest periods of such duration as the Administrative Agent may determine (each a “designated interest period”).

Such rate in clause (b) above shall be determined on each Business Day or the first day of, or two Business Days before the first day of, the designated interest period, as appropriate, and otherwise determined in accordance with the definition of LIBO Rate or, if not available, determined by reference to the cost of funds to the Administrative Agent from whatever source it reasonably selects.

“Refunded Swing Line Loans” is defined in clause (b) of Section 3.1.2.

“Regulation U” is defined in Section 7.17.

“Regulation X” is defined in Section 7.17.

“Regulatory Change” means any change after the Effective Date in any (or the promulgation after the Effective Date of any new):

(a)           law applicable to any class of banks (of which any Lender Party is a member) issued by (i) any competent authority in any country or jurisdiction, or (ii) any competent international or supra-national authority; or

(b)           regulation, interpretation, directive or request (whether or not having the force of law) applicable to any class of banks (of which any Lender Party is a member) of any court, central bank or governmental authority or agency charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over any Lender Party;

provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case

Ingram Micro/Credit Agreement

pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued; and provided further that a “Regulatory Change” shall not include any change in, or any promulgation of, any law, regulation, interpretation, directive or request with respect to taxes.

“Reimbursement Obligation” is defined in Section 3.2.3.

“Release” means a “release,” as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and as in effect from time to time (42 United States Code § 9601 et seq.), and any rules and regulations promulgated thereunder.

“Required Currency” is defined in Section 5.8.1(a).

“Required Lenders” means (a) at any time when the Commitments of the Lenders have expired or been terminated, those Lenders holding more than 50% of the total Outstanding Credit Extensions of all of the Lenders at that time, and (b) at any other time, those Lenders holding more than 50% of the sum of the Credit Commitment Amounts.  The Credit Commitment Amount of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Restructuring Charges” means, for any period, the aggregate non-recurring restructuring charges recorded in accordance with GAAP by Micro and its Consolidated Subsidiaries during such period with respect to either Acquisitions or restructurings.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Outstandings and Swing Line Loans at such time.

“Restricted Payment” is defined in Section 8.2.4(a).

“Revolving Loans” is defined in clause (a) of Section 2.1.

“Revolving Note” means a promissory note of a Borrower, payable to a Lender that has requested it under Section 4.1, substantially in the form of Exhibit A-1 attached hereto (as such promissory note may be amended, endorsed, or otherwise modified from time to time), evidencing the aggregate Indebtedness of that Borrower to such Lender resulting from outstanding Revolving Loans, together with all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of ~~The~~ McGraw-Hill ~~Companies,~~Financial Inc., and any successor thereto.

“Sanctions Laws and Regulations” means (a) each of the foreign assets control regulations and any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) by any sanctions program administered by OFAC, (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, (c) the Trading with the Enemy Act, as amended, and (d) any other sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.

Ingram Micro/Credit Agreement

“Scotiabank” is defined in the preamble.

“SDN” is defined in the definition of Designated Person.

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated as of December 19, 2014, among the Borrowers, the other Obligors party thereto, Scotiabank, as administrative agent, and the other Lenders party thereto.

“Second Amendment Effective Date” is defined in the Second Amendment.

 “Securitization Default” is defined in Section 9.1.10.

“Securitization Financing Amount” means (i) in respect of any Securitization Default, the principal equivalent of the outstanding amount of financing being provided to Micro and its Consolidated Subsidiaries under the related Trade Accounts Receivable Financing Program, determined in accordance with generally accepted financial practices, and (ii) for the purpose of determining the amount of Funded Debt, the principal equivalent of the outstanding amount of financing being provided to Micro and its Consolidated Subsidiaries under all Trade Accounts Receivable Financing Programs, determined in accordance with generally accepted financial practices.

“Settlement Date” is defined in Section 4.1.2.

“Specified Acceding Borrower” is defined in Section 6.3.

“Specified Lender” is defined in Section 6.3.

 “Stated Amount” for any Letter of Credit on any day means the amount which is undrawn and available under such Letter of Credit on such day (after giving effect to any drawings thereon on such day).

“Stated Expiry Date” is defined in Section 3.2.

“Sterling” means the lawful currency of the United Kingdom.

“Sterling Base Rate” means, for any day, the rate per annum equal to the base rate as set by the Monetary Policy Committee of the Bank of England plus ½ of 1%.

“Subject Lender” is defined in Section 5.12.

“Subsidiary”  means, with respect to any Person, any corporation, company, partnership or other entity of which more than 50% of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by

Ingram Micro/Credit Agreement

such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Swing Line Lender” means, subject to the terms of this Agreement, Scotiabank.

“Swing Line Loan” is defined in clause (b) of Section 2.1.

“Swing Line Loan Commitment” means the Swing Line Lender’s obligation (if any) to make Swing Line Loans pursuant to clause (b) of Section 2.1.

“Swing Line Loan Commitment Amount” means, on any date, the Dollar Amount of $~~100,000,000,~~150,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.  The Swing Line Loan Commitment Amount is part of, and not in addition to, the Commitments.

“Swing Line Note” means a promissory note of a Borrower payable to the Swing Line Lender (if requested by the Swing Line Lender under Section 4.1), in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified form time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Syndication Agents” is defined in the preamble and includes each other Person as shall have subsequently been appointed as a successor Syndication Agent pursuant to Section 10.4.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Tax Payment” is defined in Section 5.7.

“Tax Refund” is defined in Section 5.7.

“Taxes” is defined in Section 5.7.

“Term Loans” means any term loans made pursuant to the Designated Additional Commitments described in Section 2.4.

“Total Commitment Amount” means, at any time, the Dollar Amount of $~~940,000,000,~~1,500,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased from time to time pursuant to Section 2.4.

“Total Indebtedness of Subsidiaries” means, at any date, the aggregate of all Indebtedness on such date of all the Subsidiaries of Micro, without duplication and after eliminating all offsetting debits and credits between each of such Subsidiaries or between such a Subsidiary and Micro and all other items required to be eliminated in accordance with GAAP, excluding (a) all

Ingram Micro/Credit Agreement

Indebtedness of any Consolidated Subsidiary of Micro outstanding on July 2, 2011, or incurred pursuant to any commitment or line of credit in its favor in effect on July 2, 2011, and any renewals or replacements thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit and (b) any Indebtedness of Ingram Funding Inc. or any other special purpose financing vehicle incurred in connection with their purchase, directly or indirectly, from Micro or any of Micro’s other Consolidated Subsidiaries, of Trade Accounts Receivable or interests therein.

“Total Reimbursement Obligations” means, at any date, the sum of (a) all Reimbursement Obligations of each Borrower and (b) any other obligations of Micro or any of its Subsidiaries to reimburse any issuer with respect to a disbursement under a letter of credit issued on behalf of Micro or any such Subsidiary, in each case that have ceased to be contingent upon a drawing under the related letter of credit.

“Trade Accounts Receivable” means, with respect to any Person, all rights of such Person to the payment of money directly or indirectly arising out of any sale, lease or other disposition of goods or rendition of services by such Person.

“Trade Accounts Receivable Financing Program” means any accounts receivable financing program pursuant to which Micro and/or its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, Trade Accounts Receivable to a Person other than Micro or its Subsidiaries (whether through the direct sale of such Trade Accounts Receivable, the sale of an undivided interest in a specified pool of such Trade Accounts Receivable, or the grant of a security interest in such Trade Accounts Receivable to such other Person); provided that “Trade Accounts Receivable Financing Program” shall not include any Non-Recourse Financing Transaction.

“Trade Payables” means, with respect to any Person, (a) any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services or (b) such Person’s Floor Plan Obligations and Floor Plan Support Obligations.

“Transferee Lender” is defined in Section 11.11.1.

~~“~~Union~~” is defined in the preamble.~~

“United Kingdom” means The United Kingdom of Great Britain and Northern Ireland.

“United States” or “U.S.” means the United States of America, its fifty States, and the District of Columbia.

“Voting Stock” means, (a) with respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation, (b) with respect to any partnership, the partnership interests in such partnership the owners of which are entitled to manage the affairs of the partnership or vote in connection with the management of the affairs of the partnership or the designation of another Person as the Person entitled to manage the affairs of the partnership, and (c) with respect to any limited liability company, the membership interests in

Ingram Micro/Credit Agreement

such limited liability company the owners of which are entitled to manage the affairs of such limited liability company or entitled to elect managers of such limited liability company (it being understood that, in the case of any partnership or limited liability company, “shares” of Voting Stock shall refer to the partnership interests or membership interests therein, as the case may be).

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(l) of ERISA.

SECTION 1.2  Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meaning as when used in the Disclosure Schedule and in each Credit Extension Request, each other Loan Document, and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3  Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, clause or definition are references to such clause or definition of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, clause or definition to any section are references to such section of such Article, Section, clause or definition.

SECTION 1.4  Accounting and Financial Determinations.

(a)           Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 8.2.3) shall be made, in accordance with those U.S. generally accepted accounting principles (“GAAP”) as applied in the preparation of the financial statements of Micro and its Consolidated Subsidiaries included in its annual report on Form 10-K for the Fiscal Year ended January 1, 2011; provided, that the financial statements required to be delivered pursuant to clauses (a) and (b) of Section 8.1.1 shall be prepared in accordance with GAAP as in effect from time to time and the quarterly financial statements required to be delivered pursuant to clause (b) of Section 8.1.1 are not required to contain footnote disclosures required by GAAP and shall be subject to ordinary year-end adjustments.

(b)           If, after the Effective Date, there shall be any change to Micro’s Fiscal Year, or any modification in GAAP used in the preparation of the 2010 financial statements (whether such modification is adopted or imposed by FASB, the American Institute of Certified Public Accountants or any other regulatory or professional body) which changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes, with the desired result that the evaluations of Micro’s financial condition shall be the same after such changes as if such changes had not been made; provided that until the parties hereto have reached a definitive agreement on such amendments, Micro’s financial condition and such financial covenants, standards and terms shall continue to be evaluated on the same principles as those used in the preparation of the 2010 financial statements.

Ingram Micro/Credit Agreement

SECTION 1.5  Calculations.  All calculations made for purposes of this Agreement, each other Loan Document, and the transactions contemplated by them shall be made to two decimal places except as otherwise specifically stated in this Agreement or any other Loan Document.

SECTION 1.6  Round Amounts.  Unless otherwise specifically stated in this Agreement or any other Loan Document, each requirement that Credit Extensions, repayments, and reductions in Commitments be in certain Dollar minimums and integral multiples shall, in respect of dealings in another Available Currency, be deemed to be rounded amounts in that other Available Currency that approximate those Dollar minimums and multiples.

ARTICLE II

COMMITMENTS, ETC.

SECTION 2.1  Commitments.  On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally (or in the case of Swing Line Loans, the Swing Line Lender) agrees that it will, from time to time on any Business Day occurring after the Effective Date and prior to the Commitment Termination Date:

(a)           make revolving loans (other than Swing Line Loans) in Available Currencies (“Revolving Loans”) to any Borrower equal to such Lender’s Percentage of the aggregate amount of the Borrowing to be made on such Business Day, all in accordance with Section 3.1; provided that no Lender shall be required to make any Revolving Loan if, after giving effect thereto:

(i)           such Lender’s Outstanding Credit Extensions would exceed its Credit Commitment Amount; or

(ii)           the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Commitment Amount;

(b)           the Swing Line Lender agrees that it will make loans in Available Currencies (its “Swing Line Loans”) to any Borrower equal to the principal amount of the Swing Line Loan requested by such Borrower; provided that the Swing Line Lender shall not be required to make any Swing Line Loan if, after giving effect thereto, the aggregate outstanding Dollar Amount of the principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount; and

(c)           purchase participation interests in Available Currencies equal to its Percentage in each Letter of Credit issued upon the application of any Borrower pursuant to Section 3.2; provided that no Issuer shall issue a Letter of Credit if, after giving effect thereto:

(i)           the aggregate Letter of Credit Outstandings would exceed the then Letter of Credit Limit; or

(ii)          the aggregate Outstanding Credit Extensions of all the Lenders would exceed the then Total Commitment Amount.

Ingram Micro/Credit Agreement

On and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Loans and may apply for, extinguish or reimburse drawings made under and re-apply for Letters of Credit.  For purposes of this Section 2.1, the Dollar Amount on any date of any Credit Extension denominated in an Available Currency (other than Dollars) shall be calculated based upon the spot rate at which Dollars are offered on such day for such Available Currency which appears on ~~Telerate~~the Reuters Screen LIBOR01 Page ~~261~~ at approximately 11:00 a.m., London time, (and if such spot rate is not available on ~~Telerate~~the Reuters Screen LIBOR01 Page ~~261~~ as of such time, such spot rate as quoted by Scotiabank, in London at approximately 11:00 a.m., London time).

SECTION 2.2  Reductions of the Commitment Amounts.

(a)           Micro may, from time to time on any Business Day, voluntarily reduce the Total Commitment Amount; provided that:

(i)           All such reductions shall require at least three and not more than five Business Days’ prior notice to the Administrative Agent and shall be permanent, and any partial reduction thereof shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 (or, if less, in an amount equal to the Total Commitment Amount at such time);

(ii)          Micro shall not voluntarily reduce the Total Commitment Amount pursuant to this section to an amount which, on the date of proposed reduction, is less than the aggregate Outstanding Credit Extensions of all the Lenders;

(iii)         Any such reduction shall be allocated to each Lender pro rata according to such Lender’s Percentage of the Total Commitment Amount; and

(iv)         Once so reduced, the Total Commitment Amount may not be increased.

(b)           Micro may, from time to time on any Business Day, voluntarily reduce the Swing Line Loan Commitment Amount; provided that:

(i)           All such reductions shall require at least three and not more than five Business Days’ prior notice to the Administrative Agent and shall be permanent, and any partial reduction thereof shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 (or, if less, in an amount equal to the Swing Line Loan Commitment Amount at such time);

(ii)           Micro shall not voluntarily reduce the Swing Line Loan Commitment Amount pursuant to this section to an amount which, on the date of proposed reduction, is less than the aggregate principal amount of all outstanding Swing Line Loans of the Swing Line Lender; and

(iii)         Once so reduced, the Swing Line Loan Commitment Amount may not be increased.

Ingram Micro/Credit Agreement

SECTION 2.3  Ineligible Currencies.  Notwithstanding any other provision in this Agreement, if, at any time before the Commitment Termination Date, the Administrative Agent determines that an Available Currency has become an Ineligible Currency, then (a) the Administrative Agent may (in its sole discretion) at any time so notify the relevant Borrower of any Borrowing denominated in that Ineligible Currency, and (b) the Commitments of the Lenders to make Loans in that Available Currency shall be suspended unless and until the Administrative Agent determines that such Available Currency is no longer an Ineligible Currency.  Promptly after receiving that notice and, in any event, within five Business Days of receiving the same, that Borrower will notify the Administrative Agent and the Lenders as to what Available Currency it desires that Borrowing to be converted into and promptly thereafter the relevant Lenders shall so convert that Borrowing on the last day of its Interest Period.  If the relevant Borrower fails to select another Available Currency as provided in the preceding sentence, then that other Available Currency shall be selected by the Administrative Agent.  The conversion shall be effected at the relevant spot rate at which the Ineligible Currency is offered on that last day for the selected Available Currency that appears on ~~Telerate~~the Reuters Screen LIBOR01 Page ~~261~~ at approximately 11:00 a.m., London time, (and if such spot rate is not available on ~~Telerate~~the Reuters Screen LIBOR01 Page ~~261~~ as of that time, the spot rate as quoted by Scotiabank in London at approximately 11:00 a.m., London time) or, if that spot rate shall not exist, such other rate of exchange as the Administrative Agent shall reasonably determine.

SECTION 2.4  Designated Additional Loans.  From time to time, so long as no Default has occurred and is continuing, the Borrowers may notify the Administrative Agent that the Borrowers wish, on the terms and subject to the conditions contained in this Agreement, to increase the Total Commitment Amount by additional Commitments from the Lenders and/or other Persons (each of which must be an Eligible Assignee) not then a party to this Agreement (“Designated Additional Commitments”), provided that the cumulative amount of the Designated Additional Commitments may not exceed $~~310,000,000.~~350,000,000.  Such Designated Additional Commitments may, at the Borrowers’ election, take the form of an increase to the then-existing Commitments or new Term Loans and, to the extent that such increase shall take the form of Term Loans, this Agreement shall be amended, in form and substance reasonably satisfactory to the Administrative Agent, to include such terms as are customary for a term loan tranche.  Such notice shall specify (A) the date (each, an “Additional Commitment Date”) on which the Borrowers propose that the Designated Additional Commitments shall be effective (it being understood that the Borrowers and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), (B) the identity of each Lender or Eligible Assignee that has agreed to provide a Designated Additional Commitment and become a party to this Agreement, together with the amount of its Designated Additional Commitment (each, an “Additional Commitment Lender”) and (C) whether the Designated Additional Commitments shall take the form of an increase to the then-existing Commitments or new Term Loans.  Nothing contained in this Section 2.4 or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any ~~Additional~~ Designated Additional Commitment, but otherwise no consent from any Lender or Agent shall be required, whether pursuant to Section 11.1 or otherwise, for any increase in the Total Commitment Amount pursuant to this Section 2.4.  On the Additional Commitment Date (i) the Total Commitment Amount shall be increased by the amount of the additional Commitments agreed to be so provided, (ii) subject to compliance with the terms of Section 6.2, Loans requested by the Borrowers will be made in accordance with this Agreement, (iii) the

Ingram Micro/Credit Agreement

Percentages of the respective Lenders and Additional Commitment Lenders shall be appropriately adjusted, (iv) the Lenders and the Additional Commitment Lenders shall assign and assume outstanding Credit Extensions including participations in outstanding Letters of Credit so as to cause the amounts of such Loans and participations in Letters of Credit held by each Lender and each Additional Commitment Lender to conform to the respective Percentages of the Commitments of the Lenders and the Additional Commitment Lenders and (v) the Borrowers and any Additional Commitment Lender that is not already a Lender shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Administrative Agent may reasonably request.  Any fees payable in respect of any commitment provided for in this Section 2.4 shall be as agreed to by the Borrowers and the Administrative Agent.  Any Designated Additional Commitment pursuant to this Section 2.4 (i) shall be irrevocable as of the Additional Commitment Date, (ii) shall reduce the amount of commitments that may be requested under this Section 2.4 pro tanto and (iii) shall be in a minimum principal amount of $25,000,000 and integral multiples of $1,000,000.

ARTICLE III

PROCEDURES FOR CREDIT EXTENSIONS

SECTION 3.1  Borrowing Procedures.  Revolving Loans shall be made by the Lenders in accordance with Section 3.1.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 3.1.2.  Unless otherwise expressly provided, all Revolving Loans shall be LIBO Rate Loans.

SECTION 3.1.1  Borrowing Procedure for Revolving Loans.

(a)           In the case of Revolving Loans, on any Business Day occurring after the Effective Date and on or prior to the Commitment Termination Date, any Borrower may from time to time irrevocably request, by delivering on or prior to 1:00 p.m., Applicable Time, on such Business Day a Borrowing Request to the Administrative Agent not less than three nor more than five Business Days before the date of the proposed Borrowing, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or if less, in the unused amount of the Total Commitment Amount.  Upon the receipt of each Borrowing Request, the Administrative Agent shall give prompt notice thereof to each Lender on the same day such Borrowing Request is received.  On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request.  On or before 2:30 p.m., Applicable Time, on such Business Day, each Lender shall deposit with the Administrative Agent (to an account specified by the Administrative Agent to each Lender from time to time) same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing.

(b)           To the extent funds are received from the Lenders (except as otherwise provided in Section 10.2), the Administrative Agent shall make such funds available to the relevant Borrower by wire transfer of same day funds to the accounts such Borrower shall have specified in its Borrowing Request.  No Lender’s obligation to make any Revolving Loan shall be affected by any other Lender’s failure to make any Revolving Loan.

Ingram Micro/Credit Agreement

SECTION 3.1.2  Borrowing Procedure for Swing Line Loans.

(a)           In the case of Swing Line Loans, on any Business Day occurring after the Effective Date and on or prior to the Commitment Termination Date, any Borrower may from time to time irrevocably request, by delivering on or prior to 1:00 p.m., Applicable Time, on such Business Day a Borrowing Request to the Administrative Agent not less than one nor more than five Business Days before the date of the proposed Borrowing that a Swing Line Loan be made to such Borrower.  Alternatively, by telephonic notice to the Swing Line Lender on or before 12:00 noon, Applicable Time, on a Business Day (followed within one Business Day by the delivery of a confirming Borrowing Request), any Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender.  In either case, Swing Line Loans shall be in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000.  All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans.  The proceeds of each Swing Line Loan requested by telephonic notice shall be made available by the Swing Line Lender to the relevant Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor (i) for requests in U.S. Dollars, by 2:00 p.m., Applicable Time, on the Business Day telephonic notice is received by the Swing Line Lender (so long as such request is received at or before 12:00 noon (Applicable Time)), (ii) for requests of Loans to be made in Euros, by the close of business on the Business Day telephonic notice is received by the Swing Line Lender (so long as such request is received at or before 11:00 a.m., London time) and (iii) for requests of Loans to be made in Sterling, by the close of business on the Business Day telephonic notice is received by the Swing Line Lender (so long as such request is received at or before 12:00 noon, London time).  Proceeds of Swing Line Loans in respect of telephonic notices received by the Swing Line Lender after the time set forth in the preceding sentence shall be made available to the applicable Borrower by 10:00 a.m. (Applicable Time) on the next succeeding Business Day.  Swing Line Loans shall be made available to the applicable Borrower no later than 9:30 a.m. (Applicable Time) on the date requested, in the case of a Swing Line Loan requested pursuant to a Borrowing Request.  Upon the making of each Swing Line Loan, and without further action on the part of the Swing Line Lender or any other Person, each Lender (other than the Swing Line Lender) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Swing Line Loan, and such Lender shall, to the extent of its Percentage, be responsible for reimbursing the Swing Line Lender for Swing Line Loans which have not been repaid by the relevant Borrower in accordance with the terms of this Agreement.  The Swing Line Lender shall provide to Micro a confirmation of Swing Line Loan borrowings by facsimile or electronic mail, as requested by Micro.

(b)           If (i)  any Default shall occur and be continuing, or (ii) at any time, and in the Swing Line Lender’s sole and absolute discretion, then each Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding and in the same currency in which such Loans were made (such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”).  On or before 11:00 a.m., Applicable Time, on the third Business Day following

Ingram Micro/Credit Agreement

receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans.  At the time the Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender’s Percentage of the aggregate principal amount of the Refunded Swing Line Loans.  Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swing Line Loan.  All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made.  Each Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 3.2  Letter of Credit Issuance Procedures.  By delivering to the Administrative Agent an Issuance Request on or before 1:00 p.m., Applicable Time, on any Business Day occurring prior to the Commitment Termination Date, any Borrower may from time to time request that an Issuer issue a Letter of Credit.  Each such request shall be made on not less than two Business Days’ notice (or such shorter period as may be agreed to by the Administrative Agent), and not less than 30 days prior to the Commitment Termination Date.  Upon receipt of an Issuance Request, the Administrative Agent shall promptly on the same day notify the applicable Issuer (if other than Scotiabank) and each Lender thereof.  Each Letter of Credit shall by its terms be denominated in an Available Currency and be stated to expire (whether originally or after giving effect to any extension) on the earlier of (its “Stated Expiry Date”) (i) (unless otherwise agreed to by the Issuer) one year from the date of issuance thereof or (ii) the Commitment Termination Date.  The relevant Borrower and the relevant Issuer may amend or modify any issued Letter of Credit upon written notice to the Administrative Agent only; provided that (A) any amendment constituting an extension of such Letter of Credit’s Stated Expiry Date shall comply with the provisions of the immediately preceding sentence and may be made only if the Commitment Termination Date has not occurred and (B) any amendment constituting an increase in the Stated Amount of such Letter of Credit shall be deemed a request for the issuance of a new Letter of Credit and shall comply with the foregoing provisions of this paragraph.  Upon satisfaction of the terms and conditions hereunder, the relevant Issuer will issue each Letter of Credit to be issued by it and will make available to the beneficiary thereof the original of such Letter of Credit.

Ingram Micro/Credit Agreement

SECTION 3.2.1  Other Lenders’ Participation.  Automatically, and without further action, upon the issuance of each Letter of Credit, each Lender (other than the Issuer of such Letter of Credit) shall be deemed to have irrevocably purchased from the relevant Issuer, to the extent of such Lender’s Percentage, a participation interest in such Letter of Credit (including any Reimbursement Obligation and any other Contingent Liability with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day after receipt of demand for payment from the Issuer, together with accrued interest from the day of such demand) the relevant Issuer for any Reimbursement Obligation which has not been reimbursed in accordance with Section 3.2.3.  In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit participation fee payable pursuant to clause (a) of Section 4.3.3 with respect to each Letter of Credit and a ratable portion of any interest payable pursuant to Sections 3.2.2 and 4.2.

SECTION 3.2.2  Disbursements.  Subject to the terms and provisions of each Letter of Credit and this Agreement, upon presentment under any Letter of Credit to the Issuer thereof for payment, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit on the date designated for such payment (the “Disbursement Date”).  Such Issuer will promptly notify the relevant Borrower and each of the Lenders of the presentment for payment of any such Letter of Credit, together with notice of the Disbursement Date thereof.  Prior to 12:00 noon, Applicable Time, on the next Business Day following the Disbursement Date, the relevant Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts disbursed under such Letter of Credit, together with all interest accrued thereon since the Disbursement Date.  To the extent the Administrative Agent does not receive payment in full, on behalf of the relevant Issuer on the Disbursement Date, the relevant Borrower’s Reimbursement Obligation shall accrue interest, payable on demand, at an annual rate equal to the Reference Rate through the first Business Day following the Disbursement Date and equal to the sum of the Reference Rate plus 0.50% thereafter.  In the event the relevant Borrower fails to notify the Administrative Agent and the relevant Issuer prior to 1:00 p.m., Applicable Time, on the Disbursement Date that the relevant Borrower intends to pay the Administrative Agent, for the account of such Issuer, for the amount of such drawing with funds other than proceeds of Loans, or the Administrative Agent does not receive such reimbursement payment from the relevant Borrower prior to 1:00 p.m., Applicable Time, on the Disbursement Date (or if the relevant Issuer must for any reason return or disgorge such reimbursement), the Administrative Agent shall promptly notify the Lenders, and the relevant Borrower shall be deemed to have given a timely Borrowing Request as of the Disbursement Date for Loans in an aggregate principal amount equal to such Reimbursement Obligation and the Lenders (other than the relevant Issuer) shall, on the terms and subject to the conditions of this Agreement (including, without limitation, Sections 6.1 and 6.2), make Loans in the amount of such Reimbursement Obligation as provided in Section 3.1; provided that for the purpose of determining the availability of any unused Total Commitment Amount immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.  In the event that the conditions precedent to any Loans deemed requested by the relevant Borrower as provided in the preceding sentence shall not be satisfied at the time of such deemed request, each Lender (including the relevant Issuer) shall pay to the Administrative Agent, as funding of its participation interest pursuant to Section 3.2.1 in the related Letter of Credit, its Percentage of the related Reimbursement Obligation, and the Administrative Agent shall promptly pay to the relevant Issuer the amounts so received by it from the Lenders.  If a Lender makes a payment pursuant to this

Ingram Micro/Credit Agreement

subsection to reimburse an Issuer in respect of any Reimbursement Obligation (other than by funding Loans as contemplated above), (i) such payment will not constitute a Loan and will not relieve the relevant Borrower of its Reimbursement Obligation and (ii) such Lender will be subrogated to its pro rata share of the relevant Issuer’s claim against such Borrower for payment of such Reimbursement Obligation.

SECTION 3.2.3  Reimbursement.  The obligation (the “Reimbursement Obligation”) of the relevant Borrower under Section 3.2.2 to reimburse the relevant Issuer with respect to each disbursement under a Letter of Credit (including interest thereon), and, upon the failure of the relevant Borrower to reimburse such Issuer, the obligation of each Lender to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the relevant Borrower or such Lender, as the case may be, may have or have had against the relevant Issuer or any Lender, including any defense based upon the failure of any disbursement under a Letter of Credit to conform to the terms of the applicable Letter of Credit (if, in the relevant Issuer’s good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that nothing herein shall require the relevant Borrower or such Lender, as the case may be, to reimburse an Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions finally determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Issuer.

SECTION 3.2.4  Deemed Disbursements.  Upon the occurrence and during the continuation of any Event of Default of the type described in Section 9.1.8 or, with notice from the Administrative Agent given at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default, an amount equal to the then aggregate amount of all Letters of Credit which are undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to any Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed) and the Borrowers shall be immediately obligated to pay to the Issuer of each Letter of Credit an amount equal to such amount.  Any amounts so payable by the relevant Borrower pursuant to Section 3.2.4 shall be deposited in cash with the Administrative Agent and held in trust (for the sole benefit of the relevant Issuer and the Lenders) for payment of the Obligations arising in connection with such Letters of Credit.  If such Event of Default shall have been cured or waived (provided that no other Default has occurred and is continuing and the Obligations have not been accelerated pursuant to Section 9.2 or 9.3), the Administrative Agent shall promptly return to the relevant Borrower all amounts deposited by it with the Administrative Agent pursuant to this Section 3.2.4 (together with accrued interest thereon at the Administrative Agent’s Cost of Funds or such other interest rate based upon a cash equivalent investment (in the form of obligations issued by or guaranteed by the U.S. government, commercial paper of a domestic corporation rated A-1 by S&P or a comparable rating from another nationally recognized rating agency or certificates of deposit of a U.S. or Canadian bank with (x) a credit rating of Aa or better by S&P or a comparable rating from another nationally recognized rating agency and (y) a combined capital and surplus greater than $250,000,000) which is agreed to between the relevant Issuer and the relevant Borrower), net of any amount (which may include accrued interest) applied to the payment of any Obligations with respect to the Letters of Credit.

Ingram Micro/Credit Agreement

SECTION 3.2.5  Nature of Reimbursement Obligations.  Each Borrower and, to the extent set forth in Section 3.2.1, each Lender shall assume all risks of the acts, omission or misuse of any Letter of Credit by the beneficiary thereof.  No Issuer or any Lender (except to the extent of its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) shall be responsible for:

(a)           the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b)           the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)           failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; provided that if a payment is made pursuant to such Letter of Credit when a beneficiary has failed to comply with the conditions therefor and such failure to comply is manifest on the face of such Letter of Credit or the documents submitted by the beneficiary in connection therewith, the relevant Borrower shall be required to indemnify the Issuer in connection therewith only if, and to the extent, the relevant Borrower or any of its Subsidiaries has received the benefit of such payment on such Letter of Credit by one or more of their obligations being satisfied, either in whole or in part;

(d)           errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; or

(e)           any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing (but subject to the limitations set forth in clause (c) above), any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) shall be binding upon the relevant Borrower and each Lender, and shall not put such Issuer under any resulting liability to any Borrower or any Lender.

SECTION 3.2.6  Ineligible Currencies.  Notwithstanding any other provision contained in this Agreement, if, at any time prior to the Commitment Termination Date, the Administrative Agent determines that the Available Currency in which a Letter of Credit has been issued is an Ineligible Currency, then the Administrative Agent may (in its sole discretion) at any time notify the relevant Borrower of the same, and the Administrative Agent shall then promptly notify each other Lender.  Such relevant Borrower shall use reasonable efforts to cause the beneficiary of such

Ingram Micro/Credit Agreement

Letter of Credit to accept a substitution for such Letter of Credit with another Letter of Credit in an Available Currency acceptable to such Borrower and the relevant Issuer.

SECTION 3.2.7  Existing Letters of Credit.  On the Effective Date, the Existing Letters of Credit shall automatically and without any action on the part of any Person, become Letters of Credit hereunder issued, in each case, for the account of the relevant Borrower identified on Schedule II.

SECTION 3.3  Amendment and Extension.  (a) The Borrowers may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity or termination date of Commitments and/or Term Loans (if any) to the extended maturity or termination date specified in such notice.  Such notice shall (i) set forth the amount of the applicable Commitments and/or Term Loans to be extended (ii) set forth the date on which such Extension is requested to become effective and (iii) identify the relevant Commitments and/or Term Loans to which the Extension request relates.  Each applicable Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of the same class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent.  Each Lender may elect to participate in any Extension in its sole and absolute discretion, provided that any Lender that does not respond to an Extension Offer shall be deemed to have declined its participation in such Extension.  If the aggregate principal amount of Commitments or Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments or Term Loans, as applicable, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Commitments or Term Loans, as applicable, of Lenders of the applicable class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer (but in no event to exceed the Commitments or Term Loans held by such Lender).

(a)           It shall be a condition precedent to the effectiveness of any Extension that (i) clauses (a) and (c) of Section 6.2.1 shall be satisfied immediately prior to and immediately after giving effect to such Extension, (ii) the Issuer and the Swing Line Lender shall have consented to any Extension of the Commitments, to the extent that such extension provides for the issuance of Letters of Credit or the making of Swing Line Loans at any time during the extended period and (iii) the terms of such extended Commitments and/or extended Term Loans shall comply with Section 3.3(c).

(b)           The terms of each Extension shall be determined by the Borrowers and the applicable extending Lender; provided that (i) the final maturity date of any extended Commitment or extended Term Loan shall be no earlier than the maturity or termination date of the Commitments or Term Loans being extended, (ii)(A) there shall be no scheduled amortization of the extended Commitments and (B) the weighted average life to maturity of the extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans being extended, (iii) the extended Revolving Loans and the extended Term Loans will rank pari passu in right of payment with the existing Revolving Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not an Obligor, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any extended Term Loans or extended

Ingram Micro/Credit Agreement

Commitments (and the extended Revolving Loans thereunder) shall be determined by the Borrowers and the Lenders providing such extended Term Loans or extended Commitments, as applicable and (v) to the extent the terms of the extended Term Loans or the extended Commitments are inconsistent with any other terms set forth in this Agreement (for the avoidance of doubt, except as set forth in clauses (i) through (iv) above), such terms shall be reasonably satisfactory to the Borrowers, the Administrative Agent and such applicable extending Lender.

ARTICLE IV

PRINCIPAL, INTEREST, AND FEE PAYMENTS

SECTION 4.1  Loan Accounts, Notes, Payments, and Prepayments.  The Outstanding Credit Extensions shall be evidenced by one or more loan accounts or records maintained by the Administrative Agent which loan accounts or records shall be conclusive evidence, absent manifest error, of the amount of those Outstanding Credit Extensions and the interest and principal payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the Obligations of the relevant Borrower under the Loan Documents to pay any amount owing with respect to the Obligations.  Upon the request of any Lender made at any time through the Administrative Agent, the relevant Borrower shall promptly execute and deliver to that Lender a Note to evidence Loans made by that Lender to the relevant Borrower.

SECTION 4.1.1  Repayments and Prepayments of Loans.  The relevant Borrower shall make all payments and prepayments of each Loan made to it in the Available Currency in which it was originally denominated and shall repay in full the unpaid principal amount of each Loan outstanding to it at the Maturity thereof.  Before that Maturity:

(a)           the relevant Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan; provided that:

(i)           any such prepayment of any Revolving Loan shall be allocated to each Lender pro rata according to such Lender’s Percentage of the Revolving Loans so prepaid;

(ii)          any such prepayment of any Revolving Loan made on any day other than the last day of the Interest Period then applicable to such Revolving Loan shall be subject to Section 5.4;

(iii)         all such voluntary prepayments shall require prior notice to the Administrative Agent of at least three but no more than five Business Days; and

(iv)         all such voluntary prepayments shall, if other than a prepayment in whole, be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000;

(b)           the relevant Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Line Loan; provided that:

Ingram Micro/Credit Agreement

(i)           all such voluntary prepayments shall require telephonic notice to the Swing Line Lender on or before 1:00 p.m., Applicable Time, on the day of such prepayment (such notice to be confirmed in writing on or prior to the next Business Day thereafter); and

(ii)          all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 (or the then outstanding principal amount of Swing Line Loans, if less) and an integral multiple of $100,000 (or the then outstanding principal amount of Swing Line Loans, if less).

(c)           The Administrative Agent shall determine if the aggregate Outstanding Credit Extensions of all the Lenders exceed the Total Commitment Amount (i) at the end of each Fiscal Period and (ii) on the date of each request for a Credit Extension (excluding any request submitted in respect of any continuation of any Borrowing previously made hereunder), and promptly thereafter and in any event, in respect of any determination made pursuant to clause (ii) above, prior to the proposed date of such requested Credit Extension, Micro shall (or shall cause the other Borrowers to) make a mandatory prepayment of the outstanding principal amount of such Revolving Loans or Swing Line Loans (or both) as Micro may select in an amount equal to such excess, such prepayment to be allocated to the Lenders in the manner set forth in clause (a)(i) above); and

(d)           Micro shall (and shall cause the other relevant Borrowers to), on each date when any reduction or termination in the Total Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Revolving Loans equal to the excess, if any, of the then aggregate Outstanding Credit Extensions of all the Lenders over the Total Commitment Amount as so reduced, such prepayment to be allocated to the Lenders in the manner set forth in clause (a)(i) above.

SECTION 4.1.2  Change in Control.  Promptly, and in any event within two Business Days, following a Change in Control or, in the case of a “Change in Control” of the type described in clause (a) of such definition, within two Business Days following the date on which Micro or any other Obligor is provided with the relevant Schedule 13D or Schedule 13G filing, Micro shall provide notice (a “Change in Control Notice”) thereof to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders) which notice shall (i) describe such event in reasonable detail and (ii) offer to prepay all outstanding Loans of each Lender and cash collateralize all outstanding Letters of Credit of each Issuer, which prepayment or cash collateralization shall occur (referred to as the “Settlement Date”) on or before the 30th Business Day following such Change in Control Notice.  In such Change in Control Notice, Micro may request that the Lenders waive such right to prepayment (or, in the case of any Issuers, such right of cash collateralization) and continue as a Lender (or Issuer, as the case may be) hereunder.  Any Lenders or Issuers which, in their sole and absolute discretion, determine to continue in such capacities hereunder (by notice to Micro no later than the 10th Business Day before such Settlement Date) shall continue to provide loans and letters of credit in an amount equal to their respective Commitment and Letter of Credit Commitment, as in effect immediately prior to such Change in Control.  Lenders or Issuers that do not consent to continue as Lenders or Issuers, as the case may be, hereunder shall have all their respective commitments cancelled, regardless of the percentage of consenting Lenders and all such Lenders outstanding Loans shall be repaid, and all

Ingram Micro/Credit Agreement

their respective Letter of Credit Obligations shall be cash collateralized no later than the Settlement Date.  On or promptly following the Settlement Date, the Administrative Agent shall distribute to the Borrowers and the Lenders a schedule of the Percentages after giving effect to the foregoing.  The resulting Commitments of any Lenders agreeing to waive its right of prepayment following a Change in Control shall be binding on such Lender, notwithstanding that the previously existing Total Commitment Amount may have been reduced as a result of the foregoing terms.

SECTION 4.2  Interest Provisions.  Each Loan shall bear interest from and including the day when made until (but not including) the day such Loan shall be paid in full, and such interest shall accrue and be payable in accordance with this Section 4.2.

SECTION 4.2.1  Rates.  Subject to Sections 4.2.2 and 5.1, each Revolving Loan shall bear an annual rate of interest, during each Interest Period applicable thereto, equal to the sum of (i) the LIBO Rate for such Interest Period, plus (ii) the Applicable Margin~~, plus (iii) Mandatory Costs (if any)~~; provided that, Swing Line Loans shall accrue interest at an annual rate equal to the sum of (a) the greater of (x) the Swing Line Lender’s Cost of Funds and (y) the one-month LIBO Rate, plus (b) in the case of either clause (x) or (y), the then effective Applicable Margin for LIBO Rate Loans.

SECTION 4.2.2  Post-Maturity Rates.  After the date any principal amount of any Loan is due and payable (whether at Maturity, upon acceleration or otherwise), or after any other monetary Obligation of Micro or any other Borrower shall have become due and payable, Micro or each such other Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at an annual rate equal to the Reference Rate plus 2%.

SECTION 4.2.3  Continuation Elections.  The relevant Borrower may from time to time by delivering a Continuation Notice to the Administrative Agent on or before 1:00 p.m., Applicable Time, on a Business Day, irrevocably elect, on not less than three nor more than five Business Days’ notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of the LIBO Rate Loans, be continued for one or more new Interest Periods; provided that:

(a)           in the absence of delivery of a Continuation Notice with respect to any Loan, at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, that Loan shall, on such last day, automatically continue for a new Interest Period having a duration equal to the original duration of the then expiring Interest Period; and

(b)           no portion of the outstanding principal amount of any Loans may be continued with an Interest Period longer than one month while any Default has occurred and is continuing.

SECTION 4.2.4  Payment Dates.  Interest accrued on each Loan shall be payable, without duplication, in the Available Currency in which it is denominated:

(a)           on the Commitment Termination Date;

Ingram Micro/Credit Agreement

(b)           on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan (but only on the principal amount so paid or prepaid);

(c)           in the case of LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of the date of the commencement of such Interest Period); and

(d)           on that portion of any Loans which is accelerated pursuant to Section 9.2 or 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such Loans or other Obligations are due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 4.2.5  Interest Rate Determination.  The Administrative Agent and, if and when applicable, the Reference Lenders shall, in accordance with each of their customary practices, attempt to determine the relevant interest rates applicable to each Loan requested to be made pursuant to each Borrowing Request duly completed and delivered by a Borrower, and, if and when applicable, each Reference Lender agrees to furnish the Administrative Agent timely information for the purpose of determining the LIBO Rate.  If any Reference Lender fails, if and when applicable, to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information shared by the other Reference Lender(s).

SECTION 4.2.6  Additional Interest on Loans.  For so long as the cost to a Lender of making or maintaining its LIBO Rate Loans is increased as a result of any imposition or modification after the date of this Agreement of any reserve required to be maintained by such Lender against Eurocurrency Liabilities (or any other category of liabilities which includes deposits by reference to which the interest rate on Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents ~~but not duplicating any requirement included in the calculation of Mandatory Costs~~), then such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on any of its LIBO Rate Loans, additional interest on such Loan of such Lender at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the LIBOR Reserve Percentage over (ii) the applicable LIBO Rate.  Any Lender wishing to require payment of such additional interest shall so notify Micro and the Administrative Agent (which notice shall set forth the amount (as determined by such Lender) to which such Lender is then entitled under this Section 4.2.6 (which amount shall be consistent with such Lender’s good faith estimate of the level at which the related reserves are maintained by it and which determination shall be conclusive and binding for all purposes, absent demonstrable error) and shall be accompanied by such information as to the computation set forth therein as Micro may reasonably request), in which case such additional interest on the LIBO Rate Loans of such Lender shall be payable on the last day of each Interest Period thereafter (commencing with the Interest Period beginning at least three Business Days after the giving of such notice) to such Lender at the place indicated in such notice.  Each Lender that receives any payment in respect of increased costs pursuant to this Section 4.2.6 shall

Ingram Micro/Credit Agreement

promptly notify Micro of any change with respect to such costs which affects the amount of additional interest payable pursuant to this section in respect thereof.

SECTION 4.3  Fees.  Each Borrower agrees to pay the fees applicable to it set forth in this Section 4.3.  All such fees shall be nonrefundable and shall be paid in Dollars to the Administrative Agent, each Lender or the relevant Issuer, as the case may be, at its office specified for such purpose on the signature pages hereof.

SECTION 4.3.1  Administration Fees.  ~~Coordination Center,~~ Ingram Lux and Micro, jointly and severally, agree to pay directly to the Administrative Agent, for its own account, an annual administration fee in the amounts and on the dates set forth in the Fee Letter.

SECTION 4.3.2  Commitment Fees.  The Initial Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender (including, any portion thereof when the Lenders may not extend any Credit Extensions by reason of the inability of the Borrowers to satisfy any condition of Section 6.1 or 6.2), for each day during the period commencing on the ~~First~~Second Amendment Effective Date until but excluding the Commitment Termination Date, a commitment fee (the “Commitment Fee”) to each Lender on the unused portion of its Credit Commitment Amount on such day at the rate per annum determined in accordance with the following procedure; provided that for each day during the period commencing on the ~~First~~Second Amendment Effective Date and continuing through and including the six month anniversary of the ~~First~~Second Amendment Effective Date, the Commitment Fee shall be not lower than the rate set forth in Pricing Level III; provided further that, the making of Swing Line Loans shall not constitute usage of the Commitment for purposes of calculating Commitment Fees to be paid by the Borrowers to the Lenders:

(1)           If the Pricing Level set forth opposite the Leverage Ratio is the same as the Pricing Level set forth opposite the applicable Credit Rating, then the Commitment Fee for that Pricing Level shall be the Commitment Fee.

(2)           If the Pricing Level set forth opposite the Leverage Ratio differs by one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Commitment Fee for the lower numbered Pricing Level of the two shall be the Commitment Fee.

(3)           If the Pricing Level set forth opposite the Leverage Ratio differs by more than one Pricing Level from the Pricing Level set forth opposite the applicable Credit Rating, then the Commitment Fee shall be determined by reference to the Pricing Level that is numerically one Pricing Level below the higher numbered of the two applicable Pricing Levels.

Ingram Micro/Credit Agreement

Pricing Level	Credit Rating	Leverage Ratio	Commitment Fee
Level I	Higher than or equal to BBB+ or Baa1	Less than .50	0.125%
Level II	BBB or Baa2	Greater than or equal to .50, but less than 1.00	0.150%
Level III	BBB- or Baa3	Greater than or equal to 1.00, but less than 2.00	0.200%
Level IV	BB+ or Ba1	Greater than or equal to 2.00, but less than 3.00	~~0.275~~0.250%
Level V	Lower than or equal to BB or Ba2	Greater than or equal to ~~3.00, but less than 3.50~~3.00	~~0.325~~0.350%
~~Level VI~~	~~Lower than or equal to BB- or Ba3~~	~~Greater than or equal to 3.50~~	~~0.375%~~

Such Commitment Fee shall be determined from time to time by the Administrative Agent and shall be payable by the Initial Borrowers in arrears on each Quarterly Payment Date and on the Commitment Termination Date.  If the Credit Ratings assigned by S&P and Moody’s fall into different Pricing Levels, then the applicable Pricing Level shall be determined by reference to the lower of the two Credit Ratings.

Subject to Section 4.4, the applicable Leverage Ratio shall be the Leverage Ratio for the Fiscal Period most recently ended prior to such day for which financial statements and reports have been received by the Administrative Agent pursuant to Section 8.1.1(a) or (b), as set forth in (and effective upon delivery by Micro to the Administrative Agent of) the related new Compliance Certificate pursuant to Section 8.1.1(d).

Notwithstanding the foregoing, (a) for so long as an Event of Default has occurred and is continuing the applicable Pricing Level shall be Level ~~VI~~V and (b) if Micro shall fail to deliver a Compliance Certificate required to be delivered pursuant to Section 8.1.1(d) within 60 days after the end of any of its fiscal quarters (or within 90 days, in the case of the last fiscal quarter of its Fiscal Year), the applicable Pricing Level from and including the 61st (or 91st, as the case may be) day after the end of such fiscal quarter (or Fiscal Year, as the case may be) to but not including the date Micro delivers to the Administrative Agent a quarterly Compliance Certificate shall be Level VIV.

SECTION 4.3.3  Letter of Credit Fees.

(a)           The applicable Borrower agrees to pay to the Administrative Agent for the account of each Lender (including the relevant Issuer) a Letter of Credit participation fee (the “Letter of Credit Fee”) equal to each Lender’s Percentage of the average daily Stated Amount of each Letter of Credit during the applicable period multiplied by the Applicable Margin then in effect for LIBO Rate Loans.  Such participation fee shall accrue from the date of issuance of any Letter of Credit until the date such Letter of Credit is drawn in full or terminated, and shall be payable in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety.

Ingram Micro/Credit Agreement

(b)           The applicable Borrower agrees to pay to the Administrative Agent for the account of the Issuer of each Letter of Credit a Letter of Credit fronting fee at the rate set forth in the Fee Letter (or, in the case of an Issuer other than Scotiabank, as separately agreed between Micro and such Issuer) during the applicable period, such fee to be payable for the account of the relevant Issuer in quarterly installments in arrears on each Quarterly Payment Date and on the date that the Commitments terminate in their entirety.  Micro agrees to reimburse each Issuer, on demand, for all usual out-of-pocket costs and expenses incurred in connection with the issuance or maintenance of any Letter of Credit issued by such Issuer.

(c)           The Administrative Agent shall pay to each Lender and each Issuer fees paid for its account under clause (a) or (b) above promptly after receipt by the Administrative Agent.

SECTION 4.4  Rate and Fee Determinations.  Interest on each Loan shall be computed on the basis of a year consisting of 360 days (or 365 or 366, as the case may be, for Loans denominated in Sterling) and fees shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, in each case paid for the actual number of days elapsed, calculated as to each period from and including the first day thereof to but excluding the last day thereof.  All determinations by the Administrative Agent of the rate of interest payable with respect to any Loan shall be conclusive and binding in the absence of demonstrable error.  The Borrowers acknowledge that the Lenders have agreed to the amount of the Applicable Margin and Commitment and Letter of Credit fees payable under the Loan Documents based upon, among other things, the delivery by the Obligors pursuant to Section 8.1.1 of accurate and actual reporting of results of operation, and that the financial covenant ratios set forth in a Compliance Certificate shall only be treated by the Lenders as presumptive evidence of such actual results.  If the actual Leverage Ratio for any period is higher than that set forth in a Compliance Certificate for such period, then the amount of interest and Commitment and Letter of Credit fees owing for such period shall be established by reference to the actual Leverage Ratio , and not the ratio set forth in the Compliance Certificate.  Promptly, and in any event within thirty days, following the earlier of (i) any Borrower’s receipt of a notice from the Administrative Agent pursuant to this clause or (ii) any Borrower’s knowledge that the Leverage Ratio for a particular period was higher than that reported in the Compliance Certificate for such period, the Borrowers shall pay to the Administrative Agent all unpaid interest and Commitment and Letter of Credit fees for such period based upon the actual Leverage Ratio.  In no event shall the Lenders be required to rebate interest or Commitment and Letter of Credit fees paid by any Borrower, and the payment of incremental interest and fees pursuant to this clause shall not impair (and is without limitation of) the other rights and remedies of the Lenders under the Loan Documents.

ARTICLE V

CERTAIN PAYMENT PROVISIONS

SECTION 5.1  Illegality; Currency Restrictions.

(a)           If, as the result of any Regulatory Change, any Lender shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on

Ingram Micro/Credit Agreement

each Borrower), that it is unlawful for such Lender to make any Loan, issue any Letter of Credit, or continue any Loan previously made by it hereunder in respect of the LIBO Rate, as the case may be, the obligations of such Lender to make any such Loan, issue any such Letter of Credit, or continue any such Loan in respect of the LIBO Rate, as the case may be, shall, upon the giving of notice thereof to the Administrative Agent, Micro, and any other applicable Borrower, forthwith be suspended and each applicable Borrower shall, if requested by such Lender and if required by such Regulatory Change, on such date as shall be specified in such notice, prepay to such Lender in full all of such Loans or convert all of such Loans into a Cost of Funds Rate Loan that is not unlawful, in each case on the last day of the Interest Period applicable thereto (unless otherwise required by applicable law) and without any penalty whatsoever (but subject to Section 5.4); provided that such Lender shall make as Cost of Funds Loans all Loans that such Lender would otherwise be obligated to make Loans at the LIBO Rate and convert into or continue as Cost of Funds Loans all Loans that such Lender would otherwise be required to convert into or continue as Loans at the LIBO Rate, in each case during the period any such suspension is effective.  Such suspension shall continue to be effective until such Lender shall notify the Administrative Agent and Micro that the circumstances causing such suspension no longer exist, at which time the obligations of such Lender to make any such Loan, issue any Letter of Credit, or continue any Loan, as the case may be, shall be reinstated.

(b)           If any central bank or other governmental authorization in the country of the proposed Available Currency of any proposed Loan is required to permit the use of such Available Currency by a Lender (through its Lending Office) for such Loan and such authorization has not been obtained (provided that such Lender has used reasonable endeavors to obtain such authorization) or is not in full force and effect, the obligation of such Lender to provide such Loans shall be suspended so long as such authorization is required and has not been obtained by such Lender.

SECTION 5.2  Deposits Unavailable.

(a)           If, before the date on which all or any portion of any Revolving Loan bearing interest in respect of the LIBO Rate is to be made, maintained, or continued the Administrative Agent shall have determined (which determination shall be conclusive and binding), with respect to that Loan that:

(i)           deposits in the relevant amount and the relevant Available Currency and for the relevant Interest Period are available, if and when applicable, to none of the Reference Lenders in the relevant market, or

(ii)          by reason of circumstances affecting the London interbank market adequate means do not exist for ascertaining the interest rate applicable under this Agreement in respect of the relevant LIBO Rate, then, upon notice from the Administrative Agent to Micro and the Lenders, the obligations of the Lenders to make or continue any Loan bearing interest in respect of the LIBO Rate in such Available Currency under Sections 3.1 and 4.2.3 shall forthwith be suspended until the Administrative Agent shall notify Micro and the Lenders that the circumstances causing such suspension no longer exist.

Ingram Micro/Credit Agreement

(b)           If a notification under this Section 5.2 applies to a Loan which is outstanding and that is not going to be converted at the end of its Interest Period to another Available Currency for which the LIBO Rate is available, then, notwithstanding any other provision of this Agreement:

(i)           within five Business Days of receipt of the notification, the Borrowers and the Administrative Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan at the end of its applicable Interest Period;

(ii)          any alternative basis agreed under clause (i) above shall be, with the prior consent of all the Lenders, binding on all of the Obligors and Lender Parties;

(iii)         if no alternative basis is agreed, each Lender shall (through the Administrative Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

(iv)         any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Lender of funding its participation in the Loan from whatever sources it may select plus the Applicable Margin; and

(v)          each alternative basis so certified shall be binding on the Obligors and the certifying Lender and treated as part of this Agreement.

SECTION 5.3  Increased Credit Extension Costs, etc.  Each Borrower agrees to reimburse each Lender within 30 days after any demand for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, maintaining, participating, issuing or extending (or of its obligation to make, maintain, participate, issue or extend) any Credit Extension to the extent such increased cost or reduced amount is due to a Regulatory Change.  Such Lender shall provide to the Administrative Agent and the relevant Borrower a certificate stating, in reasonable detail, the reasons for such increased cost or reduced amount and the additional amount required fully to compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the relevant Borrower directly to such Lender upon its receipt of such notice, and such notice shall be rebuttable, presumptive evidence of the additional amounts so owing.  In determining such amount, such Lender shall act reasonably and in good faith and may use any method of averaging and attribution that it customarily uses for its other borrowers with a similar credit rating as Micro.  Such Lender may demand reimbursement for such increased cost or reduced amount only for the 360-day period immediately preceding the date of such written notice, and such Borrower shall have liability only for such period; provided that if such Regulatory Change giving rise to such increased cost is retroactive, then the 360-day period referred to in the previous clause shall be extended to include the period of retroactive effect thereof, but in any case, not prior to the date such Lender became a party to this Agreement.

Ingram Micro/Credit Agreement

SECTION 5.4  Funding Losses.  If any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or extend any portion of the principal amount of any LIBO Rate Loan) as a result of:

(a)           any repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period whether pursuant to Section 4.1.1 or otherwise;

(b)           any conversion of the currency of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period; or

(c)           any LIBO Rate Loan not being made, continued, or converted in accordance with the Credit Extension Request therefor in the case of any Credit Extension Request as a consequence of any action taken, or failed to be taken, by any Obligor, then, upon the written notice of such Lender to the relevant Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount of any such loss or expense that has been so incurred.

SECTION 5.5  Increased Capital Costs.  If any Regulatory Change affects or would affect the amount of capital or liquidity required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its participation in this Agreement or the making, continuing, converting, participating in or extending of any Credit Extension is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case, upon the relevant Borrower’s receipt of written notice thereof from such Lender (with a copy to the Administrative Agent), such Borrower shall pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  A statement of such Lender as to any such additional amounts (including calculations thereof in reasonable detail) shall be rebuttable, presumptive evidence of the additional amounts so owing.  In determining such amount, such Lender may use any method of averaging and attribution that it shall deem applicable.  Such Lender may demand payment for such additional amounts that have accrued only during the 360-day period immediately preceding the date of such written notice and such Borrower shall have liability only for such period; provided that, if such Regulatory Change giving rise to such reduced rate of return is retroactive, then the 360-day period referred to in the previous clause shall be extended to include the period of retroactive effect thereof, but in any case, not prior to the date such Lender became a party to this Agreement.

SECTION 5.6  Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, the Lenders shall be entitled to fund and maintain their funding of all or any part of their Loans and other Credit Extensions in any manner they elect, it

Ingram Micro/Credit Agreement

being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to a Loan shall be made as if each Lender had actually funded and maintained each Loan through its Lending Office and through the purchase of deposits having a maturity corresponding to the maturity of such Loan.  Any Lender may, if it so elects, fulfill any commitment or obligation to make or maintain Loans or other Credit Extensions by causing a branch or affiliate to make or maintain such Loans or other Credit Extensions; provided that, in such event, such Loans or other Credit Extensions shall be deemed for the purposes of this Agreement to have been made by such Lender through its applicable Lending Office, and the obligation of a Borrower to repay such Loans shall nevertheless be to such Lender at its Lending Office and shall be deemed held by such Lender through its applicable Lending Office, to the extent of such Loan, for the account of such branch or affiliate.  Notwithstanding the foregoing or the fact that different Affiliates for a Lender under this Agreement may have executed this Agreement or the Lender Assignment Agreement by which it has become a Lender under this Agreement, all of those Lending Offices and signatories shall be treated under the Loan Documents as but one Lender for purposes of calculations of Percentage, Commitment, Required Lenders, and modifications, amendments, waivers, consents, and approvals under Section 11.1 and other provisions of the Loan Documents.

SECTION 5.7  Taxes.

(a)           All payments by any Obligor of principal of, and interest and fees on, any Credit Extension and all other amounts payable hereunder or under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes, and other taxes, fees, duties, withholdings, or other charges of any nature whatsoever imposed by any taxing authority with respect to such payments, but excluding (i) franchise taxes and taxes imposed on or measured by any Lender Party’s gross or net income, profits, or receipts, in each case imposed (A) by any taxing authority under the laws of which such Lender Party is organized or in which it maintains its applicable Lending Office or (B) by reason of a present or former connection between the jurisdiction imposing such tax and such Lender Party or one of its applicable lending offices other than a connection arising solely from such Lender Party having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any of the other Loan Documents; (ii) taxes imposed under FATCA and (iii) in the case of a Lender Party, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender Party with respect to an applicable interest in the Credit Extension pursuant to a law in effect on the date on which (i) such Lender Party acquires such interest in the Credit Extension or (ii) such Lender Party changes its applicable Lending Office, except in each case to the extent that, pursuant to this Section 5.7, amounts with respect to such taxes were payable either to such Lender Party’s assignor immediately before such Lender Party became a party hereto or to such Lender Party immediately before it changed its applicable Lending Office (such non-excluded items being called “Taxes”) except to the extent required by law.  In the event that any withholding or deduction from any payment to be made by any Obligor hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Obligor will:

Ingram Micro/Credit Agreement

(i)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)          promptly forward to the relevant Lender Party an official receipt or other documentation satisfactory to such Lender Party evidencing such payment to such authority; and

(iii)         pay directly to the relevant Lender Party for its own account such additional amount or amounts as is or are necessary to ensure that the net amount actually received by such Lender Party will equal the full amount such Lender Party would have received had no such withholding or deduction been required.

(b)           Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder, such Lender Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had not such Taxes been asserted.

(c)           If the relevant Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the relevant Lender Parties entitled thereto the required receipt or other required documentary evidence, such Obligor shall indemnify such Lender Parties for any incremental Taxes, interest or penalties that may become payable by any Lender Party as a result of any such failure.

(d)           The following provisions govern exceptions to the tax indemnification provisions of this Section 5.7 and related matters.

(i)           In respect of its Credit Extensions to Micro, (A) each Lender Party ~~organized under the laws of a jurisdiction outside the~~ that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code -- on or before the date of its execution and delivery of this Agreement (if an original signatory to this Agreement) or the date on which it otherwise becomes a Lender Party, on or before the date of any change in its Lending Office, and from time to time thereafter if requested in writing by Micro (but only so long as and to the extent that Lender Party remains lawfully able to do so) -- shall provide Micro and the Administrative Agent with one of the following: (I) two duly completed originals of either (1) Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility of such Lender Party for the benefit of an exemption from United States withholding tax under an income tax treaty to which the United States is a party or (2) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; (II) in the case of a Lender Party who is not legally entitled to deliver either form listed in clause (i)(A) but is the beneficial owner of the Credit Extension, (1) a certificate to the effect that such Lender Party is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Obligor within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign

Ingram Micro/Credit Agreement

corporation receiving interest from a related person within the meaning of Section 881(c)(3)(A) of the Code (such certificate an “Exemption Certificate”) and (2) two duly completed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E or applicable successor form; and (III) in the case of a Lender Party who is not the beneficial owner, two duly completed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, an Exemption Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable and (B) each Lender Party who is a Non-Exempt U.S. Person, on or before the date of its execution and delivery of this Agreement (if an original signatory to this Agreement) or the date on which it becomes a Lender Party, on or before the date of any change in its Lending Office, and from time to time thereafter if requested in writing by Micro (but only so long as that Lender Party remains lawfully able to do so), shall provide Micro and the Administrative Agent with two duly completed copies of Internal Revenue Service Form W-9.

(ii)           A Lender Party is not entitled to indemnification under this Section 5.7 with respect to the applicable Taxes for any period during which the Lender Party has failed to provide Micro and the Administrative Agent with the applicable U.S. Internal Revenue Service form if required under clause (i) above or is unable, as a matter of law, to provide such a form (unless that failure or inability is due to a change in treaty, law, or regulation occurring after the date on which the applicable form originally was required to be provided or a redesignation of the Lender Party’s Lending Office at the request of the relevant Obligor) in respect of U.S. withholding taxes.

(iii)          Notwithstanding clause (ii) above to the contrary, if a Lender Party that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to United States withholding tax because of its failure to deliver an Internal Revenue Service form required hereunder, then Micro shall take such steps as that Lender Party shall reasonably request to assist that Lender Party to recover the applicable withholding tax.

(e)           Any Lender Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Micro and the Administrative Agent, at the time or times reasonably requested by Micro or the Administrative Agent, such properly completed and executed documentation reasonably requested by Micro as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.7(d) above) shall not be required if in the Lender Party’s reasonable judgment such completion, execution or submission would subject such Lender Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender Party.

Ingram Micro/Credit Agreement

(f)           If a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to Micro and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Micro or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Micro or the Administrative Agent as may be necessary for Micro and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, Micro and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans under the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(g)           Each Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Obligor and the Administrative Agent in writing of its legal inability to do so.

(h)           If any Obligor pays any additional amount under this Section 5.7 (a “Tax Payment”) and any Lender Party or Affiliate thereof effectively obtains a refund of Tax by reason of the Tax Payment (a “Tax Refund”) and such Tax Refund is, in the reasonable judgment of such Lender Party or Affiliate, attributable to the Tax Payment, then such Lender Party, after receipt of such Tax Refund, shall promptly reimburse such Obligor for such amount as such Lender Party shall reasonably determine to be the proportion of the Tax Refund as will leave such Lender Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required; provided that no Lender Party shall be required to make any such reimbursement if it reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Refund or would adversely affect in any other respect its tax position.  Subject to the other terms hereof, any claim by a Lender Party for a Tax Refund shall be made in a manner, order and amount as such Lender Party determines in its sole and absolute discretion.  No Lender Party shall be obligated to disclose information regarding its tax affairs or computations to any Obligor, it being understood and agreed that in no event shall any Lender Party be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Refund).

SECTION 5.8  Payments.  All payments by an Obligor pursuant to this Agreement or any other Loan Document, whether in respect of principal, interest, fees or otherwise, shall be made as set forth in this Section 5.8.

Ingram Micro/Credit Agreement

SECTION 5.8.1  Credit Extensions.

(a)           All payments by an Obligor (whether in respect of principal, interest, fees or otherwise) pursuant to this Agreement or any other Loan Document with respect to Credit Extensions or any other amount payable hereunder shall be made by the relevant Borrower in the Available Currency in which the Obligation was denominated (the “Required Currency”).  All such payments (other than fees payable pursuant to Section 4.3, which fees shall be paid by the relevant Borrower to the Administrative Agent for the account of the relevant payee, Article V, Section 11.3 or 11.4) shall be made by the relevant Borrower to the Administrative Agent for the account of each Lender based upon its Percentage.  All such payments required to be made to the Administrative Agent shall be made, without set-off, deduction or counterclaim, not later than 1:00 p.m., Applicable Time, on the date when due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the relevant Borrower.  Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.  The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall, except as otherwise required pursuant to clause (d) of the definition of Interest Period, be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(b)           In the case of any payment made pursuant to the preceding clause (a) by a Borrower to the Administrative Agent, unless the Administrative Agent will have received notice from that Borrower prior to the date on which any such payment is due hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender.  If that Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to the Lender to the extent that such amount was not paid by that Borrower to the Administrative Agent together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at an annual rate equal to the Administrative Agent’s Cost of Funds.

SECTION 5.9  Sharing of Payments.

(a)           If any Lender Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 3.3, 5.3, 5.4, 5.5, 5.7 or 6.3) in excess of its pro rata share of payments obtained by all Lender Parties, such Lender Party shall purchase from the other Lender Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender

Ingram Micro/Credit Agreement

Party to share the excess payment or other recovery ratably (to the extent such other Lender Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender Party, the purchase shall be rescinded and each Lender Party which has sold a participation to the purchasing Lender Party shall repay to the purchasing Lender Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender Party’s ratable share (according to the proportion of (a) the amount of such selling Lender Party’s required repayment to the purchasing Lender Party to (b) total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

(b)           The Borrowers agree that any Lender Party purchasing a participation from another Lender Party pursuant to this Section 5.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.10) with respect to such participation as fully as if such Lender Party were the direct creditor of the relevant Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law any Lender Party receives a secured claim in lieu of a setoff to which this Section 5.9 applies, such Lender Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lender Parties entitled under this Section 5.9 to share in the benefits of any recovery on such secured claim.

SECTION 5.10  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all balances, credits, accounts, moneys or deposits (general or special, time or demand, provisional or final but excluding, for the avoidance of doubt, any payment received pursuant to this Agreement by the Administrative Agent in its capacity qua Administrative Agent on behalf of the Lenders) at any time held and other indebtedness at any time due and owing by such Lender Party (in any currency and at any branch or office) to or for the credit or the account of any Obligor against any and all of the Obligations of such Obligor now or hereafter existing under this Agreement or any other Loan Document that are at such time due and owing, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or such other Loan Document (other than any notice expressly required hereby); provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender Party under this Section 5.10 are in addition to other rights and remedies (including other rights of set-off) which such Lender Party may have.

SECTION 5.11  Judgments, Currencies, etc.  The obligation of each Obligor to make payment of all Obligations in the Required Currency shall not be discharged or satisfied by any

Ingram Micro/Credit Agreement

tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than the Required Currency, except to the extent such tender or recovery shall result in the actual receipt by the recipient at the office required hereunder of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Obligor authorizes the Administrative Agent on any tender or recovery in a currency other than the Required Currency to purchase in accordance with normal banking procedures the Required Currency with the amount of such other currency so tendered or recovered.  The obligation of each Obligor to make payments in the Required Currency shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Required Currency of the amount (if any) by which such actual receipt shall fall short of the full amount of the Required Currency expressed to be payable under this Agreement or any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or such other Loan Document.

SECTION 5.12  Replacement of Lenders.  Each Lender hereby severally agrees that if such Lender (a “Subject Lender”) makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.2.6, 5.3, 5.5, or 5.7, if the obligation of such Lender to make Loans is suspended pursuant to Section 5.1(a) or if such Lender is a Defaulting Lender or a Non-Consenting Lender, any Borrower may, so long as no Event of Default shall have occurred and be continuing, replace such Subject Lender with an Eligible Assignee pursuant to an assignment in accordance with Section 11.11.1 (and the Administrative Agent agrees to waive any applicable assignment fee in connection therewith); provided that (i) such Eligible Assignee shall be subject to the approval of the Administrative Agent and the Issuer as required by the definition of “Eligible Assignee”, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender’s Loans and its applicable Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.2.6, 5.3, 5.5, and 5.7), owing to such Subject Lender hereunder and (iii) in the case of any replacement of a Non-Consenting Lender, such Eligible Assignee shall have consented to the applicable consent, waiver or amendment.  Upon the effective date of such assignment, such designated financial institution shall become a Lender for all purposes under this Agreement and the other Loan Documents.

SECTION 5.13  Change of Lending Office.  If Micro or any other Obligor is required to pay additional amounts to or for the account of any Lender Party pursuant to Section 4.2.6, 5.3, 5.5, or 5.7, or if the obligation of any Lender to make or continue Loans is suspended pursuant to Section 5.1(a), then such Lender Party will change the jurisdiction of its Lending Office if, in the judgment of such Lender Party, such change (a) will eliminate or reduce any such additional payment which may thereafter accrue or will avoid such suspension and (b) is not otherwise disadvantageous to such Lender Party.

SECTION 5.14  European Monetary Union.  If and to the extent that any provision of this Section 5.14 relates to any state (or the currency of such state) that is not a Participating Member State on the Effective Date, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

Ingram Micro/Credit Agreement

(a)           An amount denominated in the National Currency Unit of a Participating Member State shall be redenominated into Euro in accordance with EMU Legislation and paid by the debtor either in the Euro Unit or in that National Currency Unit and an amount denominated in the Euro Unit shall be paid by the debtor in the Euro Unit unless EMU Legislation provides otherwise; provided, that if and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay or repay any such amount either in the Euro Unit or in such National Currency Unit.

(b)           If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that is or becomes a Participating Member State shall be inconsistent with any convention or practice in the London, England interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State.

(c)           Without prejudice to the respective liabilities of each Borrower to the Lenders, the Issuer and the Administrative Agent under or pursuant to this Agreement, except as expressly provided in this clause (c), each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with Micro may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

SECTION 5.15  Defaulting Lenders.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender hereunder (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 5.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.16; fourth, as the Borrowers may request (so

Ingram Micro/Credit Agreement

long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.16; sixth, to the payment of any amounts owing to the Lenders, the Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuers or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.  (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.16.

(C)           With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the relevant Borrower shall (x) pay to each Non-Defaulting Lender that portion of any

Ingram Micro/Credit Agreement

such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer’s Fronting Exposure to such Defaulting Lender, with respect to such Letters of Credit, and (z) not be required to pay the remaining amount of any such fee.

(iv)           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) no Event of Default shall have occurred and be continuing, and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (y) second, Cash Collateralize the Issuers’ Fronting Exposure to such Defaulting Lender in accordance with the procedures set forth in Section 5.16.

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swing Line Lender and Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 5.15(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Ingram Micro/Credit Agreement

(c)           New Swing Line Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it will have no Fronting Exposure to such Defaulting Lender after giving effect to such Swing Line Loan and the reallocation set forth in Section 5.15(a)(iv) and (ii) no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it will have no Fronting Exposure to such Defaulting Lender after giving effect thereto and the reallocation set forth in Section 5.15(a)(iv).

SECTION 5.16  Cash Collateral.

At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent) the applicable Borrower shall Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)           Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Outstandings, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuers as herein provided (other than non-consensual junior liens permitted by Section 8.2.2) or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.16 or Section 5.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Outstandings (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)           Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided that, subject to Section 5.15 the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Ingram Micro/Credit Agreement

SECTION 5.17  Termination of Defaulting Lender.  The Borrowers may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

ARTICLE VI

CONDITIONS TO MAKING CREDIT EXTENSIONS,
~~AND~~ ACCESSION OF ACCEDING BORROWERS AND WITHDRAWAL OF BORROWERS

SECTION 6.1  Initial Credit Extension.  The obligation of each Lender and, if applicable, any Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

SECTION 6.1.1  Resolutions, etc.  The Administrative Agent will have received from each Obligor a certificate, dated the Effective Date and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary, or other authorized representative of such Obligor as to:

(a)           resolutions of its Board of Directors or its Executive Committee (or its equivalent), as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it;

(b)           the incumbency and signatures of those of its officers authorized to act as Authorized Persons for it with respect to this Agreement and each other Loan Document to be executed by it; and

(c)           the Organic Documents of such Obligor;

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of the relevant Obligor canceling or amending such prior certificate.  In addition, each Obligor shall, where applicable, have delivered to the Administrative Agent a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of incorporation, each such certificate to be dated a date reasonably near (but prior to) the Effective Date.

SECTION 6.1.2  Effective Date Certificate.  The Administrative Agent shall have received, with counterparts for each Lender, the Effective Date Certificate, dated the Effective Date and duly executed and delivered by the chief executive officer, an Authorized Person or the Treasurer of Micro.

SECTION 6.1.3  Guaranties; Intra-Group Agreement.  The Administrative Agent shall have received, with counterparts for each Lender, the Micro Guaranty and an Additional Guaranty

Ingram Micro/Credit Agreement

from each Initial Additional Guarantor, each in effect as of the Effective Date, dated the Effective Date, duly executed and delivered by an Authorized Person of the relevant Guarantor.  The Administrative Agent shall have also received, with counterparts for each Lender, the Intra-Group Agreement, in effect on the Effective Date, dated the Effective Date, duly executed and delivered by an Authorized Person of each Borrower and each Initial Additional Guarantor.

SECTION 6.1.4  Consents, etc.  The Administrative Agent shall have received evidence satisfactory to it as to the receipt by each Obligor of any necessary consents or waivers under any agreement applicable to such Obligor in order to enable such Obligor to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and, in the case of each Borrower, to obtain Credit Extensions hereunder.

SECTION 6.1.5  Closing Fees, Expenses, etc.  The Administrative Agent, its counsel, and each Joint Lead Arranger shall have received payment in full of all fees, costs, and expenses under Sections 4.3 and 11.3 to the extent (a) then due and payable and (b) unless an amount is otherwise provided by the Loan Documents or the Fee Letters and without waiving the right for subsequent reimbursement in accordance with the Loan Documents, to the extent that a reasonably detailed invoice is presented to Micro no later than two Business Days prior to the Effective Date.

SECTION 6.1.6  Opinions of Counsel.  The Administrative Agent shall have received opinions of counsel, dated the Effective Date and addressed to the Administrative Agent and all the Lenders, from:

(a)           Lily Arevalo, Senior Corporate Counsel of Micro, covering the matters set forth in Exhibit K attached hereto;

(b)          Davis Polk & Wardwell, special New York counsel to Micro, covering the matters set forth in Exhibit L attached hereto; and

(c)           Baker & McKenzie, special Belgian counsel to Coordination Center, covering the matters set forth in Exhibit M attached hereto.

SECTION 6.1.7  Satisfactory Legal Form.  All documents executed or submitted pursuant to this Article VI by or on behalf of each Obligor shall be satisfactory in form and substance to the Administrative Agent (who may rely upon the advice of its legal counsel with respect to legal matters in making such determination), and the Administrative Agent shall have received such additional information, approvals, opinions, documents, or instruments as the Administrative Agent or the Required Lenders may reasonably request.

SECTION 6.1.8  Termination of Predecessor Credit Agreements.  The Administrative Agent shall have received evidence that the Predecessor Credit Agreements have been, or will be, concurrently with the Effective Date, terminated in accordance with their respective terms.

SECTION 6.2  All Credit Extensions.  The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 6.2.

Ingram Micro/Credit Agreement

SECTION 6.2.1  Compliance with Warranties, No Default, etc.  Both before and after giving effect to such Credit Extension other than any continuation or conversion (except as otherwise set forth in the initial proviso to this section) of a Borrowing (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Credit Extension to such other Indebtedness), the following statements shall be true and correct:

(a)           the representations and warranties of each Obligor set forth in Article VII (excluding, however, those contained in Section 7.8) and in any other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that if any of the financial statements delivered pursuant to clause (b) of Section 8.1.1 do not present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended and Micro subsequently delivers one or more financial statements pursuant to clause (a) or (b) of Section 8.1.1 which, in the opinion of the Required Lenders, effectively cures any omission or misstatement contained in such prior delivered financial statement, then the representation and warranty contained in Section 7.6 as it relates to such prior delivered financial statement shall be deemed satisfied for purposes hereof (it being understood and agreed that such subsequent delivered financial statements shall be deemed to have cured such earlier delivered inaccurate financial statements unless the Required Lenders raise an objection with respect thereto);

(b)           except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule:

(i)           no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Obligor, threatened against any Obligor, or any of their respective Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

(ii)          no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect;

(c)           no Default shall have occurred and be continuing, and no Obligor, nor any of their respective Subsidiaries, shall be in violation of any law or governmental regulation or court order or decree which, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect;

(d)           no Change in Control shall have occurred; and

(e)           the Outstanding Credit Extensions of all the Lenders do not exceed the Total Commitment Amount (as such amount may be reduced from time to time pursuant to Section 2.2);

Ingram Micro/Credit Agreement

provided that in the case of any continuation or conversion of a Borrowing, no Event of Default shall have occurred and be continuing.

SECTION 6.2.2  Credit Extension Request.  In the case of any Credit Extension the Administrative Agent shall have received the relevant Credit Extension Request in a timely manner as herein provided for such Credit Extension.  Delivery of a Credit Extension Request and the acceptance by Micro or any other Borrower of the proceeds of any Credit Extension shall constitute a representation and warranty by each Obligor that, on the date of making such Credit Extension (both immediately before and after giving effect to the making of such Credit Extension and the application of the proceeds thereof), the statements made in Section 6.2.1 are true and correct.

SECTION 6.3  Acceding Borrowers.  Subject to the prior or concurrent satisfaction of the conditions precedent set forth in this Section 6.3, any Subsidiary of Micro may become a party hereto and a Borrower and an Obligor hereunder subsequent to the Effective Date (each such Subsidiary of Micro, an “Acceding Borrower”), entitled to all the rights and subject to all the obligations incident thereto; provided that, if (x) any law, regulation or existing internal “know-your-customer” policy of any Lender would prohibit such Lender ~~(a “~~Specified Lender~~”)~~ from making Credit Extensions to any Acceding Borrower ~~(~~or (y) committing or extending credit to such Acceding Borrower could reasonably be expected to result in any materially adverse regulatory or legal consequence for any Lender (any Lender described in clause (x) or (y), a “Specified Lender”, and any Acceding Borrower described in clause (x) or (y), a “Specified Acceding Borrower”), the other Lenders shall be required to provide Credit Extensions to such Specified Acceding Borrower through a carve-out sub-facility (an “Acceding Borrower Sub-Facility”) under this Agreement.  The Administrative Agent shall give notice to all Lenders of the creation of an Acceding Borrower Sub-Facility.  Credit Extensions under the Acceding Borrower Sub-Facility shall be on identical terms and conditions as all other Credit Extensions under this Agreement except that (i) such Specified Lender shall not be a Lender thereunder, (ii) such Specified Acceding Borrower shall be the sole Borrower thereunder and (iii) the Available Credit Commitments of each Lender (other than each Specified Lender) shall be reduced on a dollar for dollar basis by the aggregate amount of the Revolving Credit Exposure of such Lender under such Acceding Borrower Sub-Facility; provided that upon the occurrence of any Event of Default, the Administrative Agent shall re-allocate the outstanding Credit Extensions of all Lenders to ensure that each Lender holds its Percentage of the aggregate Credit Extensions (“Acceding Borrower Sub-Facility Reallocation”).  Upon the creation of any Acceding Borrower Sub-Facility, the Administrative Agent and Micro shall enter into any amendments to this Agreement that the Administrative Agent and Micro believe are necessary or appropriate to effectuate such Acceding Borrower Sub-Facility and Acceding Borrower Sub-Facility Reallocation.  For the avoidance of doubt, it is acknowledged that each Specified Acceding Borrower shall be an Acceding Borrower for purposes of the Micro Guaranty.

SECTION 6.3.1  Resolutions, etc.  The Administrative Agent shall have received from such Acceding Borrower a certificate, dated the date such Acceding Borrower is accepted by the Administrative Agent as a Borrower hereunder (such date, the “Acceding Borrower Effective Date”) and with counterparts for each Lender, duly executed and delivered by the Secretary, Assistant Secretary or other authorized representative of such Acceding Borrower as to:

Ingram Micro/Credit Agreement

(a)           resolutions of its Board of Directors or its Executive Committee, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Additional Guaranty (if any) and each other Loan Document to be executed by it and, in respect of an Acceding Borrower incorporated under the laws of Belgium under the form of NV/SA, a resolution of its General Shareholders Meeting specifically approving, for the purposes of article 556 of the Belgian Company Code, Section 8.1.9, Sections 9.1.4 and 9.3 (to the extent they apply to Section 8.1.9) and, insofar as required,  the terms of Section 4.1.2, and (ii) evidence of the filing of such resolution with the clerk office at the commercial court where its registered office is located;

(b)           the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Additional Guaranty (if any) and each other Loan Document to be executed by it; and

(c)           the Organic Documents of such Acceding Borrower,

upon which certificate each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary of such Acceding Borrower canceling or amending such prior certificate.  In addition, each Acceding Borrower shall have delivered to the Administrative Agent: (i) a good standing certificate from the relevant governmental regulatory institution of its jurisdiction of organization, each such certificate to be dated a date reasonably near (but prior to) the date such Acceding Borrower becomes a Borrower hereunder and (ii) at least five Business Days prior to the applicable Acceding Borrower Effective Date, such documentation and other information that are required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Act, to the extent requested by the Administrative Agent (including on behalf of any Lender) at least ten Business Days prior to the applicable Acceding Borrower Effective Date.

SECTION 6.3.2  Delivery of Accession Request and Acknowledgment.  The Administrative Agent shall have received (a) an original Accession Request and Acknowledgment duly completed and executed and delivered by such Acceding Borrower and (b) originals of any other instruments evidencing accession of such Acceding Borrower hereunder as the Administrative Agent may reasonably request, in each case effective as of the ~~date such~~applicable Acceding Borrower ~~becomes a Borrower hereunder~~Effective Date.

SECTION 6.3.3  Guaranties, etc.  If such Acceding Borrower has not previously delivered an Additional Guaranty, whether pursuant to Section 8.1.8 or otherwise, and such Acceding Borrower is a Material Subsidiary, then the Administrative Agent shall have received, with counterparts for each Lender (a) an Additional Guaranty executed by such Acceding Borrower, in effect as of the ~~date such~~applicable Acceding Borrower ~~becomes a Borrower hereunder~~Effective Date, duly executed and delivered by an Authorized Person of such Acceding Borrower; provided that if such Acceding Borrower is a Foreign Excluded Subsidiary, such Acceding Borrower shall not be required to deliver such Additional Guaranty and (b) such documents as are required by Section 8.1.9, in each case effective with respect to such Acceding Borrower as of the ~~date such~~applicable Acceding Borrower ~~becomes a Borrower hereunder~~Effective Date.

Ingram Micro/Credit Agreement

SECTION 6.3.4  Compliance Certificate.  The Administrative Agent shall have received with counterparts for each Lender, a Compliance Certificate from Micro, dated the ~~date such~~applicable Acceding Borrower ~~becomes a Borrower hereunder~~Effective Date.

SECTION 6.3.5  Consents, etc.  The Administrative Agent shall have received evidence satisfactory to it as to the receipt by such Acceding Borrower of any necessary consents or waivers under any agreement applicable to such Acceding Borrower in order to enable such Acceding Borrower to enter into this Agreement and any other Loan Document, to perform its obligations hereunder and thereunder and to obtain Credit Extensions hereunder.

SECTION 6.3.6  Opinions of Counsel.  The Administrative Agent shall have received an opinion of counsel, dated the date such Acceding Borrower becomes a Borrower hereunder and addressed to the Agents and all the Lenders, from the Senior Corporate Counsel of Micro, or such other counsel as shall be reasonably satisfactory to the Administrative Agent, covering the matters set forth in Exhibit K attached hereto as to such Acceding Borrower.

SECTION 6.4  Withdrawing Borrowers. Micro may, upon prior written notice to the Administrative Agent, specify that any Borrower (other than Micro) shall be withdrawn as a Borrower under and for all purposes of this Credit Agreement; provided that such notice and the withdrawal of such Borrower shall be effective only upon the repayment in full of all Loans and the Cash Collateralization of all Letters of Credit made to such Borrower.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants unto the Administrative Agent and each Lender with respect to itself and the other Obligors as set forth in this Article VII.

SECTION 7.1  Organization, etc.  Each of the Obligors and each of the respective Subsidiaries is a company or corporation, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify and to maintain such good standing, singularly or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits, authorizations and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, excluding any such governmental licenses, permits or other approvals in respect of which the failure to so obtain, hold or maintain has not caused, and would not reasonably be expected to result in, a Material Adverse Effect.

SECTION 7.2  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to

Ingram Micro/Credit Agreement

be executed by it are within such Obligor’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

(a)           contravene such Obligor’s Organic Documents;

(b)           contravene any law or governmental regulation or court decree or order binding or affecting such Obligor; or

(c)           result in, or require the creation or imposition of, any Lien on any of such Obligor’s properties.

Micro and each of its Subsidiaries is, and after giving effect to any Borrowing or issuance of any Letter of Credit under this Agreement will be, in compliance with the limits described in the resolutions of Micro’s board of directors delivered pursuant to Section 6.1.1.

SECTION 7.3  No Default.  None of the Obligors, nor any of their respective Subsidiaries, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or in any indenture, loan agreement, or other agreement, in connection with or as a result of which default there exists a reasonable possibility that a Material Adverse Effect could arise.  The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document executed or to be executed by such Obligor will not conflict with, or constitute a breach of, or a default under, any such bond, debenture, note, indenture, loan agreement or other agreement to which any Obligor or any of their respective Subsidiaries is a party or by which it is bound, in connection with, or as a result of which, conflict, breach or default, there exists a reasonable possibility that a Material Adverse Effect could arise.

SECTION 7.4  Government Approval, Regulation, etc.  No action by, and no notice to or filing with, any governmental authority or regulatory body or other Person and no payment of any stamp or similar tax, is required for the due execution, delivery, or performance by any Obligor of this Agreement or any other Loan Document to which it is a party.  No Obligor (nor any of its Subsidiaries) is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 7.5  Validity, etc.  This Agreement constitutes, and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

SECTION 7.6  Financial Information.  The financial statements of Micro and its Consolidated Subsidiaries for the Fiscal Year ended January 1, 2011 and those financial statements filed for Fiscal Quarters ending April 2, 2011 and July 2, 2011 have been prepared in accordance with GAAP and present fairly (subject, in the case of such financial statements for Fiscal Quarters ending April 2, 2011 and July 2, 2011 (which financial statements, in accordance with Section 1.4(a), are not required to contain certain footnote disclosures required by GAAP), to ordinary year end adjustments) the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.  All the

Ingram Micro/Credit Agreement

financial statements delivered pursuant to clauses (a) and (b) of Section 8.1.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly (subject, in the case of such financial statements delivered pursuant to clause (b) thereof (which financial statements, in accordance with Section 1.4(a), are not required to contain certain footnote disclosures required by GAAP), to ordinary year-end adjustments) the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended.

SECTION 7.7  No Material Adverse Effect.  Since January 1, 2011, there has been no event or events which, singly or in the aggregate, has or have resulted, or is or are reasonably likely to result, in a Material Adverse Effect.

SECTION 7.8  Litigation, Labor Controversies, etc.  Except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of any Obligor, threatened litigation, action, proceeding or labor controversy affecting any Obligor, or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Agreement or any other Loan Document.

SECTION 7.9  Subsidiaries.  As of the Effective Date, Micro has no Subsidiaries, except those Subsidiaries which are identified in Item 7.9 (Existing Subsidiaries) of the Disclosure Schedule and certain other Subsidiaries that are shell corporations that do not conduct any business and do not in the aggregate have a net worth exceeding $1,000,000.

SECTION 7.10  Ownership of Properties.  Each Obligor and each of their respective Subsidiaries owns good and marketable title (or their respective equivalents in any applicable jurisdiction) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges or claims except as permitted pursuant to Section 8.2.2, except where such failure or failures to own, singly or in the aggregate, has not resulted in, or would not reasonably be expected to result in, a Material Adverse Effect.

SECTION 7.11  Taxes.  Each Obligor and each of their respective Subsidiaries has filed all material tax returns and reports it reasonably believes are required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except as disclosed in Item 7.11 (Taxes) of the Disclosure Schedule and except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that, with respect to any Subsidiary that is not a Material Subsidiary, this representation and warranty shall be satisfied if the tax returns or reports not so filed or the taxes or governmental charges owing by each such Subsidiary are not with respect to any income, sales or use tax and the amount so owing (or which would be so owing if such tax returns or reports were duly filed) with respect to all such Subsidiaries, does not exceed in the aggregate $1,000,000 at any time and with respect to which no Material Subsidiary may be liable for payment of such amount.

SECTION 7.12  Pension and Welfare Plans.  Except to the extent that any such termination, liability, penalty or fine would not (either individually or in the aggregate) reasonably

Ingram Micro/Credit Agreement

be expected to have a Material Adverse Effect (a) during the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Obligor or any member of the related Controlled Group of any material liability with respect to any contribution thereto, fine or penalty, and (c) except as disclosed in Item 7.12 (Employee Benefit Plans) of the Disclosure Schedule, neither any Obligor nor any member of the related Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 7.13  Environmental Warranties.

(a)           Each Obligor and each of their respective Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  Each of such permits, licenses and authorizations is in full force and effect and each Obligor and each of their respective Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any plan, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(b)           No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental or other entity with respect to any alleged failure by any Obligor or any of their respective Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or any of their respective Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor or any of their respective Subsidiaries, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

SECTION 7.14  Accuracy of Information.

(a)           Except as provided in clause (b) below, all factual information furnished by or on behalf of any Obligor to any Lender Party for purposes of or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or

Ingram Micro/Credit Agreement

thereby is, when taken as a whole, to the best of the knowledge of each Borrower, and all other factual information hereafter furnished by or on behalf of any Obligor to any Lender Party will be, when taken as a whole, to the best of the knowledge of each Borrower, true and accurate in all material respects on the date as of which such information is dated or certified and (in the case of any such information furnished prior to the Effective Date) as of the Effective Date (unless such information relates to an earlier date, in which case such information, when taken as a whole, shall be true and accurate in all material respects as of such earlier date), and is not, or shall not be, as the case may be, when taken as a whole, incomplete by omitting to state any material fact necessary to make such information not misleading.

(b)           The information (i) in any financial projections furnished under this Agreement is and will be based upon assumptions and information believed by Micro to be reasonable and (ii) furnished with express written disclaimers with regard to the accuracy of that information, is and shall be subject to those disclaimers.

SECTION 7.15  Patents, Trademarks, etc.  Each Obligor and each of their respective Subsidiaries owns and possesses, or has a valid and existing license of, or other sufficient interest in, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as is necessary for the conduct of the business of each such Obligor or its Subsidiaries as now conducted, without, to the best of the knowledge of each such Obligor, any infringement upon rights of other Persons, which infringement results in or would reasonably be expected to result in a Material Adverse Effect, and there is no license or other interest or right, the loss of which results in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 7.16  Margin Stock.  No part of the proceeds of any Credit Extension shall be used at any time by any Obligor or any of their respective Subsidiaries for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U (as amended, modified, supplemented or replaced and in effect from time to time, “Regulation U”) or Regulation X (as amended, modified, supplemented or replaced and in effect from time to time, “Regulation X”) promulgated by the F.R.S. Board of Governors of the Federal Reserve System (together with any successor thereto, the “F.R.S. Board”) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock if any such use or extension of credit described in this Section 7.177.16 would cause any of the Lender Parties to violate the provisions of Regulation U or Regulation X.  Neither any Obligor nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such Margin Stock within the meaning of Regulation U or Regulation X.  Not more than 25% of the value of the assets of any Obligor or any Subsidiary of any Obligor is, as of the Effective Date, represented by Margin Stock.  No part of the proceeds of any Credit Extension will be used by any Obligor or any of their respective Subsidiaries for any purpose which violates, or which is inconsistent with, any regulations promulgated by the F.R.S. Board, including Regulation U or Regulation X.

SECTION 7.17  Sanctions Laws and Regulations.

Ingram Micro/Credit Agreement

           (a)           No Loan Party, and to Micro’s knowledge, no director, officer or employee of any Loan Party acting or benefiting in any capacity in connection with the Loan Documents is a Designated Person.

           (b)           Each Loan Party is in compliance with all applicable Sanctions Laws and Regulations and Anti-Corruption Laws the noncompliance with which would result in, or would reasonably be expected to result in, a Material Adverse Effect.  None of the proceeds of any Loan will knowingly be used for the purpose of financing the activities of any Designated Person.  None of the funds or assets of any ~~Loan Party~~Obligor (including without limitation the proceeds of any Loan) that are used to pay any amount due pursuant to the Loan Documents are funds knowingly obtained from transactions with or relating to Designated Persons or countries which are the subject of territorial sanctions under any applicable Sanctions Laws and Regulations.

ARTICLE VIII

COVENANTS

SECTION 8.1  Affirmative Covenants.  Each Borrower agrees with the Agents and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this Section 8.1.

SECTION 8.1.1  Financial Information, Reports, Notices, etc.  Micro will furnish, or will cause to be furnished, to each Lender Party (1) promptly after filing, copies of each Form 10-K, Form 10-Q, and Form 8-K (or any respective successor forms) filed with the Securities and Exchange Commission (or any successor authority) or any national securities exchange (including, in each case, any exhibits thereto requested by any Lender Party), and (2) to the extent not disclosed in such Forms 10-K, Forms 10-Q, and Forms 8-K (or respective successor forms) for the applicable period, copies of the following financial statements, reports, notices and information:

(a)           as soon as available and in any event within 90 days after the end of each Fiscal Year of Micro, a copy of the annual audit report for such Fiscal Year for Micro and its Consolidated Subsidiaries, including therein consolidated balance sheets of Micro and its Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, stockholders’ equity and cash flow of Micro and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, in each case certified (without any Impermissible Qualification, except that (i) qualifications relating to pre-acquisition balance sheet accounts of Person(s) acquired by Micro or any of its Subsidiaries and (ii) statements of reliance in the auditor’s opinion on another accounting firm shall not be deemed an Impermissible Qualification) in a manner satisfactory to the Securities and Exchange Commission (under applicable United States securities law) by PricewaterhouseCoopers, LLP or its successors or other independent public accountants of national reputation;

(b)           as soon as available and in any event within 60 days after the end of each of the first three Fiscal Periods occurring during any Fiscal Year of Micro, a copy of the

Ingram Micro/Credit Agreement

unaudited consolidated financial statements of Micro and its Consolidated Subsidiaries, consisting of (i) a balance sheet as of the close of such Fiscal Period and (ii) related statements of income and cash flows for such Fiscal Period and from the beginning of such Fiscal Year to the end of such Fiscal Period, in each case certified by an officer who is an Authorized Person of Micro as to (A) being a complete and correct copy of such financial statements which have been prepared in accordance with GAAP consistently applied as provided in Section 1.4, and (B) presenting fairly the financial position of Micro and its Consolidated Subsidiaries;

(c)           at the time of delivery of each financial statement required by clause (a) or (b) above (or Form 10-Q or 10-K in lieu thereof), a certificate signed by an Authorized Person of Micro stating that no Default has occurred and is continuing (or if a Default has occurred and is continuing, and without prejudice to any rights or remedies of any Lender Party hereunder in connection therewith, a statement of the nature thereof and the action which Micro has taken or proposes to take with respect thereto);

(d)           at the time of delivery of each financial statement required by clause (a) or (b) above (or Form 10-Q or 10-K in lieu thereof), a Compliance Certificate showing compliance with the financial covenants set forth in Section 8.2.3;

(e)           notice of, as soon as possible after (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy disclosed in Item 7.8 (Litigation) of the Disclosure Schedule, or (ii) the commencement of any labor controversy, litigation, action, or proceeding of the type described in Section 7.8;

(f)            promptly after the filing thereof, copies of any registration statements (other than the exhibits thereto and excluding any registration statement on Form S-8 and any other registration statement relating exclusively to stock, bonus, option, 401(k) and other similar plans for officers, directors, and employees of Micro or any of its Subsidiaries);

(g)           immediately upon becoming aware of the institution of any steps by any Obligor or any other Person to terminate any Pension Plan other than pursuant to Section 4041(b) of ERISA, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(t) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any other event with respect to any Pension Plan which, in any such case, results in, or would reasonably be expected to result in, a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(h)           as soon as possible, and in any event within three Business Days after becoming aware of the occurrence of a Default or any inaccuracy in the financial statements delivered pursuant to clause (a) or (b) above if the result thereof is not to present fairly the consolidated financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended, a statement of an Authorized Person of Micro setting forth the details of such Default or inaccuracy and the action which Micro has taken or proposes to take with respect thereto;

Ingram Micro/Credit Agreement

(i)           in the case of each Borrower, promptly following the consummation of any transaction described in Section 8.2.5, a description in reasonable detail regarding the same; and

(j)           such other information respecting the condition or operations, financial or otherwise, of each Borrower, or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

SECTION 8.1.2  Compliance with Laws, etc.  Each Borrower will (and each Borrower will cause each of its Subsidiaries to) comply in all respects with all applicable laws, rules, regulations and orders the noncompliance with which results in, or would reasonably be expected to result in, a Material Adverse Effect, such compliance to include (without limitation):

(a)          except as may be otherwise permitted pursuant to Section 8.2.5, the maintenance and preservation of its corporate existence in accordance with the laws of the jurisdiction of its incorporation and qualification as a foreign corporation (subject to the materiality standard referred to above); and

(b)          the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that with respect to any Subsidiary that is not a Material Subsidiary this covenant shall be satisfied if the taxes, assessments or other governmental charges owing by each such Subsidiary (i) is not with respect to any income, sales or use tax and (ii) the amount so owing with respect to all such Subsidiaries does not exceed in the aggregate $1,000,000 at any time.

SECTION 8.1.3  Maintenance of Properties.  Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless such Borrower or such Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 8.1.4  Insurance.  Each Borrower will (and each Borrower will cause each of its Subsidiaries to) maintain, or cause to be maintained with responsible insurance companies or through such Borrower’s own program of self-insurance, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Person of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and each of its Subsidiaries in accordance with this Section 8.1.4.

SECTION 8.1.5  Books and Records.  Each Borrower will (and each Borrower will cause each of its Subsidiaries to) keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender, or any of their

Ingram Micro/Credit Agreement

respective representatives, at reasonable times and intervals and upon reasonable advance notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants (and each Borrower hereby authorizes such independent public accountants to discuss the financial matters of such Borrower and its Subsidiaries with the Administrative Agent and each Lender or its representatives whether or not any representative of such Borrower is present; provided that an officer of such Borrower is afforded a reasonable opportunity to be present at any such discussion) and to examine any of its relevant books or other corporate records.  Micro will pay all expenses associated with the exercise of any Lender Party’s rights pursuant to this Section 8.1.5 at any time during the occurrence and continuance of any Event of Default.

SECTION 8.1.6  Environmental Covenant.  Each Borrower will (and each Borrower will cause each of its Subsidiaries to):

(a)           use and operate all of its facilities and properties in compliance with all Environmental Laws which, by their terms, apply to such use and operation, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all Environmental Laws which, by their terms, apply to such Hazardous Materials, in each case so that the non-compliance with any of the foregoing does not result in, or would not reasonably be expected to result in, either singly or in the aggregate, a Material Adverse Effect;

(b)           immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which, singly or in the aggregate, result in, or would reasonably be expected to result in, a Material Adverse Effect, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with Environmental Laws where the failure to so cure or have dismissed, singularly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect (it being understood that this clause (b) shall not be construed to restrict any Borrower or any of its Subsidiaries from challenging or defending any such action or proceeding which it, in its sole discretion, deems advisable or necessary); and

(c)           provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

SECTION 8.1.7  Pari Passu.  Each Borrower shall ensure that such Borrower’s Obligations rank at least pari passu with all other senior unsecured Indebtedness of such Borrower.

SECTION 8.1.8  Additional Guaranty.

(a)           Micro may cause any of its Subsidiaries to execute and deliver from time to time in favor of the Lender Parties an Additional Guaranty for the repayment of the Obligations.

(b)           Concurrently when or promptly after any of its Subsidiaries (other than any Foreign Subsidiary if and to the extent Micro, in consultation with the Administrative

Ingram Micro/Credit Agreement

Agent, reasonably determines that adverse tax consequences would result therefrom (each a “Foreign Excluded Subsidiary”)) either guarantees any Indebtedness of Micro or any other Obligor or satisfies (at any time) the requirements hereunder which describe a Material Subsidiary, Micro shall cause that Subsidiary (other than ~~Coordination Center and~~ Ingram Lux) to (i) execute and deliver in favor of the Lender Parties an Additional Guaranty for the repayment of the Obligations which Additional Guaranty (including, without limitation, any Additional Guaranty executed and delivered by an Acceding Borrower pursuant to Section 6.3.3) shall be in substantially the form of Exhibit I attached hereto, shall be governed by the laws of the State of New York, and shall contain such other terms and provisions as the Administrative Agent determines to be necessary or appropriate (after consulting with legal counsel) in order that such Additional Guaranty complies with local laws, rules, and regulations and is fully enforceable (at least to the extent of the form of Additional Guaranty attached as Exhibit I) against such Additional Guarantor.

SECTION 8.1.9  Intra-Group Agreement, etc.  In the event any Subsidiary of Micro enters into an Additional Guaranty pursuant to Section 6.3.3 or 8.1.8, an Authorized Person of such Subsidiary shall (a) in the event such Subsidiary is the first Subsidiary of Micro to enter into an Additional Guaranty, together with an Authorized Person of Micro, execute and deliver to the Administrative Agent (with counterparts for each Lender) the Intra-Group Agreement or (b) in the event the Intra-Group Agreement has previously been so executed and delivered and is then in effect, execute and deliver to the Administrative Agent (with counterparts for each Lender) such instruments and documents evidencing accession of such Subsidiary under the Intra-Group Agreement then in effect as the Administrative Agent may reasonably request.  Except to add additional Subsidiaries of Micro as parties thereto, the terms of the Intra-Group Agreement shall not be amended or otherwise modified without the prior consent of the Administrative Agent on behalf of and as directed by the Required Lenders, such consent not to be unreasonably withheld.  In addition, no Person a party to the Intra-Group Agreement shall assign any of its rights or obligations thereunder without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

SECTION 8.1.10  Ownership of Borrowers.  Micro shall at all times, directly or indirectly, hold 100% of the equity (or similar) interests of each Borrower (other than itself).

SECTION 8.2  Negative Covenants.  Each Borrower agrees with the Agents and each Lender that, until all the Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its respective obligations set forth in this Section 8.2.

SECTION 8.2.1  Restriction on Incurrence of Indebtedness.

(a)           No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

(i)           Any Indebtedness arising in respect of the Credit Extensions;

Ingram Micro/Credit Agreement

(ii)           Indebtedness existing as of July 2, 2011, or incurred pursuant to commitments or lines of credit in effect as of July 2, 2011, (or any renewal or replacement thereof, so long as such renewals or replacements do not increase the amount of such Indebtedness or such commitments or lines of credit), in any case identified in Item 8.2.1(a)(ii) (Ongoing Indebtedness) of the Disclosure Schedule; and

(iii)          additional Indebtedness if after giving effect to the incurrence thereof the Borrowers are in compliance with Section 8.2.3, calculated as of the date of the incurrence of such additional Indebtedness, on a pro forma basis~~;~~ provided ~~that, notwithstanding the foregoing, Coordination Center shall not, at any time, create, incur, assume or suffer to exist or otherwise become liable in respect of any Indebtedness that is senior in right of payment to its Obligations hereunder~~.

(b)           Micro will not at the end of any Fiscal Period permit (i) Total Indebtedness of Subsidiaries (other than Indebtedness of any Guarantor under any Loan Document and Indebtedness constituting Acquired Existing Debt and Liens) to exceed 10% of Consolidated Tangible Assets, or (ii) Section 8.2.2(m) to be violated.

SECTION 8.2.2  Restriction on Incurrence of Liens.  No Borrower will (and no Borrower will permit any of its Subsidiaries to) create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)           Liens existing as of July 2, 2011, and identified in Item 8.2.2(a) (Existing Liens) of the Disclosure Schedule and Liens resulting from the extension, renewal or replacement of any such Liens in respect of the same property theretofore subject to such Lien; provided that (i) no property shall become subject to such extended, renewed or replacement Lien that was not subject to the Lien extended, renewed or replaced, (ii) the aggregate principal amount of Indebtedness secured by any such extended, renewed or replacement Lien shall not be increased by such extension, renewal or replacement, (iii) the Indebtedness secured by such Lien shall be incurred in compliance with the applicable terms hereof, including Section 8.2.3, and (iv) both immediately before and after giving effect thereto, no Default shall exist;

(b)           Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)           Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)           Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and

Ingram Micro/Credit Agreement

contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)           (i) Judgment Liens of an amount not exceeding at any time either 7.25% of Consolidated Tangible Net Worth at the end of the most recently ended Fiscal Period or $100,000,000, whichever is less, in the aggregate or (ii) Liens related to the Brazilian/ISS Judgment in an amount not to exceed the Maximum Brazilian/ISS Judgment Amount, or, in each case, with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and for which, within 30 days of such judgment, the insurance carrier has acknowledged coverage in writing;

(f)           Liens on property purchased or constructed after the Effective Date securing Indebtedness used to purchase or construct such property; provided that (i) no such Lien shall be created in or attach to any other asset at the time owned by Micro or any of its Subsidiaries if the aggregate principal amount of the Indebtedness secured by such property would exceed the fair market value of such property and assets, taken as a whole, (ii) the aggregate outstanding principal amount of Indebtedness secured by all such Liens shall not at any time exceed 100% of the fair market value of such property at the time of the purchase or construction thereof, and (iii) each such Lien shall have been incurred within 270 days of the purchase or completion of construction of such property;

(g)          Liens resulting from utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material may affect the marketability of the same or interfere with the use thereof in the business of any Borrower or any of its Subsidiaries;

(h)          Liens incurred in the normal course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with ad valorem taxes not yet due, good faith bids, tenders and deposits;

(i)            Liens in favor of any bank on property or assets held in the ordinary course of business in accounts maintained with such bank in connection with treasury, depositary and cash management services, Pooling Arrangements or automated clearing house transfers of funds;

(j)           Liens on all goods held for sale on consignment;

(k)          Liens granted by any Subsidiary of Micro in favor of Micro or in favor of another Subsidiary of Micro that is the parent of such Subsidiary granting the Lien, other than Liens granted by a Guarantor to a Subsidiary of Micro that is not a Guarantor; provided that no Person that is not a Subsidiary of Micro shall be secured by or benefit from any such Lien;

(l)           Liens of the nature referred to in clause (b) of the definition of the term “Lien” and granted to a purchaser or any assignee of such purchaser which has financed the

Ingram Micro/Credit Agreement

relevant purchase of Trade Accounts Receivable of any Borrower or any of their respective Subsidiaries and Liens on any related property that would ordinarily be subject to a Lien in connection therewith such as proceeds and records;

(m)          Liens on Trade Accounts Receivable or interests therein of Micro or any of its Subsidiaries with respect to any accounts receivable securitization program (including any accounts receivable securitization program structured as such that remains on the consolidated balance sheet of Micro and its Consolidated Subsidiaries) and on any related property that would ordinarily be subject to a Lien in connection therewith such as proceeds and records; and

(n)          Additional Permitted Liens.

SECTION 8.2.3  Financial Condition.  Micro will not permit any of the following:

(a)           the ratio of (i) Consolidated EBITDA for any period of four consecutive Fiscal Periods to (ii) Consolidated Interest Charges for such period to be less than 2.75 to 1.0;

(b)           the Leverage Ratio to exceed 4.00 to 1.0;

provided that, for purposes of calculating the preceding ratios the contribution of any Subsidiary of Micro acquired (to the extent the acquisition is treated for accounting purposes as a purchase) during those four Fiscal Periods to Consolidated EBITDA shall be calculated on a pro forma basis as if it had been a Subsidiary of Micro during all of those four Fiscal Periods.

SECTION 8.2.4  Dividends.

(a)           Except as permitted by Section 8.2.4(b), Micro will not declare or pay any dividends (in cash, property, or obligations) or any other payments or distributions on account of, or set apart money for a sinking or analogous fund for, or purchase, redeem, retire or otherwise acquire for value, any shares of its capital stock now or hereafter outstanding or any warrants, options or other rights to acquire the same; return any capital to its stockholders as such; or make any distribution of assets to its stockholders as such (each a “Restricted Payment”).

(b)           Micro shall be permitted to (i) redeem, purchase or acquire any of its Indebtedness that is convertible into its capital stock and (ii) make other Restricted Payments; provided that (x) no Restricted Payment shall be permitted to be made under this Section 8.2.4 if any Default shall have occurred and be continuing or would occur after giving effect thereto on the date such Restricted Payment is made and (y) solely in the case of any Restricted Payments pursuant to clause (ii) above, if the Leverage Ratio for either of the two Fiscal Periods immediately last ended before the date that such Restricted Payment is made equals or exceeds 3.00 to 1.00 (the first such Fiscal Period in which the Leverage Ratio equaled or exceeded 3.00 to 1.00 being the “Non-Compliance Period”), no Restricted Payment may be made in any period of four consecutive Fiscal Periods commencing on or following the Non-Compliance Period if, together with all other Restricted Payments made or declared during such period of four consecutive Fiscal Periods, such Restricted Payment

Ingram Micro/Credit Agreement

would exceed $200,000,000 until the Leverage Ratio has been less than 3.00 to 1.00 for two consecutive Fiscal Periods and provided further that in the case of any Restricted Payment constituting a dividend, the applicable date of determination under clauses (x) and (y) above shall be the date such dividend is declared rather than the date it is paid, it being understood that any dividend declared in compliance with this Section 8.2.4(b) may be paid without contravention of this Section 8.2.4 even if, as of the date of its payment, it would not be permitted under clause (x) or (y) above (and, for purposes of calculations pursuant to clause (y), such dividend shall be included solely in the Fiscal Period in which it was declared).

SECTION 8.2.5  Mergers, Consolidations, Substantial Asset Sales, and Dissolutions.  No Borrower may merge or consolidate with another Person, or sell, lease, transfer, or otherwise dispose of assets constituting all or substantially all of the assets of Micro and its Consolidated Subsidiaries (taken as a whole) to another Person, or liquidate or dissolve, except for the following so long as, in each case, no Event of Default exists or would exist after giving effect to the following:

(a)           An Acceding Borrower may liquidate or dissolve, or merge or consolidate with another Person, or sell, lease, transfer, or otherwise dispose of all or substantially all of its assets to another Obligor, so long as, in each case (i) an Obligor is the surviving entity of any such liquidation, dissolution, merger, or consolidation or the transferee of such assets, and (ii) Micro is the surviving entity if involved in such a merger or consolidation.

~~(b)           (I) Coordination Center may merge or consolidate with another Person if either (i) Coordination Center is the surviving entity or (ii) the surviving Person (A) is organized and in good standing under the laws of The Kingdom of Belgium and (B) expressly assumes Coordination Center’s Obligations in a written agreement satisfactory in form and substance to the Required Lenders.~~

(b)           ~~(II)~~  Ingram Lux may merge or consolidate with another Person if either (i) Ingram Lux is the surviving entity or (ii) the surviving Person (A) is organized and in good standing under the laws of Luxembourg and (B) expressly assumes the Obligations of Ingram Lux in a written agreement satisfactory in form and substance to the Required Lenders.

(c)           Micro may merge or consolidate with another Person if:

(i)           either Micro is the surviving entity or the surviving Person (A) is organized and in good standing under the laws of a State of the United States and (B) expressly assumes Micro’s Obligations in a written agreement satisfactory in form and substance to the Required Lenders; and

(ii)           unless Micro is the surviving entity in a merger or consolidation that does not constitute a Material Asset Acquisition, Micro delivers to the Administrative Agent, before the merger or consolidation becomes effective, a certificate of Micro’s chief executive officer, chief financial officer, or Treasurer stating and demonstrating in reasonable detail that (assuming such proposed

Ingram Micro/Credit Agreement

transaction had been consummated on the first day of the most recently ended period of four Fiscal Periods for which financial statements have been or are required to have been delivered pursuant to Section 8.1.1) Micro (or the other surviving Person) would have been, on a pro forma basis, in compliance with each of the covenants set forth in Section 8.2.3 as of the last day of such period.

SECTION 8.2.6  Transactions with Affiliates.  Except in the ordinary course of business, no Borrower will (and no Borrower will permit any of its Subsidiaries to), directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer, or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (any such payment, investment, lease, sale, transfer, other disposition or transaction, an “Affiliate Transaction”) except on an arms-length basis on terms at least as favorable to such Borrower (or such Subsidiary) as terms that could have been obtained from a third party who was not an Affiliate; provided that:

(a)           the foregoing provisions of this Section 8.2.6 do not prohibit (i) agreements with or for the benefit of employees of such Borrower or any Subsidiaries regarding bridge home loans and other loans necessitated by the relocation of such Borrower’s or such Subsidiary’s business or employees, or regarding short-term hardship advances, (ii) loans to officers or employees of such Borrower or any of its Subsidiaries in connection with the exercise of rights under such Borrower’s stock option or stock purchase plan, (iii) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, in the case of Micro, after giving effect thereto, no Default shall have occurred and be continuing, (iv) any Affiliate Transaction between Micro and any of its Subsidiaries or between any Subsidiaries of Micro, or (v) any Affiliate Transaction (other than any Affiliate Transaction described in clauses (i) through (iv) above) in which the amount involved does not exceed $50,000; and

(b)           the Borrowers shall not, nor shall they permit any of their respective Subsidiaries to, participate in effect any Affiliate Transactions otherwise permitted pursuant to this Section 8.2.6 which either individually or in the aggregate may involve obligations that are reasonably likely to have a Material Adverse Effect.  The approval by the independent directors of the Board of Directors of the relevant Borrower (or the relevant Subsidiary thereof) of any Affiliate Transaction to which such Borrower (or the relevant Subsidiary thereof) is a party shall create a rebuttable presumption that such Affiliate Transaction is on an arms-length basis on terms at least as favorable to such Borrower (or the relevant Subsidiary thereof) as terms that could have been obtained from a third party who was not an Affiliate.

SECTION 8.2.7  Limitations on Acquisitions.

(a)           No Borrower may make any Material Asset Acquisition unless no Event of Default exists or would exist after giving effect to the proposed Material Asset Acquisition.

Ingram Micro/Credit Agreement

(b)           Without first providing the notice to the Administrative Agent and the Lenders required by this Section 8.2.7(b), the Borrowers shall not (and shall not permit their respective Subsidiaries to) acquire any outstanding stock of any U.S. or non-U.S. corporation, limited company or similar entity of which the shares constitute Margin Stock if after giving effect to such acquisition, Micro and its Affiliates shall hold, in the aggregate, more than 5% of the total outstanding stock of the issuer of such Margin Stock, which notice shall include the name and jurisdiction of organization of such relevant issuer, the market on which such stock is traded, the total percentage of such relevant issuer’s stock currently held, and the purpose for which the acquisition is being made.

(c)           Notwithstanding any contrary provision in this Section 8.2.7, the Borrowers shall not (and shall not permit their respective Subsidiaries to) (i) directly or indirectly use the proceeds of any Credit Extension to make any Acquisition unless, if the board of directors of the Person to be acquired has notified Micro or any of its Subsidiaries that it opposes the offer by the proposed purchaser to acquire that Person, then that opposition has been withdrawn, or (ii) make any Acquisition unless, if the proposed Acquisition is structured as a merger or consolidation, it will be consummated in compliance with Section 8.2.5.

(d)           Execution and delivery of each Continuation Notice shall constitute the relevant Borrower’s representation and warranty that the Borrowers are not then in violation of Section 8.2.7(c)(i).

SECTION 8.2.8  Limitation on Businesses.  Micro and its Subsidiaries, considered as a whole, will not engage principally in businesses other than those conducted by Micro and its Subsidiaries on the Effective Date, as described in the preamble of this Agreement.

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1  Listing of Events of Default.  Any of the following events or occurrences described in this Section 9.1 shall constitute an “Event of Default”.

SECTION 9.1.1  Non-Payment of Obligations.  A default shall occur in the payment or prepayment when due (a) by any Borrower of any principal of any Loan, (b) by any Borrower of any interest on any Loan, (c) by any Borrower of any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 3.2.2 or 3.2.4 or (d) by any Guarantor of any Guaranteed Obligation (as defined in such Guarantor’s Guaranty), and, in the case of clauses (b) or (d), such default shall continue unremedied for a period of five Business Days.

SECTION 9.1.2  Breach of Warranty.  Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or in any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

Ingram Micro/Credit Agreement

SECTION 9.1.3  Non-Performance of Certain Covenants and Obligations.  Any Obligor shall default in the due performance and observation of any of its obligations under Section 8.2.2 (excluding the involuntary incurrence of Liens involving individually or collectively amounts in controversy or encumbered assets or both having a value of less than $100,000,000 at any time, which involuntary incurrences are subject to Section 9.1.4), Section 8.2.3, Section 8.2.4, or Section 8.2.5.

SECTION 9.1.4  Non-Performance of Other Covenants and Obligations.  Any Obligor shall default in the payment when due of any fee or any other Obligation not subject to Section 9.1.1, or the due performance and observance of any other covenant, agreement or obligation contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after Micro obtains actual knowledge thereof or notice thereof shall have been given to Micro by the Administrative Agent or any Lender.

SECTION 9.1.5  Default on Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Obligor or any of its Subsidiaries (other than Indebtedness described in Section 9.1.1 or Indebtedness which is non-recourse to any Obligor, or any Subsidiary of any Obligor) having an outstanding aggregate principal amount, for Micro and its Subsidiaries as a group, in excess of the lesser of (a) (i) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually, or (ii) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, when taken together with (A) all other Indebtedness under which a default (payment or otherwise) has occurred and is then continuing and (B) the Securitization Financing Amount of all Securitization Defaults described in Section 9.1.10 that have occurred and are then continuing and (b) $100,000,000 (or the equivalent thereof in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to cause, or (without the giving of further notice or lapse of additional time) to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders to cause, the maturity of any such Indebtedness to be accelerated or such Indebtedness to be prepaid, redeemed, purchased, defeased or otherwise to become due and payable prior to its expressed maturity.

SECTION 9.1.6  Judgments.  (x) Any judgment or order for the payment of money in excess of (individually or in the aggregate), for Micro and its Subsidiaries as a group, an amount equal at any time to either 7.25% of Consolidated Tangible Net Worth at the end of the most recently ended Fiscal Period or $100,000,000, whichever is less (or, in either case, the equivalent thereof in any other currency), shall be rendered against any Obligor or any of their respective Subsidiaries or (y) the Brazilian/ISS Judgment shall be rendered in an amount in excess of the Maximum Brazilian/ISS Judgment Amount, and, in each case, either:

(a)           enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order for any period of 30 consecutive days; or

(b)           there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

Ingram Micro/Credit Agreement

SECTION 9.1.7  Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(a)           the institution of any steps by any Obligor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any such Obligor or any such member could be required to make a contribution in excess of $100,000,000 (or the equivalent thereof in any other currency), to such Pension Plan, or could reasonably expect to incur a liability or obligation in excess of $100,000,000 (or the equivalent thereof in any other currency), to such Pension Plan; or

(b)           a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

SECTION 9.1.8  Bankruptcy, Insolvency, etc.  Any Obligor or any Material Subsidiary shall:

(a)           become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

(b)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrative receiver, sequestrator, liquidator or other custodian for it, its property, or make a general assignment for the benefit of creditors;

(c)           in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, administrative receiver, receiver, sequestrator, liquidator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator, liquidator or other custodian shall not be discharged within 60 days; provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceedings during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents;

(d)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Obligor or any Material Subsidiary thereof, as the case may be, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Obligor or Material Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days unstayed or undismissed; provided that each Obligor and each Material Subsidiary hereby expressly authorizes each Lender Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under this Agreement and the other Loan Documents; or

(e)           take any action authorizing, or in furtherance of, any of the foregoing.

SECTION 9.1.9  Guaranties.  Any of the Guaranties or any provisions thereof shall be found or held invalid or unenforceable by a court of competent jurisdiction or shall have ceased to be effective because of the merger, dissolution or liquidation of a Guarantor (other than as may result from a transaction permitted pursuant to Section 8.2.5 or by reason of a merger of Guarantor

Ingram Micro/Credit Agreement

under one Guaranty into the Guarantor under another Guaranty) or any Guarantor shall have repudiated its obligations under a Guaranty.

SECTION 9.1.10  Default Under Trade Accounts Receivable Financing Programs.  Any early liquidation, termination or similar event shall have occurred and be continuing under any outstanding Trade Accounts Receivable Financing Program of Micro or any of its Consolidated Subsidiaries on account of the failure by Micro or any of its Subsidiaries to comply with any applicable provision in the agreements governing said program or to satisfy any condition required to be met by it thereunder (each a “Securitization Default”), the Securitization Financing Amount of which is in excess of the lesser of (a) (i) 5% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, individually, or (ii) 10% of Consolidated Tangible Net Worth for the then most recently ended Fiscal Period, when taken together with (A) the Securitization Financing Amount of all other Securitization Defaults that have occurred and are then continuing and (B) all Indebtedness under which a default described in Section 9.1.5 has occurred and is then continuing and (b) $100,000,000 (or the equivalent thereof in any other currency).

SECTION 9.2  Action if Bankruptcy.  If any Event of Default described in Section 9.1.8 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 9.3  Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 9.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to Micro declare all or any portion of the outstanding principal amount of the Loans and all other Obligations to be due and payable and/or the Commitments to be terminated, whereupon the full unpaid amount of the Loans and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section and at the instruction of the Required Lenders for the benefit of all the Lenders and the Issuer; provided, however, that the foregoing shall not prohibit (i) the Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (ii) any Lender from exercising setoff rights in accordance with the terms of this Agreement.

SECTION 9.4  Cash Collateral.  If any Event of Default shall occur for any reason, whether voluntary or involuntary, and shall not have been cured or waived and shall be continuing and the Obligations are or have been declared due and payable under Section 9.2 or 9.3, the Administrative Agent may apply any cash collateral held by the Administrative Agent pursuant of Section 3.2.4 to the payment of the Obligations in any order in which the Required Lenders may elect.

Ingram Micro/Credit Agreement

ARTICLE X

AGENTS

SECTION 10.1  Authorization and Actions.  Each Lender hereby appoints Scotiabank as the Administrative Agent and BOA, BNP, RBS, BTMU and ~~Union~~HSBC as the co-Syndication Agents under, and for the purposes set forth in, this Agreement and each other Loan Document.  Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement and each other Loan Document and in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent pro rata according to such Lender’s Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which at any time may be imposed on, incurred by, or asserted against, each Agent in any way relating to or arising out of this Agreement or any other Loan Document, including reasonable attorneys’ fees, and as to which any Agent is not reimbursed by Micro or the other Obligors (and without limiting any of their obligation to do so); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent’s gross negligence or willful misconduct.  No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of any Agent shall be or become, in such Agent’s determination, inadequate, the Administrative Agent may call additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 10.2  Funding Reliance, etc.  Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Applicable Time, on the Business Day prior to the making of a Loan that such Lender will not make available an amount which would constitute its Percentage of such requested Loan on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the relevant Borrower severally agree, to pay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the relevant Borrower to the date such amount is repaid to the Administrative Agent at an annual interest rate equal to the Administrative Agent’s Cost of Funds for the first day that the Administrative Agent made such amounts available and thereafter at a rate of interest equal to the interest rate applicable at the time to the requested Loan.

SECTION 10.3  Exculpation.  No Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it

Ingram Micro/Credit Agreement

under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document (except that the Administrative Agent shall confirm receipt of the items required to be delivered to it pursuant to Section 6.1).  Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry to take any action.  Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which each such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 10.4  Successor.  Any Agent may resign as such at any time upon at least 30 days’ prior notice to Micro and all the Lenders.  If an Agent shall at any time resign, the Required Lenders, after consultations with Micro, may appoint another Lender as a successor Administrative Agent or Syndication Agent, as the case may be, whereupon such Lender shall become the Administrative Agent or a Syndication Agent hereunder, as the case may be.  If no successor Administrative Agent or Syndication Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Syndication Agent’s giving notice of resignation, then the retiring Administrative Agent or Syndication Agent may, on behalf of the Lenders, after consultations with Micro, appoint a successor Administrative Agent or Syndication Agent, as the case may be, which shall be one of the Lenders or a commercial banking institution that is organized under the laws of the United States or any State thereof (or a branch or agency of either) and that has a combined capital and surplus of at least $500,000,000.  Upon acceptance of any appointment as Administrative Agent or Syndication Agent hereunder, as the case may be, by a successor Administrative Agent or Syndication Agent, as the case may be, such successor Administrative Agent or Syndication Agent shall be entitled to receive from the retiring Administrative Agent or Syndication Agent such documents of transfer and assignment as such successor Administrative Agent or Syndication Agent, as the case may be, may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Syndication Agent, as the case may be, and the retiring Administrative Agent or Syndication Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s or Syndication Agent’s resignation hereunder as the Administrative Agent or a Syndication Agent, as the case may be, the provisions of:

(a)           this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or a Syndication Agent under this Agreement; and

(b)           Sections 11.3 and 11.4 shall continue to inure to its benefit.

SECTION 10.5  Credit Extensions by an Agent.  Each Agent shall have the same rights and powers with respect to the Credit Extensions made by it or any of its Affiliates in its capacity as a Lender and may exercise the same as if it were not an Agent hereunder.  Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or Subsidiary of any thereof as if it were not an Agent hereunder.

Ingram Micro/Credit Agreement

SECTION 10.6  Credit Decisions.  Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender’s review of the financial information of each Obligor, this Agreement, the other Loan Documents (the terms and provisions which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to make available its Commitment.  Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.7  Copies, etc.  The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document (unless concurrently delivered to the Lenders by such Obligor).  The Administrative Agent will distribute to each Lender each document or instrument received for its account, and copies of all other communications received by the Administrative Agent from any Obligor, for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

SECTION 10.8  Joint Lead Arrangers and other Agents.  Anything herein to the contrary notwithstanding, the Joint Lead Arrangers, the ~~Co~~co-Bookrunners and the co-Syndication Agents listed on the cover page hereof shall not have any duties or responsibilities under this Agreement, except in their capacity, if any, as Administrative Agent or Lender.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1  Waivers, Amendments, etc.  Except as expressly provided in Sections 3.3 and 6.3, the provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

(a)           modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(b)           modify Section 5.9, this Section 11.1, change the definitions of “Percentage,” or “Required Lenders,” increase the Total Commitment Amount or the Credit Commitment Amount or Percentage of any Lender, extend the Commitment Termination Date, or, subject to Section 8.2.5, release (i) the Guaranty of Micro or (ii) all or substantially all of the value of the Guarantees of the Additional Guarantors, shall be made without the consent of each Lender;

Ingram Micro/Credit Agreement

(c)           extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Credit Extension or the amount of any fee payable under Section 4.3 shall be made without the consent of each Lender directly and adversely affected thereby; or

(d)           affect adversely the interests, rights or obligations of the Administrative Agent, the Swing Line Lender or the Issuer shall be made without the consent of the Administrative Agent, the Swing Line Lender or the Issuer, as the case may be.

No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 11.2  Notices.  Unless otherwise specified to the contrary, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  All notices, if mailed and properly addressed with postage prepaid or if properly addressed and sent by paid courier service, shall be deemed given when received by the recipient during normal business hours; all notices if transmitted by facsimile shall be deemed given when transmitted and the appropriate receipt for transmission received by the sender thereof during the recipient’s normal business hours.

SECTION 11.3  Payment of Costs and Expenses.  The Borrowers, jointly and severally, agree to pay on demand all reasonable expenses (inclusive of value added tax or any other similar tax imposed thereon) of the Agents (including the reasonable fees and out-of-pocket expenses of the single counsel to the Agents and of local counsel, if any, who may be retained by such counsel to the Agents) in connection with the negotiation, preparation, execution, and delivery of this Agreement and of each other Loan Document (including schedules, exhibits, and forms of any document or instrument relevant to this Agreement or any other Loan Document), and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Loan Document as from time to time may hereafter be required, whether or not the transactions contemplated hereby are consummated.

The Borrowers, jointly and severally, further agree to pay, and to save the Lender Parties harmless from all liability for, stamp or other similar taxes (including, without limitation, any registration duty imposed by Belgian law) which may be payable in connection with the execution, delivery or enforcement of this Agreement or any other Loan Document, and in connection with the making of any Credit Extensions and the issuing of any Letters of Credit hereunder.  The Borrowers, jointly and severally, also agree to reimburse each Lender Party upon demand for all

Ingram Micro/Credit Agreement

out-of-pocket expenses (inclusive of value added tax or other similar tax imposed thereon and including attorneys’ fees and legal expenses (including actual cost to such Lender Party of its in-house counsel) on a full indemnity basis) incurred by each such Lender Party in connection with (x) the negotiation of any restructuring or “work-out,” whether or not consummated, of any Obligations and (y) the enforcement of any obligations, provided that the Borrowers, jointly and severally, shall reimburse each Lender Party for the fees and legal expenses of only one counsel for such Lender Party.

SECTION 11.4  Indemnification.  In consideration of the execution and delivery of this Agreement and each other Loan Document by each Lender Party and the extension of the Commitments, the Obligors hereby jointly and severally indemnify, exonerate and hold each Lender Party and each of their respective officers, directors, employees and agents and, solely with respect to clauses (a) and (b) below, each of their respective Affiliates and the officers, directors, employees and agents of such Affiliates (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, claims, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, which shall include the actual cost to such Indemnified Party of its in-house counsel but shall not include the fees and expenses of more than one counsel to such Indemnified Party (collectively, the “Indemnified Liabilities”), incurred by Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a)           any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

(b)           the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding, however, any action successfully brought by or on behalf of Micro or any other Borrower with respect to any determination by any Lender not to fund any Credit Extension or not to comply with Section 11.15 or any action by the Required Lenders to terminate or reduce the Commitments or accelerate the Loans in violation of the terms of this Agreement);

(c)           any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor, or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Indemnified Party is party thereto;

(d)           any investigation, litigation, or proceeding related to any environmental cleanup, audit, compliance, or other matter relating to the protection of the environment or the Release by any Obligor (or any of their respective Subsidiaries) of any Hazardous Material; or

(e)           the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging, or releases from, any real property owned or operated by any Obligor (or any of their respective Subsidiaries) of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising

Ingram Micro/Credit Agreement

under any Environmental Law), regardless of whether caused by, or within the control of, such Person;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Obligors hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  This Section 11.4 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

SECTION 11.5  Survival.  The obligations of Micro and each other Obligor under Sections 5.3, 5.4, 5.5, 5.7, 11.3, and 11.4, and the obligations of the Lenders under Sections 10.1 and 11.15, shall in each case survive any termination of this Agreement, the payment in full of Obligations, and the termination of the Commitments.  The representations and warranties made by Micro and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6  Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such Jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdictions.

SECTION 11.7  Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8  Execution in Counterparts, Effectiveness; Entire Agreement.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.  This Agreement shall become effective on the date when the Administrative Agent has (a) received (i) counterparts hereof executed on behalf of each Initial Borrower, the Agents, and each Lender or (ii) facsimile, telegraphic, or other written confirmation (in form and substance satisfactory to the Administrative Agent, who may rely upon the advice of its special counsel in making that determination) of such execution and (b) so notified the Borrowers and the Lenders; provided that no Lender shall have any obligation to make the initial Credit Extension until the Effective Date.  This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.  Each Lender that is a party to a Predecessor Credit Agreement, by its execution hereof, waives any requirement of prior notice of termination of the “Commitments” (as defined in the applicable Predecessor Credit Agreement) pursuant to Section 2.2 thereof and of prepayment of Loans thereunder to the extent necessary to give effect to Section 6.1.8.

SECTION 11.9  Jurisdiction.

Ingram Micro/Credit Agreement

SECTION 11.9.1  Submission; Service of Process; Immunity; etc.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS, THE ISSUER OR ANY BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH FOREIGN BORROWER HEREBY IRREVOCABLY APPOINTS MICRO (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE ON THE EFFECTIVE DATE AT 1600 E. ST. ANDREW PLACE, SANTA ANA, CA 92705 UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH FOREIGN BORROWER’S BEHALF AND ON BEHALF OF SUCH FOREIGN BORROWER’S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH FOREIGN BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND SUCH FOREIGN BORROWER IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 11.9.2  Non-exclusivity.  Nothing in this Section 11.9 limits the right of a Lender Party to bring proceedings against an Obligor in connection with any Loan Document in any other court of competent jurisdiction, or concurrently in more than one jurisdiction.

Ingram Micro/Credit Agreement

SECTION 11.9.3  Governing Law.  EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND ITS PROVISIONS CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 11.10  Successors and Assigns.  This Agreement and each other Loan Document shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns; provided that:

(a)           no Obligor may assign or transfer its rights or obligations hereunder or under any other Loan Document without the prior written consent of all the Lender Parties;

(b)           the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11; and

(c)           the rights of the Administrative Agent with respect to resignation or removal are subject to Section 10.4.

SECTION 11.11  Assignments and Transfers of Interests.  No Lender may assign or sell participation interests in its Commitment or any of its Credit Extensions or any portion thereof to any Persons except in accordance with this Section 11.11.

SECTION 11.11.1  Assignments.  Any attempted assignment or transfer by a Lender of its Credit Extensions and Commitment not made in accordance with this Section 11.11.1 shall be null and void.

(a)           Any Lender may at any time assign or transfer to (i) one or more Eligible Assignees, to any of its Affiliates or to any other Lender, in each case (so long as no Event of Default exists at the time) with the consent of the Administrative Agent and Micro (such consent not to be unreasonably withheld or delayed; provided that, it shall not be unreasonable for Micro to withhold consent if such assignment will result in any Borrower becoming liable to make greater or additional payments (whether under Section 5.7 or otherwise); provided that, such consent by Micro need not be obtained to effect an assignment (A) from any Lender to its own affiliate, or (B) if any Event of Default has occurred and is continuing, to any bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, or (ii) any Federal Reserve Bank

Ingram Micro/Credit Agreement

(each Person described in any of the foregoing clauses as being the Person to whom such assignment or transfer is available to be made, being hereinafter referred to as a “Transferee Lender”) all or any part of such Lender’s total Credit Extensions and Commitment (which assignment or transfer shall be of a constant, and not a varying, percentage of all the assigning Lender’s Credit Extensions and Commitment) in a minimum aggregate amount equal to the lesser of (i) the entire amount of such Lender’s total Credit Extensions and Commitment or (ii) $5,000,000; provided, however, in no event may any such assignment or transfer be made to a Defaulting Lender or any of its Subsidiaries.

(b)           Notwithstanding clause (a) above, each Obligor and Agent shall be entitled to continue to deal solely directly with such Lender in connection with the interests so assigned or transferred to a Transferee Lender unless and until (i) notice of such assignment or transfer (which notice shall be satisfied by the delivery of a Lender Assignment Agreement), together with payment instructions, addresses, and related information with respect to such Transferee Lender, shall have been given to Micro and each Agent by such Lender and such Transferee Lender, (ii) such Transferee Lender shall have executed and delivered to Micro and each Agent, a Lender Assignment Agreement, and (iii) the Lender or the Transferee Lender shall have paid a $3,500 processing fee to the Administrative Agent.

(c)           From and after the effective date of such Lender Assignment Agreement, subject to the recording thereof by the Administrative Agent pursuant to paragraph (f) hereof (i) the Transferee Lender thereunder shall be deemed automatically to have become a party to this Agreement and (to the extent rights and obligations under this Agreement have been assigned and transferred to such Transferee Lender in connection with such Lender Assignment Agreement) shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and (ii) the assignor Lender (to the extent that rights and obligations under this Agreement have been assigned and transferred by it in connection with such Lender Assignment Agreement) shall be released from its obligations under this Agreement and the other Loan Documents (provided that, such assignor Lender shall continue to retain indemnification rights under Section 11.4 which survive termination of this Agreement to the extent any indemnity claim thereunder arises prior to the effective date of such Lender Assignment Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)           Accrued interest and accrued fees shall be paid in respect of assigned and retained Credit Extensions and Commitments at the same time or times provided in this Agreement, notwithstanding any such assignments or transfers.

(e)           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment,

Ingram Micro/Credit Agreement

purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)           The Administrative Agent, acting solely for this purpose as an agent of the Obligor, shall maintain at one of its offices in Toronto, Canada a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lender Parties, and the Commitments of, and principal amounts (and stated interest) of the Credit Extensions owing to, each Lender Party pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Obligor, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender Party hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Obligor and any Lender Party (and may be provided to any applicable taxing authority), at any reasonable time and from time to time upon reasonable prior notice.

(g)          Any Lender may at any time pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute such pledgee for such Lender as a party hereto.

SECTION 11.11.2  Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of its Credit Extensions and Commitments hereunder; provided that:

(a)          no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

(b)          such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

Ingram Micro/Credit Agreement

(c)           each Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each other Loan Document;

(d)           no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (a), (b) or clause (c) of Section 11.1; and

(e)           no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.7, 5.9, 5.10, 11.3, and 11.4, shall be considered a Lender (subject to the requirements and limitations therein); provided that such Participant (A) agrees to be subject to the provisions of Sections 5.12 and 5.13 as if it were a Lender Party; and (B) shall not be entitled to receive any greater payment under Section 5.7, with respect to any participation, than its participating Lender Party would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.  Each Lender Party that sells a participation agrees, at the Obligor’s request and expense, to use reasonable efforts to cooperate with the Obligor to effectuate the provisions of Section 5.12 with respect to any Participant.

Each Lender Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Obligor, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Credit Extensions or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender Party shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 11.12  Other Transactions.  Nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of its Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

Ingram Micro/Credit Agreement

SECTION 11.13  Further Assurances.  Each Obligor agrees to do such further acts and things and to execute and deliver to each Lender Party such additional assignments, agreements, powers, and instruments, as such Lender Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any other Loan Document or to better assure and confirm unto such Lender Party its rights, powers and remedies hereunder and thereunder.

SECTION 11.14  Waiver of Jury Trial.  THE AGENTS, THE LENDERS, MICRO, AND EACH OTHER OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES, THE AGENTS OR MICRO OR ANY OTHER OBLIGOR.  MICRO AND EACH OTHER OBLIGOR AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT TO WHICH IS A PARTY.

SECTION 11.15  Confidentiality.  Each of the Lender Parties hereby severally agrees with each Borrower that it will keep confidential all information delivered to such Lender Party or on behalf of each Borrower or any of their respective Subsidiaries which information is known by such Lender Party to be proprietary in nature, concerns the terms and conditions of this Agreement or any other Loan Document, or is clearly marked or labeled or otherwise adequately identified when received by such Lender Party as being confidential information (all such information, collectively for purposes of this Section, “confidential information”); provided that each Lender Party shall be permitted to deliver or disclose “confidential information”:  (a) to directors, officers, employees and affiliates; (b) to authorized agents, attorneys, auditors and other professional advisors retained by such Lender Party that have been apprised of such Lender Party’s obligation under this Section 11.15 and have agreed to hold confidential the foregoing information substantially in accordance with the terms of this Section 11.15; (c) subject to such Person’s written confidentiality agreement in favor of the Borrowers with provisions substantially the same as in this Section 11.15, to (i) any Transferee Lender or Participant or prospective Transferee Lender or Participant with respect to such Lender Party’s rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrowers and their obligations under this Agreement; (d) to any federal or state regulatory authority having jurisdiction over such Lender Party; (e) to any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Lender Party, (ii) in response to any subpoena or other legal process (provided that the relevant Borrower shall be given notice of any such subpoena or other legal process as soon as possible in any event prior to production (unless provision of any such notice would result in a violation of any such subpoena or other legal process), and the Lender Party receiving such subpoena or other legal process shall cooperate with such Borrower, at such Borrower’s expense, seeking a protective order to prevent or limit such

Ingram Micro/Credit Agreement

disclosure), or (iii) in connection with any litigation to which such Lender Party is a party; (f) to any other Person with the consent of the Borrowers; or (g) to the other parties to this Agreement.

For purposes hereof, the term “confidential information” does not include any information that: (A) was publicly known or otherwise known by any Lender Party on a non-confidential basis from a source other than the relevant Borrower prior to the time such information is delivered or disclosed to such Lender Party by the relevant Borrower; (B) subsequently becomes publicly known through no act or omission by any Lender Party or any Person acting on behalf of any Lender Party; (C) otherwise becomes known to a Lender Party other than through disclosure by the relevant Borrower (or any Subsidiary thereof) or through someone subject, to such Lender Party’s knowledge, to a duty of confidentiality to the relevant Borrower; or (D) constitutes financial statements that are otherwise publicly available.

SECTION 11.16  Release of Subsidiary Guarantors and Acceding Borrowers.

(a)           If (i) the Agents receive a certificate from the chief executive officer, the chief financial officer, or Treasurer of Micro certifying as of the date of that certificate that, (x) after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually and in the aggregate, will be in compliance with the terms and conditions of this Agreement, including, to the extent applicable, the covenants contained in Sections 8.2.5 and 8.2.6, and that no Default existed, exists, or will exist, as the case may be, immediately before, as a result of, or after giving effect to such transaction or transactions and the release or termination, as the case may be, described below), the Guarantor or Acceding Borrower, as the case may be, identified in such certificate will no longer be a Subsidiary of Micro, or (y) a Guarantor identified in such certificate has ceased to constitute a Material Subsidiary, and (ii) in the case of ~~a~~an Acceding Borrower, the appropriate Lender Parties have received payment in full of all principal of, interest on, reimbursement obligation in respect of, and fees related to any Outstanding Credit Extensions made by any of them in favor of such Acceding Borrower, then such Guarantor’s Guaranty shall automatically terminate or such Acceding Borrower shall automatically cease to be a party to this Agreement and the other Loan Documents.

(b)           No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Obligor under this Agreement, any other Guaranty, or any other Loan Document, all of which obligations continue to remain in full force and effect.

(c)           Each Lender Party shall, at Micro’s expense, execute such documents as Micro may reasonably request to evidence such termination or cessation, as the case may be.

SECTION 11.17  Collateral.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Ingram Micro/Credit Agreement

SECTION 11.18  USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

SECTION 11.19  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates ~~,~~or any other Person.

REMAINDER OF PAGE INTENTIONALLY BLANK.
THIS PAGE IS FOLLOWED BY SIGNATURE PAGES FOR THE
BORROWERS AS OF THE DATE OF THIS  AGREEMENT,
FOLLOWED BY SEPARATE SIGNATURE PAGES
FOR THE AGENTS AND THE LENDERS

Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

INGRAM MICRO INC., as an Initial Borrower and a Guarantor		INGRAM MICRO ~~COORDINATION CENTER BVBA~~LUXEMBOURG S.À R.L., as an Initial Borrower

By		By
	Name: Title:		Name: Title:

By
Name: Title:

Address:	1600 E. St. Andrew Place Santa Ana, CA 92705	Address:	~~Luchthavenlaan 25A Vilvoorde, Belgium 1800~~20, rue Eugène Ruppert L-2453 Luxembourg
Facsimile No.:		Facsimile No.:

Attention:	Erik Smolders	Attention:	~~Karel Everaet~~

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

THE BANK OF NOVA SCOTIA, as the Administrative Agent

By
Name:
Title:

Address for Notices and Payment of Fees:
WBO Loan Operations
720 King Street West, 2nd FL
Toronto, Ontario
M5V 2T3

Facsimile No.:

Attention: John Hall

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

BANK OF AMERICA, N.A., as a Co-Syndication Agent

By
Name:
Title:

By
Name:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

BNP PARIBAS, as a Co-Syndication Agent

By
Name:
Title:

By
Name:
Title:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

THE ROYAL BANK OF SCOTLAND plc, as a Co-Syndication Agent

By
Name:
Title:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

~~UNION~~THE BANK~~, N.A~~ OF TOKYO-MITSUBISHI UFJ, LTD., as a Co-Syndication Agent

By
Name:
Title:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Co-Syndication Agent

By
Name:
Title:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~12.27~~6.67%	$~~92,000,000~~100,000,000	THE BANK OF ~~AMERICA, N.A.~~NOVA SCOTIA, as a Lender
By
Name: Title:

Lending Office for Other Loans:
~~100 Federal Street~~
~~Boston, MA 02110~~Scotia House
33 Finsbury Square
London EC2A1BB England

Facsimile No.:
~~Telephone No.:~~

Attention:  ~~Deb Delvecchio~~
~~Email:~~  Loan Agency Services, Savi Rampat

Address for Payment of Fees and Notices:
~~100 Federal~~WBO Loan Operations
720 King Street
~~Boston, MA 02110~~ West, 2nd FL
Toronto, Ontario
M5V 2T3

Facsimile No.:
~~Telephone No.:~~

Attention:  ~~Deb Delvecchio~~
~~Email:~~ John Hall

Lending Office for Loans to Micro: ~~Federal Street Boston, MA 02110~~650 West Georgia, Suite 1800 Vancouver, BC, Canada V6B-4N7 Facsimile No.: ~~Telephone No.:~~  Attention: ~~Deb~~Liz ~~Delvecchio Email:~~ Hanson	~~Address for Payment of Fees: Federal Street Boston, MA 02110 Facsimile No.:  Telephone No.:  Attention: Deb Delvecchio Email:~~

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~12.27~~6.67%	$~~92,000,000~~100,000,000	~~BNP PARIBAS~~BANK OF AMERICA, N.A., as a Lender
By
Name: Title:

~~Lending Office for Other Loans: One Front Street, 23rd Floor San Francisco, CA 94111~~	~~Address for Notices: c/o BNP Paribas RCC, Inc. Washington Blvd. Jersey City, NJ 07310~~

~~Facsimile No.:  Telephone No.:  Attention: William Davidson Email:~~	~~Facsimile No.:  Telephone No.:  Attention: Loan Servicing, 8th Floor~~

~~Lending Office for Loans to Micro: One Front Street, 23rd Floor San Francisco, CA 94111~~	~~Address for Payment of Fees: c/o BNP Paribas RCC, Inc. Washington Blvd. Jersey City, NJ 07310~~

~~Facsimile No.: Telephone No.:  Attention: William Davidson~~	~~Facsimile No.: Telephone No.:  Attention: Loan Servicing, 8th Floor~~

Lending Office for Other Loans: 100 Federal Street Boston, MA 02110 Facsimile No.: Telephone No.: Attention: Deb Delvecchio Email:	Address for Payment of Fees and Notices: 100 Federal Street Boston, MA 02110 Facsimile No.: Telephone No.: Attention: Deb Delvecchio Email:
Lending Office for Loans to Micro: Federal Street Boston, MA 02110 Facsimile No.: Telephone No.: Attention: Deb Delvecchio Email:	Address for Payment of Fees: Federal Street Boston, MA 02110 Facsimile No.: Telephone No.: Attention: Deb Delvecchio Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~12.27~~6.67%	$~~92,000,000~~100,000,000	~~THE BANK OF NOVA SCOTIA~~BNP PARIBAS, as a Lender
By
Name: Title:

Lending Office for Other Loans: One Front Street, 23rd Floor San Francisco, CA 94111
~~Lending Office for Other Loans:~~
~~Scotia House~~
~~33 Finsbury Square~~
~~London EC2A1BB England~~

~~Facsimile No.:~~

~~Attention:  Loan Agency Services~~Address for Notices:
c/o BNP Paribas RCC, ~~Savi Rampat~~Inc.
Washington Blvd.
Jersey City, NJ  07310

~~Address for Payment of Fees and Notices: WBO Loan Operations 720 King Street West, 2nd FL Toronto, Ontario M5V 2T3 Facsimile No.: Attention: John Hall~~
Facsimile No.: Telephone No.: Attention: William Davidson Email:	Facsimile No.: Telephone No.: Attention: Loan Servicing, 8th Floor

Lending Office for Loans to Micro: One Front Street, 23rd Floor San Francisco, CA 94111
~~Lending Office for Loans to Micro:~~
~~650 West Georgia, Suite 1800~~
~~Vancouver, BC, Canada~~
~~V6B-4N7~~
~~Facsimile No.:~~Address for Payment of Fees:
c/o BNP Paribas RCC, Inc.
Washington Blvd.
Jersey City, NJ  ~~(604) __________~~

~~Attention:  Liz Hanson~~07310

Facsimile No.: Telephone No.: Attention: William Davidson	Facsimile No.: Telephone No.: Attention: Loan Servicing, 8th Floor

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~12.27~~6.67%	$~~92,000,000~~100,000,000	THE ROYAL BANK OF SCOTLAND plc, as a Lender
By
Name: Title:

Lending Office for Other Loans: 600 Washington Boulevard Stamford, CT 06901 Facsimile No.: Attention:	Address for Payment of Fees and Notices: 600 Washington Boulevard Stamford, CT 06901 Facsimile No.: Telephone No.: Attention: Richard Van Orden Email:

Lending Office for Loans to Micro: 600 Washington Boulevard Stamford, CT 06901 Facsimile No.: Attention:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
6.67%	$100,000,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By
Name: Title:

Lending Office: 1251 Avenue of the Americas New York, NY 10020-1104
Address for Notices:
BTMU Operations Office for the Americas
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Facsimile No.:
Telephone No.:
Attention: Ligia Castro

Facsimile No.: Telephone No.: Attention: Aileen Supeña Throne Email:

Address for Payment of Fees:
BTMU Operations Office for the
Americas
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Facsimile No.:
Telephone No.:
Attention: Ligia Castro

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

~~Percentage~~	~~Initial Commitment Amount~~
~~12.27%~~	~~$92,000,000~~	~~UNION BANK, N.A., as a Lender~~

~~By~~
~~Name:  Title:~~

~~Lending Office: 18300 Von Karman Ave., Irvine, CA 92612~~	~~Address for Notices: 18300 Von Karman Ave., Suite 310 Irvine, CA 92612~~

~~Facsimile No.: Telephone No.: Attention: James Heim Email:~~	~~Facsimile No.: Telephone No.: Attention: James Heim Email:~~

~~Address for Payment of Fees: Commercial Loan Operations 1980 Saturn St. Monterey Park, CA 91754 Facsimile No.: Telephone No.: Attention: Maria Sunsin Email:~~

Percentage	Initial Commitment Amount
6.67%	$100,000,000	HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By
Name: Title:

Lending Office for Other Loans: 452 Fifth Avenue T-8 New York, NY 10018 Facsimile No.: Telephone No.: Attention: David Wagstaff Email:	Address for Payment of Fees and Notices: One HSBC Center, 26/F Buffalo, NY 14203 Telephone No.: Facsimile No.: Attention: Shilpa Nelson
Lending Office for Loans to Micro: 452 Fifth Avenue T-8 New York, NY 10018 Facsimile No.: Telephone No.: Attention: David Wagstaff Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~8.00~~4.50%	$~~60,000,000~~67,500,000	DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By
Name: Title:

By
Name: Title:

Lending Office for Other Loans: in care of 5022 Gate Parkway, Suite 100 Jacksonville, FL 32256 Facsimile No.: Telephone No.: Attention: Raghavendra Nagendra Email:	Address for Payment of Fees and Notices: in care of 5022 Gate Parkway, Suite 100 Jacksonville, FL 32256 Facsimile No.: Telephone No.: Attention: Raghavendra Nagendra Email:

Lending Office for Loans to Micro: in care of 5022 Gate Parkway, Suite 100 Jacksonville, FL 32256 Facsimile No.: Telephone No.: Attention: Raghavendra Nagendra Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

~~EXECUTED as of the date first stated in this Credit Agreement.~~

~~Percentage~~	~~Initial Commitment Amount~~
~~8.00%~~	~~$60,000,000~~	~~HSBC BANK USA NATIONAL ASSOCIATION, as a Lender~~

~~By~~
~~Name:  Title:~~

~~Lending Office for Other Loans: 452 Fifth Avenue T-8 New York, NY 10018 Facsimile No.: Telephone No.: Attention: David Wagstaff Email:~~	~~Address for Payment of Fees and Notices: One HSBC Center, 26/F Buffalo, NY 14203 Telephone No.: Facsimile No.: Attention: Shilpa Nelson~~

~~Lending Office for Loans to Micro: 452 Fifth Avenue T-8 New York, NY 10018 Facsimile No.: Telephone No.: Attention: David Wagstaff Email:~~

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

~~Percentage~~	~~Initial Commitment Amount~~
~~8.00%~~	~~$60,000,000~~	~~MIZUHO BANK, LTD., as a Lender~~

~~By~~
~~Name:  Title:~~

Percentage	Initial Commitment Amount
4.50%	$67,500,000	MIZUHO BANK, LTD., as a Lender
By
Name: Title:

Lending Office for Other Loans: 1251 Avenue of the Americas New York, NY 10020 Facsimile No.: Telephone No.: Attention: Keiko Silverman Email:	Address for Payment of Fees and Notices: 1800 Plaza Ten Harborside Financial Center Jersey City, N.J. 07311 Facsimile No.: Telephone No.: Attention: Mark Heberer Email:

Lending Office for Loans to Micro: 1251 Avenue of the Americas New York, NY 10020 Facsimile No.: Telephone No.: Attention: Keiko Silverman Email:	Address for Payment of Fees: 1800 Plaza Ten Harborside Financial Center Jersey City, N.J. 07311 Facsimile No.: Telephone No.: Attention: Mark Heberer Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

~~Percentage~~	~~Initial Commitment Amount~~
~~8.00%~~	~~$60,000,000~~	~~WESTPAC BANKING CORPORATION, as a Lender~~

~~By~~
~~Name:  Title:~~

Percentage	Initial Commitment Amount
4.50%	$67,500,000	WESTPAC BANKING CORPORATION, as a Lender
By
Name: Title:

Lending Office for Other Loans: 575 5th Avenue, 39th Floor New York, NY 10017 Facsimile No.: Telephone No.: Attention: Kevin Bolz Email:	Address for Payment of Fees and Notices: 12, 55 Market St. Sydney NSW 2000 Facsimile No.: Telephone No.: Attention: Luke Varty Email:

Lending Office for Loans to Micro: 575 5th Avenue, 39th Floor New York, NY 10017 Facsimile No.: Telephone No.: Attention: Kevin Bolz Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.50%	$67,500,000	U.S. BANK NATIONAL ASSOCIATION, as a Lender
By
Name: Title:

Lending Office for Other Loans: Suite 500, Mailcode SF-CA-SJCB, San Jose, California 95113 Facsimile No.: Telephone No.: Attention: Matthew S. Scullin Email:	Address for Payment of Fees and Notices: Suite 500, Mailcode SF-CA-SJCB, San Jose, California 95113 Facsimile No.: Telephone No.: Attention: Matthew S. Scullin Email:
Lending Office for Loans to Micro: Suite 500, Mailcode SF-CA-SJCB, San Jose, California 95113 Facsimile No.: Telephone No.: Attention: Matthew S. Scullin Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.50%	$67,500,000	PNC BANK, NATIONAL ASSOCIATION, as a Lender
By
Name: Title:

Lending Office for Other Loans: Facsimile No.: Telephone No.: Attention: Email:	Address for Payment of Fees and Notices: Facsimile No.: Telephone No.: Attention: Email:
Lending Office for Loans to Micro: Facsimile No.: Telephone No.: Attention: Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
~~6.67~~4.50%	$~~50,000,000~~67,500,000	MORGAN STANLEY BANK, N.A, as a Lender
By
Name: Title:

Lending Office for Other Loans: One Utah Center 201 South Main Street, 5th Floor Salt Lake City, Utah 84111 Facsimile No.: Telephone No.: Attention: Carrie D Johnson Email:	Address for Payment of Notices: 1 Pierrepont Plaza 300 Cadman Plaza West Brooklyn, NY 11201 Facsimile No.: Telephone No.: Attention: Daniel McKenna Email:

Lending Office for Loans to Micro: One Utah Center 201 South Main Street, 5th Floor Salt Lake City, Utah 84111 Facsimile No.: Telephone No.: Attention: Carrie D Johnson Email:	Address for Payment of Fees: 1 Pierrepont Plaza 300 Cadman Plaza West Brooklyn, NY 11201 Facsimile No.: Telephone No.: Attention: Daniel McKenna Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.50%	$67,500,000	DBS BANK LTD., LOS ANGELES AGENCY, as a Lender
By
Name: Title:

Lending Office for Other Loans: 725 S. Figueroa St., Suite 2000 Los Angeles, CA 90017 Facsimile No.: Telephone No.: Attention: William Stafiel Email:	Address for Payment of Fees Notices: 725 S. Figueroa St., Suite 2000 Los Angeles, CA 90017 Facsimile No.: Telephone No.: Attention: William Stafiel Email:
Lending Office for Loans to Micro: 725 S. Figueroa St., Suite 2000 Los Angeles, CA 90017 Facsimile No.: Telephone No.: Attention: William Stafiel Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.50%	$67,500,000	STANDARD CHARTERED BANK, as a Lender
By
Name: Title:

Lending Office for Other Loans: 50 Fremont Street, Suite 2210 San Francisco, CA, 94104 Facsimile No.: N/A Telephone No.: Attention: Michael Kruse Email:	Address for Payment of Fees Notices: 50 Fremont Street, Suite 2210 San Francisco, CA, 94104 Facsimile No.: N/A Telephone No.: Attention: Michael Kruse Email:
Lending Office for Loans to Micro: 50 Fremont Street, Suite 2210 San Francisco, CA, 94104 Facsimile No.: N/A Telephone No.: Attention: Michael Kruse Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By
Name: Title:

Lending Office for Other Loans: Facsimile No.: Telephone No.: Attention: Email:	Address for Payment of Fees and Notices: Facsimile No.: Telephone No.: Attention: Email:
Lending Office for Loans to Micro: Facsimile No.: Telephone No.: Attention: Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender
By
Name: Title:

Lending Office for Other Loans: 1345 Avenue of the Americas 44th Fl NY, NY 10105 Facsimile No.: Telephone No.: Attention: Alberto Sauras Email:	Address for Payment of Fees Notices: 1345 Avenue of the Americas 44th Fl NY, NY 10105 Facsimile No.: Telephone No.: Attention: Alberto Sauras Email:
Lending Office for Loans to Micro: 1345 Avenue of the Americas 44th Fl NY, NY 10105 Facsimile No.: Telephone No.: Attention: Alberto Sauras Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a Lender
By
Name: Title:

Lending Office for Other Loans: Bayerische Landesbank New York Branch 560 Lexington Avenue New York NY 10022 Facsimile No.: Telephone No.: Attention: Matthew DeCarlo Email:	Address for Payment of Fees Notices: Bayerische Landesbank New York Branch 560 Lexington Avenue New York NY 10022 Facsimile No.: Telephone No.: Attention: Matthew DeCarlo Email:
Lending Office for Loans to Micro: Bayerische Landesbank New York Branch 560 Lexington Avenue New York NY 10022 Facsimile No.: Telephone No.: Attention: Matthew DeCarlo Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	DANSKE BANK A/S, as a Lender
By
Name: Title:

Lending Office for Other Loans: Danske Bank A/S Loan Administration (3925) 2-12 Holmens Kanal DK-1092 Copenhagen K Facsimile No.: N/A Telephone No.: Attention: Email:	Address for Payment of Fees Notices: Danske Bank A/S Loan Administration (3925) 2-12 Holmens Kanal DK-1092 Copenhagen K Facsimile No.: N/A Telephone No.: Attention: Email:
Lending Office for Loans to Micro: Danske Bank A/S Loan Administration (3925) 2-12 Holmens Kanal DK-1092 Copenhagen K Facsimile No.: N/A Telephone No.: Attention: Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	ING BANK N.V. – DUBLIN BRANCH, as a Lender
By
Name: Title:

Lending Office for Other Loans: ING Commerical Banking Block 4 Dundrum Town Centre, Sandyford Road, Dundrum Dublin 16, Ireland Facsimile No.: Telephone No.: Attention: Alan Maher Email:	Address for Payment of Fees Notices: ING Commerical Banking Block 4 Dundrum Town Centre, Sandyford Road, Dundrum Dublin 16, Ireland Facsimile No.: Telephone No.: Attention: Alan Maher Email:
Lending Office for Loans to Micro: ING Commerical Banking Block 4 Dundrum Town Centre, Sandyford Road, Dundrum Dublin 16, Ireland Facsimile No.: Telephone No.: Attention: Alan Maher Email:

One of Several Signature Pages to
Credit Agreement
Ingram Micro/Credit Agreement

EXECUTED as of the date first stated in this Credit Agreement.

Percentage	Initial Commitment Amount
4.00%	$60,000,000	SUNTRUST BANK, as a Lender
By
Name: Title:

Lending Office for Other Loans: 211 Perimeter Center Pkwy Atlanta GA 30346 Facsimile No.: Telephone No.: Attention: Denise Shines Email:	Address for Payment of Fees Notices: 211 Perimeter Center Pkwy Atlanta GA 30346 Facsimile No.: Telephone No.: Attention: Denise Shines Email:
Lending Office for Loans to Micro: 211 Perimeter Center Pkwy Atlanta GA 30346 Facsimile No.: Telephone No.: Attention: Denise Shines Email:

One of Several Signature Pages to
Credit Agreement
 Ingram Micro/Credit Agreement

SCHEDULE ~~II~~IA

~~Existing Letters of Credit~~

~~REFERENCE~~	~~CURRENT BALANCE (AGGREGATE)~~	~~ISSUE DATE~~	~~CURRENT EXPIRY DATE~~	~~BENEFICIARY~~	~~BORROWER~~

Lender Commitment Schedule

Lender	Initial Commitment Amount	Percentage
The Bank of Nova Scotia	$100,000,000	6.67%
Bank of America, N.A.	$100,000,000	6.67%
BNP Paribas	$100,000,000	6.67%
The Bank of Tokyo-Mitsubishi
UFJ, Ltd.	$100,000,000	6.67%
HSBC Bank USA, National
Association	$100,000,000	6.67%
The Royal Bank of Scotland PLC	$100,000,000	6.67%
DBS Bank Ltd., Los Angeles
Agency	$67,500,000	4.50%

Deutsche Bank AG New York
Branch	$67,500,000	4.50%
Mizuho Bank, Ltd.	$67,500,000	4.50%
Morgan Stanley Bank, N.A.	$67,500,000	4.50%

~~Sched II-1~~Schedule IA
 Ingram Micro/Credit Agreement

PNC Bank, National Association	$67,500,000	4.50%

Standard Chartered Bank	$67,500,000	4.50%

U.S. Bank National Association	$67,500,000	4.50%
Westpac Banking Corporation	$67,500,000	4.50%
Bayerische Landesbank, New
York Branch	$60,000,000	4.00%

Banco Bilbao Vizcaya Argentaria,
S.A. New York Branch	$60,000,000	4.00%

Danske Bank A/S	$60,000,000	4.00%

ING Bank N.V. – Dublin Branch	$60,000,000	4.00%

Sumitomo Mitsui Banking
Corporation	$60,000,000	4.00%
SunTrust Bank	$60,000,000	4.00%
	$1,500,000,000	100.000000%

Sch II-2
Ingram Micro/Credit Agreement

EXHIBIT A-1

REVOLVING NOTE

_______________, _____
FOR VALUE RECEIVED, _____________________, (a _______________ organized and existing under the laws of _______________, the “Borrower”), promises to pay to the order of ________________ (the “Lender”) on the Commitment Termination Date or on such other date that is provided in the Credit Agreement referred to below, the principal amount of all Outstanding Credit Extensions consisting of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of _________,  2011, among the Borrower, [NAMES OF OTHER INITIAL BORROWERS], certain financial institutions (including the Lender) as lenders, The Bank of Nova Scotia, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for the lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Revolving Note.

The Borrower also promises to pay interest on those Outstanding Credit Extensions from time to time outstanding from the date of this Revolving Note until and after maturity (by acceleration or otherwise) until paid, at the annual interest rates provided in the Credit Agreement.

Payments of both principal of and interest on each Revolving Loan evidenced by this Revolving Note shall be made in the relevant Required Currency in same day or immediately available funds to the account designated by the Administrative Agent under the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for (a) a statement of the terms and conditions on which the Borrower is permitted and required to make repayments of principal of the Indebtedness evidenced by this Revolving Note and on which that Indebtedness may be declared to be immediately due and payable and (b) other provisions of the Credit Agreement applicable to this Revolving Note.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT A-2

SWING LINE NOTE

$	_______ __, ____

FOR VALUE RECEIVED, _____________________, (a _______________ organized and existing under the laws of _______________, the “Borrower”), promises to pay to the order of ________________ (the “Lender”) on the Commitment Termination Date or on such other date that is provided in the Credit Agreement referred to below, the principal amount of all Outstanding Credit Extensions consisting of Swing Line Loans made by the Lender to the Borrower under the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of _________, 2011, among the Borrower, [NAMES OF OTHER INITIAL BORROWERS], certain financial institutions (including the Lender) as lenders, The Bank of Nova Scotia, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for the lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Swing Line Note.

The Borrower also promises to pay interest on those Outstanding Credit Extensions from time to time outstanding from the date of this Swing Line Note until and after maturity (whether by acceleration or otherwise) until paid, at the annual interest rates provided in the Credit Agreement.

Payments of both principal of and interest on each Swing Line Loan evidenced by this Swing Line Note shall be made in the relevant Required Currency in same day or immediately available funds to the account designated by the Lender under the Credit Agreement.

This Note is the Swing Line Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for (a) a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Swing Line Note and on which that Indebtedness may be declared to be immediately due and payable and (b) other provisions of the Credit Agreement applicable to this Swing Line Note.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT B

BORROWING REQUEST

Dated _________________, ______

The Bank of Nova Scotia,
as Administrative Agent
720 King Street West, 2nd Floor
Toronto, Ontario
M5V 2T31

Attn:	Kevin Bird
Manager, U.S. Agency

This request is delivered to you by _______________________, (a ___________ organized and existing under the laws of _______________, the “Borrower”), under Section 3.1 of the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of __________, 2011, among the Borrower, [NAMES OF OTHER INITIAL BORROWERS], certain financial institutions as lenders, you, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for those lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this request.

The Borrower requests that a Borrowing be extended in the total principal amount of _________________________2 denominated in ____________________,3 on _________________, ____, consisting of [Base Rate Loans] [LIBO Rate Loans having an Interest Period of [one] [three] [six] month(s).]4

Pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this request and the acceptance by the Borrower of the proceeds of the requested Borrowing constitute a representation and warranty by each Obligor that, on the date of extending the requested Borrowing (and immediately before and after giving effect to it and to the application of the proceeds of it) all of the statements in Section 6.2.1 of the Credit Agreement are true and correct; provided that, with respect to the covenants in Section 8.2.3 of the Credit Agreement, the foregoing representation and warranty is made to the best knowledge of each Obligor (after due inquiry).

1  Notwithstanding the foregoing, at any time and from time to time, the Administrative Agent may, by notice to the Initial Borrowers, designate such other address(es) for the delivery of Borrowing Requests.
2  Insert the amount within the minimum and multiple limitations.
3  Insert the Available Currency.
4  Insert the number of months.

Without limiting the foregoing, Micro and each of its Subsidiaries is, and after giving effect to the requested Borrowing will be, in compliance with the limits described in the resolutions of Micro's board of directors delivered pursuant to Sections 6.1.1(a) and 6.3.1 of the Credit Agreement.

The Borrower agrees that, if before the time of the requested Borrowing any matter certified to in this request by it will not be true and correct at that time as if then made, then it will immediately so notify the Administrative Agent.  Except to the extent, if any, that before the time of the requested Borrowing the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to in this request shall be deemed once again to be certified as true and correct at the date of the requested Borrowings as if then made.

Please wire transfer the proceeds of the requested Borrowing to the accounts of the following Persons at the banks indicated respectively:

Amount to be Wired	Person to be Paid		Name, Address, etc. of Banks
	Name	Account No.
Attention:
Attention:
Balance	The Borrower		Attention:

The Borrower has caused this request to be executed and delivered, and the certification and warranties in this request to be made, by its duly Authorized Person on the date first stated above.

[NAME OF BORROWER]

By:
Name:
Title:

2

EXHIBIT C

ISSUANCE REQUEST

Dated ____________________

The Bank of Nova Scotia,
as Administrative Agent
1 Liberty Plaza, Floors 23-26
165 Broadway
New York, New York 100061
Attention:  Sandra Edwards

      Manager, Standby LC

This request is delivered to you by ______________________ (a ___________ organized and existing under the laws of _______________, the “Borrower”), under Section 3.2 of the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of ___________, 2011, among the Borrower, [NAMES OF OTHER INITIAL BORROWERS], certain financial institutions as lenders, you, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for those lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this request.

The Borrower requests that on __________________________________ (the “Date Of Issuance”), ____________________ (the “Issuer”) [issue a standby Letter of Credit in the initial Stated Amount of ___________2 denominated in ______________3 with a Stated Expiry Date of _________________, 20____] [extend the Stated Expiry Date of Irrevocable Standby Letter of Credit No.  ____________, issued on _______, ____, as a Letter of Credit, in the initial Stated Amount of __________________1 denominated in _____________2 to a revised Stated Expiry Date of __________________, 20___].4

[The beneficiary of the requested Letter of Credit will be ___________,5 and the requested Letter of Credit will be in support of _____________________________4.] [The following documents must be delivered to the Issuer in connection with a drawing under the

1  Notwithstanding the foregoing, at any time and from time to time, the Administrative Agent may, by notice to the Initial Borrowers, designate such other address(es) for the delivery of Issuance Requests.
2  Insert the amount.
3  Insert the Available Currency.
4  Insert the first set of bracketed language to request the issuance of Letter of Credit and the second set of bracketed language to request the extension of a Letter of Credit.
5  Insert name and address of beneficiary.

requested Letter of Credit: ____________________.] 5 Partial drawings under the requested Letter of Credit are [not]6 permitted.

Pursuant to Section 6.2.2 of the Credit Agreement, the delivery of this request constitutes a representation and warranty by each Obligor that, on the date of this request and immediately after giving effect to the [issuance] [extension]7 of the requested Letter of Credit, all statements in Section 6.2.1 of the Credit Agreement are true and correct; provided that, with respect to the covenants in Section 8.2.3 of the Credit Agreement, the foregoing representation and warranty is made to the best knowledge of each Obligor (after due inquiry).

Without limiting the foregoing, Micro and each of its Subsidiaries is, and after giving effect to the requested [issuance] [extension]8 will be, in compliance with the limits described in the resolutions of Micro's board of directors delivered pursuant to Sections 6.1.1(a) and 6.3.1 of the Credit Agreement.

The Borrower agrees that, if before the time of the [issuance] [extension]6 of the requested Letter of Credit, any matter certified to in this request by it will not be true and correct at that time as if then made, then it will immediately so notify the Administrative Agent.  Except to the extent, if any, that before the time of the [issuance] [extension]6 of the requested Letter of Credit the Administrative Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to in this request shall be deemed to be certified at the date of that issuance or extension.

The Borrower has caused this request to be executed and delivered, and the certification and warranties in this request to be made, by its duly Authorized Person as of the date first stated above.

[NAME OF BORROWER]

By:
Name:
Title:

6   Delete bracketed sentences if Issuance Request is for an extension.
7  Insert as appropriate.
8  Insert as appropriate.

2

 EXHIBIT D

CONTINUATION NOTICE

Dated _______________, ____

The Bank of Nova Scotia,
as Administrative Agent
720 King Street West, 2nd Floor
Toronto, Ontario
M5V 2T31

Attn:	Kevin Bird
Manager, U.S. Agency

This notice is delivered to you by _______________________________ (a___________ organized and existing under the laws of _______________, the “Borrower”), under Section 4.2.3 of the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of  ___________, 2011, among the Borrower, [NAMES OF OTHER INITIAL BORROWERS], certain financial institutions as lenders, you, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as co-syndication agents for those lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this notice.

The Borrower requests that, on ____________________, ____, _________________2 of the presently outstanding principal amount of the Revolving Loans originally made on ____________, ____, denominated in_______________,3 be continued as LIBO Rate Loans having an Interest Period of [one] [three] [six] month(s).4

The delivery of this notice constitutes a representation and warranty by each Obligor that no [Event of]5 Default has occurred and is continuing or will (immediately after giving effect to the requested continuation) occur and be continuing; provided that, with respect to the covenants in Section 8.2.3 of the Credit Agreement, the foregoing representation and warranty is made to the best knowledge of each Obligor (after due inquiry).

The Borrower agrees that, if before the time of that continuation any matter certified to in this notice by it will not be true and correct at such time as if then made, then it will immediately so notify the Administrative Agent.  Except to the extent, if any, that, before the time of the requested continuation the Administrative Agent shall receive written notice to the contrary from

1   Notwithstanding the foregoing, at any time and from time to time, the Administrative Agent may, by notice to the Initial Borrowers, designate such other address(es) for the delivery of Borrowing Requests.
2   Insert the amount.
3   Insert the Available Currency.
4   Insert the number of months.
5   Delete bracketed text if the Borrower is requesting either the continuation of a previously-made Revolving Loan with an Interest Period longer than one month.

the Borrower, each matter certified to in this notice shall be deemed to be certified at the date of that continuation as if then made.

The Borrower has caused this notice to be executed and delivered, and the certification and warranties in this notice to be made, by its duly Authorized Person on the date first stated above.

[NAME OF BORROWER]

By:
Name:
Title:

2

 EXHIBIT E

COMPLIANCE CERTIFICATE

Dated _______________, ____

To the Lenders and Agents party to the
Credit Agreement described below

This certificate is delivered in compliance with Sections 8.1.1(c) and (d) of the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of _____________, 2011, among Ingram Micro Inc. (a corporation organized and existing under the laws of Delaware, United States of America, “Micro”), Ingram Micro Coordination Center, B.V.B.A. (a company organized and existing under the laws of The Kingdom of Belgium), certain financial institutions as lenders, The Bank of Nova Scotia, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for those lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this certificate.

The undersigned certifies, represent and warrants that (a) the financial statements attached hereto are a complete and correct copy of Micro’s required financial statements for the period indicated and that those financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (as interpreted in accordance with Section 1.4 of the Credit Agreement); (b) no Default has occurred and is continuing as of the date of this certificate;1 and (c) a true and correct statement of calculations demonstrating Micro’s compliance with the various requirements of Section 8.2.1, 8.2.3 and 8.2.4 of the Credit Agreement is attached.

INGRAM MICRO INC.

By:
Name:
Title:

1           If a Default has occurred and is continuing as of the date of the applicable Compliance Certificate, the text of clause (b) should be replaced with a statement of the nature of the Default and the action which Micro has taken or proposes to take with respect to it.

EXHIBIT F

EFFECTIVE DATE CERTIFICATE

This certificate is delivered pursuant to Section 6.1.2, of the Credit Agreement (the “Credit Agreement”) dated as of __________, 2011, among Ingram Micro Inc. (a corporation organized and existing under the laws of Delaware, United States of America), Ingram Micro Coordination Center, B.V.B.A. (a company organized and existing under the laws of The Kingdom of Belgium), certain financial institutions as lenders, The Bank of Nova Scotia, as the administrative agent and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the co-syndication agents for those lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this certificate.

For and on behalf of Micro and as of the Effective Date under the Credit Agreement, the undersigned (a) certifies as to Paragraphs 4, 5, and 6 below to the Lenders and (b) certifies, represents, and warrants as to all other paragraphs below to the Administrative Agent:

1.           Representations and Warranties.  On the date of this certificate and both before and after giving effect to any initial Credit Extension under the Credit Agreement on the date of this certificate, the representations and warranties of each Obligor in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.8 of the Credit Agreement) and in any other Loan Document are true and correct (unless stated to relate solely to an earlier date, in which case those representations and warranties were true and correct as of that earlier date).

2.           Litigation Arbitration and Other Proceeding.  Except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule (a) no labor controversy, litigation, arbitration, or governmental investigation or proceeding is pending or, to the knowledge of Micro, threatened against any Obligor or any of its Consolidated Subsidiaries in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity, or enforceability of the Credit Agreement or any other Loan Document, and (b) no development has occurred in any labor controversy, litigation, arbitration, or governmental investigation or proceeding so disclosed in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect.

3.           No Material Adverse Effect.  Since January 1, 2011, there has been no event or events which, singly or in the aggregate, has or have resulted, or is or are reasonably likely to result, in a Material Adverse Effect.

4.           No Defaults.  On the date of this certificate and both before and after giving effect to any initial Credit Extension under the Credit Agreement on the date of this certificate, (a) no Default has occurred and is continuing and (b) neither any Obligor nor any of its Subsidiaries is in violation of any law, or governmental regulation, or court order or decree that, singly or in the aggregate, results in, or would reasonably be expected to result in, a Material Adverse Effect.

5.           Compliance.  The attached Annex I is a true and correct statement of calculations demonstrating Micro’s compliance with the requirements of Section 8.2.1, 8.2.3 and 8.2.4 of the Credit Agreement.

6.           Conditions.  All conditions to any initial Credit Extension to be made on the date of this certificate in Article VI of the Credit Agreement have been satisfied in full.

7.           Consents, etc.  No consents or waivers under any agreement applicable to any Obligor are required in order to enable that Obligor to enter into the Credit Agreement and any other Loan Document, to perform its obligations under them, and, in the case of each Borrower, to obtain Credit Extensions under the Credit Agreement.

Micro has caused this Effective Date Certificate to be executed and delivered, and the certification, representation and warranties in this certificate to be duly made, by the undersigned Authorized Person for Micro as of _________, 2011.

INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States of America

By:
Erik Smolders,
Vice President & Corporate Treasurer

EXHIBIT G

INTRA-GROUP AGREEMENT

This Intra-Group Agreement is made as of _________, 2011 (this “Agreement”) among:

•
INGRAM MICRO INC., a corporation existing under the laws of the State of Delaware, United States of America, with principal office at 1600 East St. Andrew Place, Santa Ana, California 92705, United States of America (hereinafter referred to as “Micro”);

•	[NAME OF ADDITIONAL GUARANTOR], a ________ existing under the laws of _________, with registered office at __________ (hereinafter referred to as “________”); and

•
INGRAM MICRO COORDINATION CENTER B.V.B.A., a corporation (“besloten vennootschap met beperkte aansprakelijkheid”), existing under the laws of Belgium as a coordination center, with its registered office at Luchthavenlaan 25A, 1800 Vilvoorde, Belgium, registered under enterprise number VAT BE 0444.490.325 RLP Brussels (hereinafter referred to as “Coordination Center”).

WHEREAS, each Subsidiary is a direct or indirect subsidiary of Micro;

AND WHEREAS Micro, each Subsidiary and the other direct and indirect subsidiaries of Micro (collectively, the “Group”) are engaged as an integrated group in diversified operations including wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling distribution and service activities;

AND WHEREAS this integrated operation requires financing on a group basis whereby credit supplied to members of the Group is made available from time to time to other members of the Group, including each Subsidiary, as required for the continued successful operation of the members of the Group separately, and the integrated operation as a whole;

AND WHEREAS Micro and Coordination Center (the “Initial Borrowers”), certain financial institutions (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Loan as permitted by Section 5.6 of the Credit Agreement, collectively, the “Lenders”), The Bank of Nova Scotia, as Administrative Agent (in that capacity, the “Administrative Agent”) for the Lenders and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as Co-Syndication Agents for the Lenders (the “Co-Syndication Agents”) are parties to the Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) dated as of the date hereof;

AND WHEREAS pursuant to the Credit Agreement the Lenders will make Credit Extensions (that capitalized term and all other capitalized terms used but not defined herein to have the meanings provided in Section 1.1) to the Borrowers from time to time;

AND WHEREAS the Borrowers expect to make a portion of the proceeds of the Credit Extensions available to other members of the Group, including each Subsidiary, in order to contribute to fulfilling the present and future financing needs of the Group;

AND WHEREAS each member of the Group will benefit from the implementation of the Credit Agreement by way of secure access to sources of long-term financing on favorable terms and conditions permitting a reduced cost of funds, currency conversion and financing arrangements on a more cost-efficient basis, as well as other indirect benefits;

AND WHEREAS it is a requirement of the Credit Agreement that each of Micro and each Subsidiary enter into a guaranty on the terms and conditions set forth in the Credit Agreement;

AND WHEREAS pursuant to the Credit Agreement other subsidiaries of Micro may be required from time to time to deliver additional guarantees (together with the aforementioned guaranty delivered by Micro and each Subsidiary, collectively the “Guaranties” and individually a “Guaranty”) of the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents (Micro and its subsidiaries in their capacity as guarantors, together with such other Persons becoming a party to this Agreement pursuant to Section 4.3 hereof, the “Guarantors”);

AND WHEREAS in order to obtain the benefits from any portion of the proceeds of the Credit Extensions, each of the Guarantors must agree to provide guarantees on the terms and conditions of its Guaranty, and the parties hereto desire to confirm and acknowledge this obligation;

AND WHEREAS it is therefore necessary for each Guarantor to enter into its Guaranty in order to obtain from the Borrowers the benefit of any portion of the proceeds of the Credit Extensions;

AND WHEREAS the application of the Group’s creditworthiness under the Credit Agreement by means of the incorporation of guarantees of the Guarantors results in a credit structure that enhances the creditworthiness of the Group;

AND WHEREAS in order to induce the Lenders, the Co-Syndication Agents and the Administrative Agent (collectively, the “Lender Parties”) to enter into the Credit Agreement and make Credit Extensions thereunder, and to obtain the other valuable benefits and consideration described herein, each Subsidiary has agreed to guarantee, on the terms and conditions set forth in the relevant Guaranty, certain Obligations under the Credit Agreement, the Revolving Notes (if any), the Swing Line Notes (if any), and each other Loan Document in favor of the Lender Parties, and each Subsidiary expects to derive benefits, directly or indirectly, from the proceeds of the Credit Extensions;

AND WHEREAS pursuant to the term of the Guaranties, at any time when any Lender Party is entitled to demand payment under the Guaranties, such Lender Party may, at its option, make demand on any one or more Guarantors and is not obliged to make demand on any proportionate basis;

2

AND WHEREAS the parties hereto desire to enter into an arrangement to provide for (i) indemnification by the Borrowers in favor of each Guarantor for Guarantor Losses (as defined in Section 2.3) and for (ii) contribution by all parties such that all losses, costs and expenses incurred by the Guarantors in connection with the obligations created by the Guaranties shall be shared by all of the Guarantors proportionately on the basis of their net asset values and their obligations to the Borrowers as at the date such losses, costs and expenses may be incurred;

AND WHEREAS the Credit Agreement and the Micro Guaranty will be governed by the laws of the State of New York, United States of America and this Agreement will be governed by the laws of Belgium.

THE FOREGOING HAVING BEEN PRESENTED, the parties hereto contract and agree as follows:

ARTICLE I -INTERPRETATION

1.1           Definitions.  For the purposes of this Agreement:

(a)           “Credit Documents” shall mean the Credit Agreement, the Revolving Notes (if any), the Swing Line Notes (if any), the Loan Documents (including the Guaranties), and each other agreement or instrument relating thereto;

(b)           “Net Asset Amount” of a Guarantor at any time shall mean the sum of its Stockholders’ Equity at that time, plus the net amount (if greater than zero) of any obligations owed by such Guarantor to the Borrowers at that time (it being understood and agreed that, in the case of any Guarantor that is also a Borrower, such Guarantor shall not be considered to owe any obligation to itself in its capacity as such Borrower); and

(c)           “Stockholder’s Equity” of a Guarantor at any time shall mean the amount of its unconsolidated stockholders’ equity as shown on its most recent periodic financial statements prepared as of that time.

1.2           Interpretation Not Affected by Headings.  The division of this Agreement into sections, articles, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular section, article, paragraph or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3           Governing Law.  This Agreement shall be governed and interpreted in accordance with the laws of Belgium.

1.4           Currency.  Unless the contrary is expressly indicated, any reference in this Agreement to a sum of money as of any time shall be a reference to such sum in, or converted as of that time into, lawful money of the United States of America, and all payments to be made hereunder shall be made in that currency.

3

1.5           Schedule.  The following schedule annexed hereto is incorporated herein by reference and deemed to be part hereof:

Schedule A — A form of execution copy of Credit Agreement dated as of the date hereof, including the schedules and exhibits attached thereto.

1.6           Entire Agreement.  This Agreement, together with the Schedule, agreements and other documents herein or therein referred to, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

1.7           Divisibility.  If any obligation, covenant or provision herein contained is determined to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, such determination shall not affect or impair and shall not be deemed to affect or impair, the validity, legality or enforceability of any other obligation, covenant or provision herein contained and each such obligation, covenant or provision shall be interpreted in such manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law.  Each obligation, covenant and provision of this Agreement is hereby declared to be divisible, separate and distinct.

ARTICLE II -AGREEMENTS

2.1           Acknowledgments.  Each of the parties hereto acknowledges and confirms:

(a)           that it has received an execution copy of the Credit Agreement and the other Loan Documents, and that its financial officers have reviewed the contents of such agreements as well as all other documents, facts and other circumstances necessary to arrive at an informed judgment as to the advisability of entering into its Guaranty and of the benefits obtained by implementing its Guaranty; and

(b)           that the proceeds of the Credit Extensions will be an essential element necessary to meet its long-term financing needs, that it expects to benefit directly and indirectly from the implementation of the Credit Agreement and the other Loan Documents, and that the terms and conditions of the Credit Agreement and the other Loan Documents, including the Guarantees, will be more favorable than any long-term financing arrangement it could negotiate on its own behalf without the credit support of the Group.

2.2           [RESERVED]

2.3           Indemnity of Borrowers.  Subject to the rights of any Lender Party under the Credit Documents (including the subordination provisions contained therein), each Borrower hereby agrees to indemnify each Guarantor forthwith upon demand and to hold each Guarantor harmless against any and all losses, costs and expenses incurred by such Guarantor as a result of fulfilling its obligations under any Guaranty provided by it (“Guarantor Losses”) in respect of the

4

Obligations of such Borrower.  Subject to Section 2.7, a Guarantor that has incurred Guarantor Losses may elect to obtain the benefit of the indemnity under this Section 2.3 by setting its Guarantor Losses off against the net amount of any obligations that it may owe to any Borrower at that time to the extent of such net amount.

2.4           Guarantor Indemnities.  Subject to the rights of any Lender Party under the Credit Documents (including the subordination provisions contained therein), and without in any way limiting the liabilities of any Borrower under Section 2.3, each of the Guarantors jointly and severally agrees to indemnify every other Guarantor forthwith upon demand and hold every other Guarantor harmless against any and all Guarantor Losses incurred by such Guarantor (an “Indemnified Guarantor”) to the extent that such Guarantor Losses exceed the Indemnified Guarantor’s Net Asset Amount on the date such Guarantor Losses are incurred; provided that no Guarantor shall be required to pay an amount in respect of the indemnity set forth in this Section 2.4 greater than its Net Asset Amount on such date.

2.5           Sharing Losses.  Subject to the rights of any Lender Party under the Credit Documents (including the subordination provisions contained therein) and without in any way limiting the liabilities of any Borrower under Section 2.3 or of the Guarantors under Section 2.4, each of the Guarantors agrees that the liability for all Guarantor Losses shall be shared by the Guarantors pro rata on the basis of each Guarantor’s Net Asset Amount.  For greater certainty, following the fulfillment of obligations under the Guaranties, including payments made under the indemnities set forth in Section 2.4, each Guarantor covenants and agrees to compensate the Guarantors incurring Guarantor Losses, either directly as a result of the Guaranties or indirectly as a result of the indemnity set forth in Section 2.4, by the payment of an amount not exceeding its own Net Asset Amount (the “Compensation Payment”) to such Guarantors that will be sufficient, when aggregated with all other Compensation Payments made hereunder, to ensure that no Guarantor incurs a liability for Guarantor Losses greater than an amount equal to the product obtained by multiplying the aggregate Guarantor Losses of all the Guarantors at such time by a fraction the numerator of which is the Net Asset Amount of such Guarantor at such time and the denominator of which is the aggregate Net Asset Amounts of all the Guarantors at such time.

2.6           Application of Funds.  Each Borrower hereby covenants and agrees that the proceeds from the Credit Extensions will be used for the purpose of meeting the financing requirements of the Group, including the Guarantors, and that funds provided out of such proceeds will be available to support the operational and expansion needs of the Guarantors from time to time.

2.7           No Subrogation.  Notwithstanding any payment or payments made or expenses incurred by any Guarantor pursuant to this Agreement, the rights of such a Guarantor

(a)           against each Borrower (other than such Guarantor) in respect of any and all rights of reimbursement, indemnification and subrogation with respect to the Guaranties or any other guaranty of the Credit Documents of any nature,

5

(b)           against each Borrower (other than such Guarantor), any other Guarantor or any other party hereto in respect of any and all present and future debts and obligations of such party under this Agreement to such Guarantor, and

(c)           against each Borrower (other than such Guarantor), at any time when an Event of Default shall have occurred and be continuing, in respect of any and all other present and future debts and obligations of each Borrower to such Guarantor,

(including any right of subrogation, reimbursement, exoneration or indemnification) are hereby postponed in favor of and subordinated to (i) the payment in full in cash of all of the obligations of each Obligor owing to all of the Lender Parties under or with respect to the Credit Documents and (ii) the termination of all the Commitments.  If any amount shall be paid to any of the Guarantors with respect to any of the foregoing rights prior to the occurrence of the events described in clauses (i) and (ii) of the preceding sentence, such amount shall be deemed to have been paid to each such Guarantor for the benefit of, and held in trust by each such Guarantor in the name and for the account of the Lender Parties and, in addition, shall forthwith be paid to the Administrative Agent for the account of the Lender Parties to be credited and applied against the obligations of such Guarantor pursuant to its Guaranty if then matured or forthwith be repaid to the relevant Borrower if such obligations are then unmatured.

2.8           Liability under the Documents.  The provisions of this Agreement shall in no way limit or otherwise affect the liability of any of the Borrowers for Credit Extensions made pursuant to any of the Credit Documents.

ARTICLE III -REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Guarantors.  Each of the parties hereto hereby represents and warrants to each of the other parties hereto as follows and acknowledges that each of the other parties is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)           it has not ceased to pay its creditors, nor has its bank credit been disrupted or suspended, nor is it in any other condition relevant to the determination of bankruptcy under the laws of bankruptcy applicable to it; no acts or proceedings have been taken by or against it in connection with, it has not received any notice in respect of, and it is not in the course of liquidation, winding-up, dissolution, bankruptcy or reorganization; and

(b)           this Agreement has been validly authorized, executed and delivered by it and is a valid and legally binding obligation of it enforceable against it in accordance with its terms.

3.2           Representation and Warranty of Micro.  Micro hereby represents and warrants to each of the other parties hereto that it believes, as a result of its independent analysis and negotiations with the Lender Parties, that application of the Group’s creditworthiness by means of the incorporation of guarantees of the Guarantors results in a credit structure that enhances the creditworthiness of the Group and permits financing to be raised on terms and conditions more favorable than otherwise possible.  Micro acknowledges that each of the other parties hereto is

6

relying upon the foregoing representation and warranty in connection with the matters contemplated by this Agreement.

ARTICLE IV -GENERAL

4.1           Term and Termination.  This Agreement shall come into force and effect as of the date hereof and shall continue in force so long as (a) any party hereto shall have any outstanding obligation with respect to the obligations guaranteed by the Guaranties and (b) the Commitments have not been fully terminated.

4.2           Further Assurances.  Each of the parties hereto shall do all such acts and execute and deliver all such documents or instruments as may reasonably be requested by any of the other parties hereto or their respective counsel as may be necessary or desirable to complete the transactions contemplated by this Agreement and to carry out its provisions.

4.3           Amendment.  This Agreement may not be modified or amended except by an instrument in writing signed by all of the parties hereto or their respective successors or permitted assigns.  Notwithstanding the foregoing sentence, the parties agree that if any Person within the Group that is not a party hereto hereafter becomes a Guarantor pursuant to the terms of the Credit Agreement (a “Subsequent Guarantor”), each of the parties hereto covenants to cause such Subsequent Guarantor to do all such acts and execute and deliver all such documents or instruments as may be reasonably necessary or desirable so that such Subsequent Guarantor becomes a party to this Agreement and becomes bound by the terms hereof.  If at any time any Guarantor shall cease to be a Guarantor during the continuation in force of this Agreement, the obligations of such party under this Agreement shall thereupon cease.

4.4           Assignment Restricted.  No party may assign this Agreement to any other Person without the prior written consent of each of the other parties hereto.

4.5           Counterparts.  This Agreement may be executed in counterparts, and may be executed in any number of additional counterparts by any one or more of the parties bound hereby.  A counterpart shall be deemed to be an original and such counterparts shall together constitute the same agreement.  Each party hereto shall receive a fully executed original of this Agreement.

4.6           Scope.  This Agreement shall be for the benefit of the parties hereto and the Lender Parties (including the successors and assigns) and binding upon the parties hereto and their respective successors and permitted assigns.

7

INGRAM MICRO INC.		INGRAM MICRO COORDINATION CENTER B.V.B.A.

By:		By:
	Name:		Name:
	Title:		Title:

INGRAM MICRO ASIA HOLDINGS INC.		INGRAM MICRO MANAGEMENT COMPANY

By:		By:
	Name:		Name:
	Title:		Title:

INGRAM MICRO SB INC.

By:
Name:
Title:

8

EXHIBIT H

MICRO GUARANTY

Pursuant to THIS GUARANTY (this “Guaranty”), dated as of __________, 2011, INGRAM MICRO INC., a Delaware corporation (the “Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees as primary obligor and not as a surety merely, to each Lender Party (as defined below), without offset or deduction, (a) the full and punctual payment when due of all amounts payable by Ingram Micro Coordination Center B.V.B.A., a company organized and existing under the laws of The Kingdom of Belgium (“Coordination Center”) and each Acceding Borrower (as defined in the Credit Agreement described below) that shall become a party to the Credit Agreement described below pursuant to an Accession Request and Acknowledgment (as defined in the Credit Agreement described below) duly acknowledged on behalf of the Guarantor (Coordination Center being, with any such Acceding Borrower, the “Other Borrowers”), under or in connection with the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”; unless otherwise defined herein all capitalized terms used herein without definition have the meanings provided for in the Credit Agreement) dated as of the date hereof, among the Guarantor and Coordination Center as the Initial Borrowers, certain financial institutions (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Loan as permitted by Section 5.6 of the Credit Agreement, collectively, the “Lenders”), The Bank of Nova Scotia, as Administrative Agent (in that capacity the “Administrative Agent”) for the Lenders and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as Co-Syndication Agents (the “Co-Syndication Agents”) for the Lenders (the Lenders, the Administrative Agent, the Co-Syndication Agents, and those arrangers being, collectively, the “Lender Parties”) and the other Loan Documents, including, without limitation, all principal, interest, premiums, fees and expenses payable by the Other Borrowers thereunder and all reasonable expenses incurred by any Lender Party in enforcing any rights under the Credit Agreement, the Notes (if any), and the other Loan Documents (including this Guaranty) and (b) the full performance and observance of all of the covenants, conditions and agreements provided in the Credit Agreement and each other Loan Document required to be performed or observed by the Other Borrowers (all of the foregoing guaranteed obligations being the “Guaranteed Obligations”).

In the case of a failure of any Other Borrower punctually to make any payment of principal of or interest or premium on any Credit Extension or any Note, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, on a prepayment date, by declaration of acceleration, or otherwise, as if such payment were made by that Other Borrower.  This Guaranty constitutes a guaranty of payment and not a guaranty of collection.  The obligations and agreements of the Guarantor hereunder shall be performed and observed without requiring any notice of non-payment, non-performance or non-observance, or any proof thereof or demand therefor, all of which the Guarantor hereby expressly waives.

The Guarantor and the Other Borrowers are engaged as an integrated group in diversified operations including wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling, distribution and service activities.  This integrated operation requires financing on such basis that credit supplied to the Guarantor and the Other Borrowers be made available from time to time to the other Subsidiaries of the Guarantor, separately, and as an integrated operation as a whole.  To induce the Lender Parties to enter into the Credit Agreement and make Credit Extensions pursuant thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee, on the terms and conditions set forth herein, the obligations of the Other Borrowers under the Credit Agreement, the Notes (if any), and each other Loan Document, and the Guarantor expects to derive benefit, directly or indirectly, from the Credit Extensions made to any Other Borrower from time to time.

SECTION 1.          Consents and Waivers by Guarantor.  1) This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of the Credit Agreement, any Note, any other Loan Document or any other agreement or instrument relating thereto (the foregoing agreements, documents and instruments being, collectively, the “Credit Documents”), or the rights or obligations of any Obligor under or with respect to any of the Credit Documents.  The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)           any lack of validity or enforceability of any Obligor’s obligations under or with respect to any Credit Document;

(ii)           any change, whether or not agreed to by the Lender Parties, in the time, manner or place of payment of, or in any other term of, all or any of the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of provisions of any of the Credit Documents;

(iii)          the lack of power or authority of any of the Obligors to execute and deliver any of the Credit Documents, any set-off or counterclaim which may at any time be available to or asserted by any Obligor against any Lender Party with respect to such Obligor’s obligations under any of the Credit Documents; the existence or continuance of any Obligor as a legal entity; the consolidation or merger of any Obligor with or into any other corporation, or the sale, lease or other disposition by any Obligor of all or substantially all of its assets to any other business entity, whether or not effected in compliance with the provisions of the Credit Agreement; or the bankruptcy or insolvency of any Obligor, the admission in writing by any Obligor of its inability to pay its debts as they mature, or the making by any Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors;

(iv)          any act, failure to act, delay or omission whatsoever on the part of any Lender Party, including, without limitation, any failure to demand, delay in demanding

2

or rescission of a demand for any payment under any of the Credit Documents or any failure to give to any Obligor (including the Guarantor) notice of default in the making of any payment due and payable under any of the Credit Documents or performance of any covenant, condition or agreement contained in any of the Credit Documents or any action taken by any Lender Party in the exercise, either in whole or in part, of any right or power conferred by any of the Credit Documents or the failure, delay or omission by any Lender Party to exercise any such right or power;

(v)           except in each case by a written amendment, waiver, consent, release, or termination executed and delivered by the Administrative Agent or other appropriate Lender Party pursuant to Section 7(b) of this Guaranty, Section 11.1(b) of the Credit Agreement, or both, as applicable, any invalidation of any of the obligations of the Guarantor hereunder or the repudiation of this Guaranty by the Guarantor, whether or not under color of right, or any act, failure to act, delay or omission whatsoever on the part of any Lender Party with respect to the Guarantor’s obligations hereunder, including, without limitation, any termination of the obligations of the Guarantor hereunder, any amendment, compromise or waiver of or any consent or departure from the terms or provisions of this Guaranty with respect to the Guarantor or any release of the Guarantor from liability hereunder;

(vi)         except in each case by a written amendment, waiver, consent, release, or termination executed and delivered by the Administrative Agent or other appropriate Lender Party pursuant to Section 7(b) of this Guaranty, Section 11.1(b) of the Credit Agreement, or both, as applicable, any release, discharge, modification or exchange of any property pledged or mortgaged or in which a security interest has been granted as collateral for the Guaranteed Obligations, or any amendment or termination of or consent or waiver under any agreement or instrument now or hereafter providing for granting, pledging, mortgaging or conveying collateral for the Guaranteed Obligations; and

(vii)        any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Other Borrowers or any other Obligor;

it being the purpose and intent of this Guaranty that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete performance of all of the Guaranteed Obligations.

(b)           The Guarantor agrees that it is directly and primarily liable to the Lender Parties, that the obligations hereunder are independent of the obligations of each Other Borrower and any other Obligor, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether or not an action is brought against any Other Borrower or any other Obligor, or whether any Other Borrower or any other Obligor is joined in any such action or actions.  The Guarantor agrees that any releases which may be given by the Lender Parties to any Other Borrower or any other Obligor or endorser shall not release it from this Guaranty.

(c)           The Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption law or laws now in effect or hereafter enacted, and also waives

3

promptness, diligence, notice of acceptance, default, dishonor, non-payment, non-performance or any other notice to or upon any Other Borrower or the Guarantor.

SECTION 2.          No Subrogation.

(a)           Any and all present and future debts and obligations of each Other Borrower to the Guarantor, including rights of reimbursement and subrogation, are hereby postponed in favor of and subordinated to the payment in full in cash of all of the Guaranteed Obligations and termination of all the Commitments; provided that the payment of such present and future debts other than those due by virtue of rights of reimbursement and subrogation with respect to this Guaranty shall be so postponed and subordinated only if an Event of Default shall have occurred and be continuing.

(b)           Notwithstanding any payment or payments made or expenses incurred by the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated, in whole or in part, to the rights of the Lender Parties against any Other Borrower under the Credit Documents until the Guaranteed Obligations shall have been paid in cash in full and the Commitments shall have terminated.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties and, in addition, shall forthwith be paid to the Administrative Agent for the account of the Lender Parties to be credited and applied upon the Guaranteed Obligations if then matured or forthwith be repaid to the relevant Other Borrower if such obligations are then unmatured.  The Guarantor hereby agrees that, as between itself on the one hand and the Lender Parties on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration as against any Other Borrowers and that, in the event of any such declaration, the Guaranteed Obligations (whether or not then due and payable by any Other Borrowers) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

SECTION 3.          Reinstatement of Guaranty.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Lender Party upon the insolvency, bankruptcy or reorganization of any Other Borrower, the Guarantor or any other Obligor or otherwise, all as though such payment had not been made.

SECTION 4.          Rights of Contribution.  The Guarantor and each other Person providing a Guaranty pursuant to the Credit Agreement from time to time (collectively, the “Group Guarantors”), hereby agree, as among themselves and for the benefit of each of them, that if any Guarantor (in such capacity, an “Excess Funding Guarantor”) shall make any payment in respect of any of the Guaranteed Obligations hereunder (a “Guarantee Payment”) as a result of which such Excess Funding Guarantor shall have paid more than its Pro Rata Share (as defined below) of the Guaranteed Obligations, each other Group Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Group Guarantor’s Pro Rata Share of such Guarantee Payment.  The payment obligation of any Group Guarantor to any Excess Funding Guarantor under this Section 4 shall be subordinate and subject to the prior payment in full in cash of the Guaranteed Obligations (in favor of the Lender Parties) and termination of all the Commitments

4

and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until all of the foregoing shall have occurred.  For the purposes hereof, “Pro Rata Share” shall mean, for any Group Guarantor, the ratio (expressed as a percentage and determined as of the date of the most recent financial statements provided to the Lender Parties pursuant to clause (a) or (b) of Section 8.1.1. of the Credit Agreement) of (a) the sum of the unconsolidated stockholders equity of such Group Guarantor plus the net amount (if greater than zero) of any obligations owed by such Group Guarantor to all the Borrowers to (b) the sum of the unconsolidated stockholders equity of all the Group Guarantors plus the net amount (if greater than zero) of any obligations owed by all the Group Guarantors to all the Borrowers (it being understood and agreed that, in the case of any Group Guarantor that is also a Borrower, such Group Guarantor shall not be considered to owe any obligation to itself in its capacity as such Borrower).

SECTION 5.          Assignment; Successors.  This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns.  This Guaranty shall inure to the benefit of each Lender Party and its successors and assigns and shall be considered to be assigned upon the assignment or transfer by any Lender Party of its Notes (if any) and other rights and obligations under the Credit Agreement and other Loan Documents without requiring any act of or consent or acknowledgment from the Guarantor.  In furtherance of the foregoing, the Guarantor shall execute and deliver to any assignee or transferee of any Lender Party such additional counterparts of this Guaranty as any such Lender Party may request in writing at any time and from time to time.

SECTION 6.          Governing Law; Submission to Jurisdiction.  THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND ITS PROVISIONS CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR PURSUANT TO THIS GUARANTY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION AND AGREES TO THE SERVICE OF ANY AND ALL PROCESS IN SUCH LITIGATION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE GUARANTOR AT ITS ADDRESS SPECIFIED ON THE GUARANTOR’S SIGNATURE PAGE TO THE CREDIT AGREEMENT, IN EACH CASE MARKED FOR THE ATTENTION OF GENERAL COUNSEL, INGRAM MICRO INC., OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF

5

NEW YORK IN THE MANNER PERMITTED BY THE LAWS OF EACH SUCH STATE.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 7.          Miscellaneous Provisions.

(a)           This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Section 5.11 and Article XI thereof.

(b)           No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent on behalf of the Lender Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           All notices and other communications provided to any party hereto shall be made in the manner, and subject to the provisions set forth in Section 11.2 of the Credit Agreement.

(d)           Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

(e)           In addition to, and not in limitation of, any rights of any Lender Party under applicable law, each Lender Party shall, upon the occurrence and during the continuance of any Default described in any of clauses (a) through (d) of Section 9.1.8. of the Credit Agreement (after providing notice to the Guarantor with respect thereto) or any Event of Default, have the right, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), credits, accounts or moneys of the Guarantor to the payment of the obligations of the Guarantor that are at such time due and owing to it hereunder, irrespective of whether or not such Lender Party shall have made any demand under any Loan Document.

(f)           Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent

6

of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 8.          Waiver of Jury Trial.  THE LENDER PARTIES AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS GUARANTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT AND MAKING CREDIT EXTENSIONS THEREUNDER.

SECTION 9.          Acknowledgment and Agreement of Other Guarantors.  By executing the acknowledgment to this Guaranty, each of the other Group Guarantors agrees to be fully bound by the terms of Section 4.

[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) TO FOLLOW.]

7

IN WITNESS WHEREOF, the undersigned corporation has caused this Guaranty to be executed on its behalf as of the date above written by one of its officers duly authorized thereunto.

INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States of America

By:
Name:
Title:

8

EXHIBIT I

ADDITIONAL GUARANTY

Pursuant to THIS GUARANTY (the “Guaranty”), dated as of __________, 2011, [INSERT NAME OF ADDITIONAL GUARANTOR], a ____________ (the “Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not as surety merely, to each Lender Party (as defined below), without offset or deduction, (a) the full and punctual payment when due of all amounts payable by Ingram Micro Inc., a corporation organized and existing under the laws of the State of Delaware (“Micro”) and Ingram Micro Coordination Center, B.V.B.A., a company organized and existing under the laws of The Kingdom of Belgium (“Coordination Center”, and, together with Micro, the “Initial Borrowers”), under or in connection with the Credit Agreement (together with all amendments and other modifications, if any, from time to time made thereto, the “Credit Agreement”; unless otherwise defined herein all capitalized terms used herein without definition have the meanings provided for in the Credit Agreement) dated as of the date hereof, among Micro and Coordination Center, as the Initial Borrowers, certain financial institutions (together with their respective successors and permitted assigns and any branch or affiliate of a financial institution funding a Loan as permitted by Section 5.6 of the Credit Agreement, collectively, the “Lenders”), The Bank of Nova Scotia, as administrative agent (in such capacity the “Administrative Agent”) for the Lenders and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as co-syndication agents (the “Co-Syndication Agents”) for the Lenders (hereinafter, the Lenders, the Administrative Agent, the Co-Syndication Agents, and those arrangers being, collectively, the “Lender Parties”) and the other Loan Documents, including, without limitation, all principal, interest, premiums, fees and expenses payable by the Borrowers thereunder and all reasonable expenses incurred by any Lender Party in enforcing any rights under the Credit Agreement, the Notes (if any), and the other Loan Documents (including this Guaranty) and (b) the full performance and observance of all of the covenants, conditions and agreements provided in the Credit Agreement and each other Loan Document required to be performed or observed by each Borrower (all of the foregoing guaranteed obligations being the “Guaranteed Obligations”).

In the case of a failure of any Borrower punctually to make any payment of principal of or interest or premium on any Credit Extension or any Note, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, on a prepayment date, by declaration of acceleration, or otherwise, as if such payment were made by such Borrower.  This Guaranty constitutes a guaranty of payment and not a guaranty of collection.  The obligations and agreements of the Guarantor hereunder shall be performed and observed without requiring any notice of non-payment, non-performance or non-observance, or any proof thereof or demand therefor, all of which the Guarantor hereby expressly waives.

The Borrowers and the Guarantor are engaged as an integrated group in diversified operations including wholesale distribution of microcomputer software and hardware products, multimedia products, customer financing, assembly and configuration and other related wholesaling, distribution and service activities.  This integrated operation requires financing on such a basis that credit supplied to Micro and the other Borrowers be made available from time to time to the Guarantor, as required for the continued successful operation of each Borrower and the Guarantor, separately, and the integrated operation as a whole.  In accordance with the terms of the Credit Agreement, and to further induce the Lender Parties to continue making Credit Extensions pursuant thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee, on the terms and conditions set forth herein, the obligations of the Borrowers under the Credit Agreement, the Notes (if any) and each other Loan Document, and the Guarantor expects to derive benefit, directly or indirectly, from the Credit Extensions made to the Borrowers from time to time.

Notwithstanding the foregoing, the obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law of any State of the United States.

SECTION 1.                      Consents and Waivers by Guarantor.  i) This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of the Credit Agreement, any Note, any other Loan Document or any other agreement or instrument relating thereto (the foregoing agreements, documents and instruments being, collectively, the “Credit Documents”), or the rights or obligations of any Obligor under or with respect to any of the Credit Documents.  The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)           any lack of validity or enforceability of any Obligor’s obligations under or with respect to any Credit Document;

(ii)           any change, whether or not agreed to by the Lender Parties, in the time, manner or place of payment of, or in any other term of, all or any of the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms or provisions of any of the Credit Documents;

(iii)          the lack of power or authority of any of the Obligors to execute and deliver any of the Credit Documents, any set-off or counterclaim which may at any time be available to or asserted by any Obligor against any Lender Party with respect to such Obligor’s obligations under any of the Credit Documents; the existence or continuance of any Obligor as a legal entity; the consolidation or merger of any Obligor with or into any other corporation, or the sale, lease or other disposition by any Obligor of all or substantially all of its assets to any other business entity, whether or not effected in compliance with the provisions of the Credit Agreement; or the bankruptcy or insolvency of any Obligor, the admission in writing by any Obligor of its inability to pay its debts as they mature, or the making by any Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors;

2

(iv)         any act, failure to act, delay or omission whatsoever on the part of any Lender Party, including, without limitation, any failure to demand, delay in demanding or rescission of a demand for any payment under any of the Credit Documents or any failure to give to any Obligor (including the Guarantor) notice of default in the making of any payment due and payable under any of the Credit Documents or performance of any covenant, condition or agreement contained in any of the Credit Documents or any action taken by any Lender Party in the exercise, either in whole or in part, of any right or power conferred by any of the Credit Documents or the failure, delay or omission by any Lender Party to exercise any such right or power;

(v)           except in each case by a written amendment, waiver, consent, release, or termination executed and delivered by the Administrative Agent or other appropriate Lender Party pursuant to Section 8(b) of this Guaranty, Section 11.1(b) of the Credit Agreement, or both, as applicable, any invalidation of any of the obligations of the Guarantor hereunder or the repudiation of this Guaranty by the Guarantor, whether or not under color of right, or any act, failure to act, delay or omission whatsoever on the part of any Lender Party with respect to the Guarantor’s obligations hereunder, including, without limitation, any termination of the obligations of the Guarantor hereunder, any amendment, compromise or waiver of or any consent or departure from the terms or provisions of this Guaranty with respect to the Guarantor or any release of the Guarantor from liability hereunder;

(vi)         except in each case by a written amendment, waiver, consent, release, or termination executed and delivered by the Administrative Agent or other appropriate Lender Party pursuant to Section 8(b) of this Guaranty, Section 11.1(b) of the Credit Agreement, or both, as applicable, any release, discharge, modifications or exchange of any property pledged or mortgaged or in which a security interest has been granted as collateral for the Guaranteed Obligations, or any amendment or termination of or consent or waiver under any agreement or instrument now or hereafter providing for granting, pledging, mortgaging or conveying collateral for the Guaranteed Obligations; and

(vii)         any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers or any other Obligor;

it being the purpose and intent of this Guaranty that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete performance of all of the Guaranteed Obligations.

(b)           The Guarantor agrees that it is directly and primarily and jointly and severally liable to the Lender Parties, that the obligations hereunder are independent of the obligations of each Borrower and any other Obligor, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether or not an action is brought against any Borrower or any other Obligor, or whether any Borrower or any other Obligor is joined in any such action or actions.  The Guarantor agrees that any releases which may be given by the Lender Parties to any Borrower or any

3

other Obligor or endorser shall not release it from this Guaranty.

(c)           The Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption law or laws now in effect or hereafter enacted, and also waives promptness, diligence, notice of acceptance, default, dishonor, non-payment, non-performance or any other notice to or upon any Borrower or the Guarantor.

SECTION 2.          No Subrogation.  ii) Any and all present and future debts and obligations of each Borrower to the Guarantor, including rights of reimbursement and subrogation, are hereby postponed in favor of and subordinated to the payment in full in cash of all of the Guaranteed Obligations and termination of all the Commitments; provided, however, that the payment of such present and future debts other than those due by virtue of rights of reimbursement and subrogation with respect to this Guaranty shall be so postponed and subordinated only if an Event of Default shall have occurred and be continuing.

(b)           Notwithstanding any payment or payments made or expenses incurred by the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated, in whole or in part, to the rights of the Lender Parties against the Borrowers under the Credit Documents until the Guaranteed Obligations shall have been paid in cash in full and the Commitments have terminated.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties and, in addition, shall forthwith be paid to the Administrative Agent for the account of the Lender Parties to be credited and applied upon the Guaranteed Obligations if then matured or forthwith be repaid to the relevant Borrower if such obligations are then unmatured.  The Guarantor hereby agrees that, as between the Guarantor on the one hand and the Lender Parties on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration as against any of the Borrowers and that, in the event of any such declaration, the Guaranteed Obligations (whether or not then due and payable by any of the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

SECTION 3.          Reinstatement of Guaranty.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Lender Party upon the insolvency, bankruptcy or reorganization of any Borrower the Guarantor or any other Obligor (including the Guarantor) or otherwise, all as though such payment had not been made.

SECTION 4.          Representations and Warranties.  The Guarantor hereby makes to the Lender Parties the following representations, warranties and agreements as to itself:

4

SECTION 4.01  Organization, etc.  The Guarantor is a __________ validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify and to maintain such good standing, singularly or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Guaranty and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, excluding any such government licenses, permits or other approvals in respect of which the failure to so obtain, hold or maintain has not caused, and would not reasonably be expected to result in, a Material Adverse Effect.

SECTION 4.02  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor’s corporate (or other) powers, have been duly authorized by all necessary corporate action, and do not

(a)           contravene the Guarantor’s Organic Documents;

(b)           contravene any law or governmental regulation or court decree or order binding on or affecting the Guarantor; or

(c)           result in, or require the creation or imposition of, any Lien on any of the Guarantor’s properties.

SECTION 4.03  No Default.  The Guarantor is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or in any indenture, loan agreement, or other agreement, in connection with or as a result of which default there exists a reasonable possibility that a Material Adverse Effect could arise.  The execution, delivery and performance by the Guarantor of this Guaranty will not conflict with, or constitute a breach of, or a default under, any such bond, debenture, note, indenture, loan agreement or other agreement to which the Guarantor is a party or by which it is bound, in connection with or as a result of which conflict, breach of default there exists a reasonable possibility that a Material Adverse Effect could arise.

SECTION 4.04  Government Approval, Regulation, etc.  No action by, and no notice to or filing with, any governmental authority or regulatory body or other Person and no payment of any stamp or similar tax, is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

SECTION 4.05  Validity, etc.  This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

SECTION 4.06  Litigation, Labor Controversies, etc.  Except as disclosed in Item 7.8 (Litigation) of the Disclosure Schedule to the Credit Agreement, there is no pending or, to the knowledge of the Guarantor, threatened litigation, action, proceeding or labor controversy

5

affecting any Guarantor, or any of its respective properties, businesses, assets or revenues, in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect or that would affect the legality, validity or enforceability of this Guaranty.

SECTION 4.07  Taxes.  The Guarantor has filed all material tax returns and reports it reasonably believes are required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except as disclosed in Item 7.11 (Taxes) of the Disclosure Schedule to the Credit Agreement and except for any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 5.          Rights of Contribution.  The Guarantor and each other Person providing a Guaranty pursuant to the Credit Agreement from time to time, including those Persons executing the Acknowledgment to this Guaranty (collectively, the “Group Guarantors”), hereby agree, as among themselves and for the benefit of each of them, that if any Group Guarantor (in such capacity an “Excess Funding Guarantor”) shall make any payment in respect of any of the Guaranteed Obligations hereunder (a “Guarantee Payment”) as a result of which such Excess Funding Guarantor shall have paid more than its Pro Rata Share (as defined below) of the Guaranteed Obligations, each other Group Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Group Guarantor’s Pro Rata Share of such Guarantee Payment.  The payment obligation of any Share of such Guarantee Payment.  The payment obligation of any Group Guarantor to any Excess Funding Guarantor under this Section 5 shall be subordinate and subject to the prior payment in full in cash of the Guaranteed Obligations (in favor of the Lender Parties) and termination of all the Commitments and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until all of the foregoing shall have occurred.  For the purposes hereof, “Pro Rata Share” shall mean, for any Group Guarantor, the ratio (expressed as a percentage and determined as of the date of the most recent financial statements provided to the Lender Parties pursuant to clause (a) or (b) of Section 8.1.1 of the Credit Agreement) of (a) the sum of the unconsolidated stockholders equity of such Group Guarantor plus the net amount (if greater than zero) of any obligations owed by such Group Guarantor to all the Borrowers to (b) the sum of the unconsolidated stockholders equity of all the Group Guarantors plus the net amount (if greater than zero) of any obligations owed by all the Group Guarantors to all the Borrowers (it being understood and agreed that, in the case of any Group Guarantor that is also a Borrower, such Group Guarantor shall not be considered to owe any obligation to itself in its capacity as such Borrower).

SECTION 6.          Assignment; Successors.  This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns.  This Guaranty shall inure to the benefit of each Lender Party and its successors and assigns and shall be considered to be assigned upon the assignment or transfer by any Lender Party of its Notes and other rights and obligations under the Credit Agreement and other Loan Documents without requiring any act of or consent or acknowledgment from the Guarantor.  In furtherance of the foregoing, the Guarantor shall execute and deliver to any assignee or transferee of any Lender Party such additional counterparts of this Guaranty as any such Lender Party may request in writing at any time and from time to time.

6

SECTION 7.          Governing Law; Submission to Jurisdiction.  THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND ITS PROVISIONS CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTORS PURSUANT TO THIS GUARANTY MAY BE BROUGHT AND MAINTAINED, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN SUCH LITIGATION BY THE MAILING OF COPIES OF SUCH PROCESS TO THE GUARANTOR AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 8(C) HEREOF, IN EACH CASE MARKED FOR THE ATTENTION OF GENERAL COUNSEL, INGRAM MICRO INC., OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK IN THE MANNER PERMITTED BY THE LAWS OF EACH SUCH STATE.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 8.          Miscellaneous Provisions.

(a)           This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Section 5.11 and Article XI thereof.

(b)           No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent on behalf of the Lender

7

Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           All notices and other communications provided to any party hereto shall be made, (i) if to the Guarantor, at its address or facsimile number set forth below its signature line hereto or at such other address or facsimile number as the Guarantor may designate to the other parties hereto and the Lender Parties from time to time, and each such notice or communication shall be subject to the other provisions set forth in Section 11.2 of the Credit Agreement or (ii) if to any Borrower, in the manner, and subject to the provisions set forth in Section 11.2 of the Credit Agreement.

(d)           Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

(e)           In addition to, and not in limitation of, any rights of any Lender Party under applicable law, each Lender Party shall, upon the occurrence and during the continuance of any Default described in any of clauses (a) through (d) of Section 9.1.8 of the Credit Agreement (after providing notice to the Guarantor with respect thereto) or any Event of Default, have the right, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), credits, accounts or moneys of the Guarantor to the payment of the obligations of the Guarantor then due and owing to it hereunder, irrespective of whether or not such Lender Party shall have made any demand under any Loan Document.

(f)           Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

(g)           Any Person required to become a party to this Guaranty from and after the Effective Date pursuant to Section 8.1.8 of the Credit Agreement may do so by executing a signed counterpart of this Guaranty on terms satisfactory to the Administrative Agent.

SECTION 9.          Waiver of Jury Trial.  THE LENDER PARTIES AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTORS.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS GUARANTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND MAKING CREDIT EXTENSIONS THEREUNDER.

8

SECTION 10.        Acknowledgment and Agreement of Other Guarantors.  By executing the acknowledgment to this Guaranty each of the other Group Guarantors agrees to be fully bound by the terms of Section 5.

[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) TO FOLLOW.]

9

IN WITNESS WHEREOF, each undersigned corporation has caused this Guaranty to be executed on its respective behalf as of the date above written by one of its officers duly authorized thereunto.

[NAME OF ADDITIONAL GUARANTOR] [ADDRESS FOR NOTICES]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO THE TERMS OF SECTION 5:

INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States of America		[NAME OF OTHER GUARANTOR], a __________ organized and existing under the laws of __________

By		By
	Name: Title:		Name: Title:

[INSERT BLOCKS FOR ANY ADDITIONAL GUARANTORS.]

10

EXHIBIT J

LENDER ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swing line loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1   For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3  Select as appropriate.
4  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrowers:	Ingram Micro Inc. and Ingram Micro Coordination Center B.V.B.A.

4.	Administrative Agent:	The Bank of Nova Scotia, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The $750,000,000 Credit Agreement dated as of _________, 2011 among Ingram Micro Inc., Ingram Micro Coordination Center B.V.B.A., the Lenders parties thereto, The Bank of Nova Scotia, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Facility Assigned7	Aggregate Amount of Commitment/Loans for all Lenders8	Amount of Commitment/Loans Assigned8	Percentage Assigned of Commitment/ Loans9	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.	Trade Date:	_____________________]10

[Page break]

5  List each Assignor, as appropriate.
6  List each Assignee, as appropriate.
7  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
8  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]11
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNOR[S]12
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]13 Accepted:

THE BANK OF NOVA SCOTIA, as
Administrative Agent

By: ___________________________________________________
   Title:

11   Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3

[Consented to:]314

INGRAM MICRO INC.

By: ____________________________________________________
   Title:

14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

4

ANNEX 1

$750,000,000
CREDIT AGREEMENT
INGRAM MICRO INC.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1           Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.11.1(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.11.1(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT K

OPINION OF THE SENIOR CORPORATE COUNSEL OF MICRO

EXHIBIT L

OPINION OF SPECIAL NEW YORK COUNSEL TO MICRO

EXHIBIT M

OPINION OF SPECIAL BELGIAN COUNSEL TO COORDINATION CENTER

EXHIBIT N

ACCESSION REQUEST AND ACKNOWLEDGMENT

Dated _______________, ____

The Bank of Nova Scotia,
as Administrative Agent
Suite 1800
650 West Georgia
Vancouver, BC, Canada
V6B-4N7
Attn: ____________________

This Accession Request and Acknowledgment is delivered to you pursuant to Section 6.3.2 of the Credit Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “Credit Agreement”) dated as of _________, 2011, among Ingram Micro Inc. (a corporation organized and existing under the laws of the State of Delaware, United States) and Ingram Micro Coordination Center, B.V.B.A. (a company organized and existing under the laws of The Kingdom of Belgium), as the Initial Borrowers, certain Lenders, The Bank of Nova Scotia, as the Administrative Agent for the Lenders and Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland PLC and Union Bank, N.A., as Co-Syndication Agents for the Lenders.  Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Accession Request and Acknowledgment.

The undersigned desires to become a Borrower and an Obligor under the Credit Agreement and requests that the Administrative Agent acknowledge that, as of the date of this Accession Request and Acknowledgment, each of the conditions precedent to accession in Section 6.3 of the Credit Agreement have been satisfied and that ____________________ (the “Acceding Borrower”) has acceded to the rights and obligations of an Obligor and a Borrower under the Credit Agreement as though originally a signatory and party to it.

The Acceding Borrower hereby advises the Administrative Agent that its address for notices under the Credit Agreement is:

The Acceding Borrower has caused this Accession Request and Acknowledgment to be duly executed and delivered by its duly Authorized Persons as of the date first stated above.

__________________, as the Acceding Borrower

By:
Name:
Title:

The foregoing is accepted and agreed to in all respects as of the _________________, ____.

THE BANK OF NOVA SCOTIA, as the Administrative Agent		INGRAM MICRO INC., a corporation organized and existing under the laws of the State of Delaware, United States, as a Guarantor

By:		By:
	Name:		Name:
	Title:		Title:

NAME OF ADDITIONAL GUARANTOR], a _______ organized and existing under the laws of _______, as a Guarantor

By:
Name:
Title: